SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x]
Filed by a Party other than the Registrant [_]

Check the appropriate box:
[_]  Preliminary Proxy Statement                  [_] Soliciting Material Under Rule
[_]  Confidential, For Use of the                        14a-12
       Commission Only (as permitted
       by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[_]  Definitive Additional Materials

THE CLOROX COMPANY
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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The Clorox Company

Notice of 2006 Annual Meeting, Proxy Statement
and Annual Financial Statements

Annual Meeting of Stockholders
November 15, 2006

THE CLOROX COMPANY

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON NOVEMBER 15, 2006

The Annual Meeting of Stockholders of The Clorox Company, a Delaware corporation (the “Company”), will be held at 9:00 a.m. Pacific time on Wednesday, November 15, 2006, at the offices of the Company, 1221 Broadway; Oakland, CA 94612-1888, for the following purposes:

1.	To elect a board of 10 directors to hold office until the next annual election of directors;

2.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2007; and

3.	To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

The board of directors has fixed the close of business on September 19, 2006, as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. A list of such stockholders will be available at the Annual Meeting and, during the 10 days prior to the Annual Meeting, at the office of the Secretary of the Company at 1221 Broadway; Oakland, CA 94612-1888.

Only stockholders and persons holding proxies from stockholders may attend the Annual Meeting. If your shares are registered in your name, you should bring a form of identification to the Annual Meeting. If your shares are held in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or letter from that broker, trust, bank or nominee that confirms you are the beneficial owner of those shares.

A copy of the Company’s Annual Report for the fiscal year ended June 30, 2006 is included with this mailing.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, WE HOPE THAT YOU WILL READ THE ENCLOSED PROXY STATEMENT AND THE VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, AND THEN VOTE (1) BY COMPLETING, SIGNING, DATING AND MAILING THE PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE, OR (2) BY CALLING THE TOLL-FREE NUMBER LISTED ON THE PROXY CARD, OR (3) VIA THE INTERNET AS INDICATED ON THE PROXY CARD. THIS WILL NOT LIMIT YOUR RIGHT TO ATTEND OR VOTE AT THE ANNUAL MEETING.

By Order of the Board of Directors

Laura Stein,
Senior Vice President —
General Counsel & Secretary
October 4, 2006

THE CLOROX COMPANY
1221 Broadway
Oakland, CA 94612-1888

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of The Clorox Company, a Delaware corporation (“Clorox” or the “Company”), for use at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”), to be held at 9:00 a.m. Pacific time on November 15, 2006 at the above offices of the Company.

This proxy statement and the accompanying proxy are first being sent or given to stockholders on or about October 4, 2006. The costs of this proxy solicitation, including the preparation, assembly, printing and mailing of proxy materials, are borne by the Company.

INFORMATION ABOUT VOTING

Who Can Vote

The only voting securities of the Company are its shares of common stock (“Common Stock”), of which 151,569,422 shares were outstanding and entitled to vote at the close of business on September 19, 2006. Only stockholders of record at the close of business on September 19, 2006 are entitled to vote at the Annual Meeting. The holders of the Common Stock are entitled to one vote per share on each matter submitted to a vote of stockholders.

Voting Procedures

Stockholders can vote their shares in one of two ways: either by proxy or in person at the Annual Meeting by written ballot. Stockholders who chose to vote by proxy may do so by mail, via the Internet or by telephone. Each of these procedures is explained below. Even if you plan to attend the Annual Meeting, the board of directors recommends that you vote by proxy. In this way, your shares of Common Stock will be voted as directed if you are unable to attend the Annual Meeting.

Voting by Proxy

Because many stockholders cannot attend the Annual Meeting in person, it is necessary that a large number of stockholders be represented by proxy. By signing and returning the proxy card by mail according to the enclosed instructions or by following the procedures for voting via the Internet or by telephone, you will enable Donald R. Knauss, Daniel J. Heinrich and Laura Stein, each of whom is named on the proxy card as a “proxy holder,” to vote your shares at the Annual Meeting in the manner indicated. Now that the Company has adopted a Bylaw that provides for majority voting for directors, when you vote your proxy, you can specify whether your shares should be voted for or against each of the nominees for director identified in Proposal 1, or you can abstain from voting on the nominees for director. You can also specify whether you approve, disapprove or abstain from voting on Proposal 2, which is described in this proxy statement. If you submit the proxy card, but do not provide voting instructions, your shares will be voted as follows:

  FOR the election of the 10 nominees for director (Proposal 1); and

  FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2007 (Proposal 2).

Management of the Company is not aware of any matters other than those described in this proxy statement that may be presented for action at the Annual Meeting. If any other matters are properly presented at the Annual Meeting for consideration, the proxy holders will have discretion to vote for you on those matters.

Voting by Mail, via the Internet or by Telephone

If you hold your shares in your own name as a holder of record, you may vote your shares by mailing in a completed proxy card or by following the instructions for voting via the Internet or by telephone that are set forth on the proxy card. To vote by mailing a proxy card, sign and return the proxy card in the enclosed postage prepaid and addressed envelope, and your shares will be voted at the Annual Meeting in the manner you direct. The Internet and telephone voting procedures are designed to authenticate each stockholder’s identity and to allow stockholders to vote their shares and confirm that their voting instructions have been properly recorded. If you vote via the Internet or telephone, you do not need to return your proxy card.

If your shares are registered in the name of a bank or brokerage firm, you will receive instructions from your holder of record that must be followed in order for the record holder to vote the shares in accordance with your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions over the telephone or via the Internet. If telephone or Internet voting is unavailable from your bank or brokerage firm, please complete and return the enclosed voting instruction card in the addressed, postage-paid envelope provided.

Voting at the Annual Meeting

If you wish to attend the Annual Meeting and vote in person, you may vote by written ballot at the Annual Meeting. If your shares are held in the name of a bank or brokerage firm, you must bring a proxy executed in your favor from that bank or brokerage firm in order to vote at the Annual Meeting. If you vote by proxy and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you wish to change your vote.

Revocation of Proxies

You may revoke your proxy at any time before it is exercised at the Annual Meeting by taking any of the following actions:

  submitting written notice of revocation to the Secretary of the Company;

  submitting another proxy with a later date; or

  voting in person at the Annual Meeting.

Quorum

In order for the business of the Annual Meeting to be conducted, a minimum number of shares constituting a quorum must be present. The holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting must be present in person or represented by proxy at the Annual Meeting in order to have a quorum. Abstentions and “broker non-votes” are counted as shares that are present and entitled to vote for purposes of determining whether there is a quorum.

Broker Non-Votes

A “broker non-vote” occurs when a stockholder who holds his or her shares through a bank or brokerage firm does not instruct that bank or brokerage firm how to vote the shares, and, as a result, the broker is prevented from voting the shares held in the stockholder’s account on certain proposals. “Broker non-votes” are not counted as votes against the proposals in question or as abstentions, nor are they counted to determine the number of votes present for a particular proposal.

Under the current rules of the New York Stock Exchange, if you hold your shares through a bank or brokerage firm and your broker delivers this proxy statement to you, the broker is entitled to vote your shares on Proposals 1 and 2 even if you do not provide voting instructions to your broker.

Required Vote

Proposal 1: The board of directors recently amended the Company’s Bylaws to provide for majority voting for directors in uncontested elections. Accordingly, each of the 10 nominees for director will be elected if he or she receives the majority of the votes cast with respect to that director. Abstentions will not have any effect on the election of directors.

Proposal 2: The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on Proposal 2 is required for its adoption. Abstentions on Proposal 2 will have the same effect as a vote against Proposal 2.

Recommendations of the Board of Directors

The board of directors recommends that you vote:

  FOR the election of the 10 nominees for director (Proposal 1); and

  FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2007 (Proposal 2).

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

At the Annual Meeting, 10 people will be elected as members of the board of directors, each for a one-year term, and until their respective successors are duly elected and qualified or until their earlier resignation or removal. The Nominating and Governance Committee of the board of directors has nominated the 10 people listed below for election at the Annual Meeting. Each nominee is currently serving as a director of the Company.

Majority voting for directors. In September 2006, the board of directors approved an amendment to the Company’s Bylaws to require each director to be elected by a majority of the votes cast with respect to such director in uncontested elections (the number of shares voted “for” a director must exceed the number of votes cast “against” that director). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for election of directors will be a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. If a nominee who is serving as a director is not elected at the Annual Meeting, under Delaware law the director would continue to serve on the board of directors as a “holdover director.” However, under the Company’s Bylaws, any director who fails to be elected must offer to tender his or her resignation to the board of directors. The Nominating and Governance Committee would then make a recommendation to the board of directors whether to accept or reject the resignation, or whether other action should be taken. The board of directors will act on the Nominating and Governance Committee’s recommendation and will publicly disclose its decision and, if the resignation is rejected, the rationale behind its decision within 90 days from the date the election results are certified. The director who tenders his or her resignation will not participate in the board of directors’ decision.

The proxies given to the proxy holders will be voted or not voted as directed and, if no direction is given, will be voted FOR these 10 nominees. The board of directors knows of no reason why any of these nominees should be unable or unwilling to serve. However, if for any reason any nominee should be unable or unwilling to serve, the proxies will be voted for the election of such other person to the office of director as the board of directors may nominate in the place of such nominee. Lary Scott, a current member of the board of directors, is not seeking re-election and will be retiring from the board of directors following the Annual Meeting.

Certain information with respect to each nominee appears on the following pages, including age, period served as a director, position (if any) with the Company, business experience and directorships of other publicly-owned corporations (if any). Ages are as of July 31, 2006.

Name, Principal Occupation	Director
And Other Information	Since

DANIEL BOGGAN, JR. Retired Senior Vice President, the National Collegiate Athletic Association.

Mr. Boggan served as a consultant to Siebert Brandford Shank & Co., LLC (a municipal finance firm) from September 2003 to March 2006. He served as senior vice president of the National Collegiate Athletic Association from 1996 through his retirement in August 2003, after having been group executive director for education services for the National Collegiate Athletic Association since November 1994. Previously, he was vice chancellor for business and administrative services at the University of California at Berkeley. Mr. Boggan is a director of Payless ShoeSource, Inc. and Viad Corp., is a trustee of The California Endowment and serves on various local boards. Age: 60.	1990

TULLY M. FRIEDMAN Chairman and Chief Executive Officer, Friedman Fleischer & Lowe LLC. Mr. Friedman is the chairman and chief executive officer of Friedman Fleischer & Lowe LLC (a private investment firm). Prior to forming Friedman Fleischer & Lowe in 1997, Mr. Friedman was a founding partner of Hellman & Friedman (a private investment firm) and a managing director of Salomon Brothers, Inc. He is a director of CapitalSource, LLC and Mattel, Inc. He is also a member of the executive committee, a trustee and the treasurer of the American Enterprise Institute. Age: 64.	1997

GEORGE HARAD Retired Executive Chairman of the Board, OfficeMax Incorporated (formerly known as Boise Cascade Corporation).

Mr. Harad was executive chairman of the board of OfficeMax Incorporated from October 2004 until his retirement in June 2005. He served as chairman of the board and chief executive officer of Boise Cascade Corporation (Boise Cascade) from April 1995 until October 2004. From July 1994 until April 1995, he served as president and chief executive officer of Boise Cascade and from December 1991 until July 1994, he served as president and chief operating officer. From 1971 to December 1991, Mr. Harad held various positions at Boise Cascade including controller, senior vice president and chief financial officer. Prior to joining Boise Cascade, Mr. Harad was a consultant for the Boston Consulting Group and a teaching fellow at Harvard University. Age: 62.

2006

Name, Principal Occupation	Director
And Other Information	Since

DONALD R. KNAUSS Chairman of the Board and Chief Executive Officer of the Company.

Mr. Knauss was elected chairman and chief executive officer of the Company effective October 2, 2006. He was executive vice president of The Coca-Cola Company and president and chief operating officer of Coca-Cola North America from February 2004 until August 2006. Previously, he was president of the Retail Division of Coca-Cola North America from January 2003 through February 2004 and president and chief executive officer of The Minute Maid Company, a division of The Coca-Cola Company from January 2000 until January 2003. Prior to that, he held various positions in marketing and sales with PepsiCo, Inc. and Procter & Gamble and served as an officer in the United States Marine Corps. Age: 55.	2006

ROBERT W. MATSCHULLAT Former Interim Chairman and Interim Chief Executive Officer of the Company.

Mr. Matschullat served as interim chairman and interim chief executive officer from March 2006 through October 2, 2006. He served as presiding director of the board of directors of the Company from January 2005 through March 2006 and served as chairman of the board of the Company from January 2004 to January 2005. He was the vice chairman and chief financial officer of The Seagram Company Ltd. (a global company engaging in two business segments: entertainment and spirits and wine) from 1995 until his relinquishment of his position as chief financial officer in December 1999 and his retirement from his position as vice chairman in June 2000. Prior to joining The Seagram Company Ltd., Mr. Matschullat served as head of worldwide investment banking for Morgan Stanley & Co. Incorporated, and was one of six management members of the Morgan Stanley Group board of directors. He is a director of The Walt Disney Company and McKesson Corporation. Age: 58.

1999

GARY G. MICHAEL Retired Chairman of the Board and Chief Executive Officer, Albertson’s, Inc. Mr. Michael was the chairman of the board and chief executive officer of Albertson’s, Inc. (a leading grocery retailer) from 1991 until his retirement in April 2001. He is a director of Questar Corporation, OfficeMax Incorporated, Harrah’s Entertainment, Inc. and Idacorp. Age: 65.	2001

Name, Principal Occupation	Director
And Other Information	Since

JAN L. MURLEY Advisor, Kohlberg Kravis Roberts & Co.

Ms. Murley will serve as an advisor to Kohlberg Kravis Roberts & Co. (KKR) effective November 1, 2006. From October 2003 to July 2006, Ms. Murley was chief executive officer and a director of The Boyds Collection, Ltd. (a publicly-traded designer and manufacturer of gifts and collectibles which was majority-owned by KKR, Boyds filed for bankruptcy under Chapter 11 of the US Bankruptcy Code in October 2005 and emerged from Chapter 11 in June 2006 as a private company). Prior to that, she was group vice president – marketing of Hallmark Cards, Inc. (a publisher of greeting cards and related gifts) from 1999 to 2002. Previously, Ms. Murley was employed by Procter & Gamble for over 20 years, with her last position being vice president for skin care and personal cleansing products. Age: 55.	2001

MICHAEL E. SHANNON President, MEShannon & Associates, Inc.

Mr. Shannon is president of MEShannon & Associates, Inc. (a private firm specializing in corporate finance and investment). Previously, he was the chairman of the board and chief financial and administrative officer of Ecolab, Inc. (a Fortune 500 specialty chemical company) from 1996 until his retirement in January 2000. Prior to that, Mr. Shannon held senior management positions with Ecolab, Inc., Republic Steel and Gulf Oil Corp. Mr. Shannon serves as a director of CenterPoint Energy, Inc., Apogee Enterprises and NACCO Industries, Inc. Age: 69.

2001

PAMELA THOMAS-GRAHAM Group President, Liz Claiborne, Inc.

Ms. Thomas-Graham has served as Group President of Liz Claiborne, Inc. since September 2005. From February 2005 through September 2005, she served as chairman of CNBC and from July 2001 to February 2005 served as president and chief executive officer of CNBC. From February 2001 to July 2001, she served as president and chief operating officer of CNBC and from September 1999 to February 2001, she served as an executive vice president of NBC and president and chief executive officer of CNBC.com. Prior to joining NBC, Ms. Thomas-Graham was a partner at McKinsey & Company from September 1989 to September 1999. Ms. Thomas-Graham serves as a director of Idenix Pharmaceuticals, Inc. Age: 43.

2005

Name, Principal Occupation	Director
And Other Information	Since

CAROLYN M. TICKNOR Retired President, Hewlett Packard Company, Imaging & Printing Systems. Ms. Ticknor currently consults for entrepreneurs and venture capitalists. Ms. Ticknor was president of Hewlett Packard Company’s Imaging and Printing Systems from 1999 until her retirement in 2001. She served as president and general manager of Hewlett Packard Company’s LaserJet Solutions from 1994 to 1999. Ms. Ticknor serves as a director of Lucille Packard Children’s Hospital, a private nonprofit organization at the Stanford University Medical Center. Age: 59.	2005

ORGANIZATION OF THE BOARD OF DIRECTORS

The board of directors has established five standing committees: the Executive Committee, the Finance Committee, the Audit Committee, the Nominating and Governance Committee, and the Management Development and Compensation Committee. The Finance, Audit, Nominating and Governance, and Management Development and Compensation Committees consist only of non-management directors who the board of directors has determined are independent under the New York Stock Exchange listing standards and the board of directors’ independence standards set forth in the Company’s Governance Guidelines.

Executive Committee. The Executive Committee, consisting of directors Boggan, Friedman, Knauss (chair), Matschullat and Shannon, is delegated all of the powers of the board of directors except certain powers reserved by law to the full board of directors. In addition to being available to meet between regular board meetings on occasions when board action is required but the convening of the full board of directors is impracticable, the Executive Committee is authorized to handle special assignments as requested from time to time by the board of directors. The Executive Committee held no meetings during fiscal year 2006.

Finance Committee. The Finance Committee is composed of directors Boggan, Friedman (chair), Harad, Matschullat and Thomas-Graham and, working with the Company’s finance and operating personnel, considers and recommends to the board of directors major financial policies and actions of the Company. The Finance Committee held two meetings during fiscal year 2006.

Audit Committee. The Audit Committee is composed of directors Matschullat (chair), Michael, Murley, Scott and Shannon, and is the principal link between the board of directors and the Company’s independent registered public accounting firm. Mr. Matschullat was appointed Chair of the Audit Committee effective October 2, 2006 and did not serve on the Audit Committee while he was the interim chairman and interim chief executive officer of the Company. The Audit Committee operates in accordance with its charter and has the duties set out therein. The duties include assisting the board of directors in overseeing (a) the integrity of the Company’s financial statements, (b) the independent registered public accounting firm’s qualifications, independence and performance, (c) the performance of the Company’s internal audit function, (d) the Company’s system of disclosure controls and system of internal control over financial reporting, and (e) the Company’s compliance with legal and regulatory requirements relating to accounting and financial reporting matters. The Audit Committee’s duties also include preparing the report required by the Securities and Exchange Commission (“SEC”) proxy rules to be included in the Company’s annual proxy statement. The Audit Committee held 10 regularly scheduled meetings and one special meeting during fiscal year 2006. The charter of the Audit Committee is attached hereto as Appendix B and can also be found in the Corporate Governance section under Company Information on the Company’s Web site, http://www.thecloroxcompany.com/company/charters.html, and is available in print to any stockholder who requests it. The board of directors has determined that Mr. Michael is an audit committee financial expert, as defined by SEC rules.

Nominating and Governance Committee. Directors Boggan (chair), Michael, Murley and Ticknor are the members of the Nominating and Governance Committee. The Nominating and Governance Committee has the functions set forth in its charter, including identifying and recruiting individuals qualified to become board members, recommending to the board of directors individuals to be selected as director nominees for the next annual meeting of stockholders and reviewing and recommending to the board of directors changes in the Governance Guidelines applicable to the Company, including changes relating to the board of directors. The Nominating and Governance Committee held four meetings during fiscal year 2006. Its charter can be found in the Corporate Governance section under Company Information on the Company’s Web site, http://www. thecloroxcompany.com/company/charters.html, and is available in print to any stockholder who requests it.

The Company’s Governance Guidelines, which are explained below, describe the attributes that the board of directors seeks in nominees, but the board of directors has not established any specific minimum qualifications that a potential nominee must possess. The Nominating and Governance Committee considers suggestions from many sources, including stockholders, regarding possible candidates for director. Such suggestions, together with biographical and business experience information regarding the nominee, should be submitted to The Clorox Company, c/o Secretary; 1221 Broadway; Oakland, CA 94612-1888. The Nominating and Governance Committee evaluates candidates suggested by stockholders in the same manner as other candidates.

During fiscal year 2006, the Nominating and Governance Committee retained a third-party search firm, Spencer Stuart, to assist it in identifying potential director candidates. All nominees for election as directors currently serve on the board of directors.

Management Development and Compensation Committee. The Management Development and Compensation Committee consists of directors Friedman, Harad, Scott, Shannon (chair) and Ticknor. The Management Development and Compensation Committee establishes and monitors the policies under which compensation is paid or awarded to the Company’s executive officers, determines executive compensation, grants stock options, restricted stock, performance units and other cash or stock awards under the Company’s executive incentive compensation and stock incentive plans, and reviews pension and other retirement plans. In addition, the Management Development and Compensation Committee oversees the Company’s management development and succession planning processes. The Management Development and Compensation Committee held six meetings during fiscal year 2006. The charter of the Management Development and Compensation Committee can be found in the Corporate Governance section under Company Information on the Company’s Web site, http://www. thecloroxcompany.com/company/charters.html, and is available in print to any stockholder who requests it.

CEO Search Committee. In May 2006, following the health-related retirement of Gerald E. Johnston from his positions as chairman and chief executive officer, the board of directors formed a CEO Search Committee and retained executive search firm Spencer Stuart to conduct a search for a new chief executive officer. The CEO Search Committee consisted of directors Friedman, Harad, Matschullat (chair), Michael and Shannon. The duties of the CEO Search Committee concluded in August 2006 following the announcement that Donald R. Knauss had been named as the Company’s chairman and chief executive officer, to be effective October 2, 2006.

Board Committee and Meeting Attendance

The board of directors held six regularly scheduled meetings and four special meetings during fiscal year 2006. All current directors attended at least 75% of the meetings of the board of directors and committees of which they were members during fiscal year 2006.

Annual Meeting Attendance

The policy of the Company is that all board members are expected to attend the annual meeting of stockholders. Each member of the board of directors as of November 16, 2005, the date of the Company’s 2005 annual meeting of stockholders, attended such annual meeting.

The Clorox Company Governance Guidelines and Director Independence

The board of directors has adopted Governance Guidelines, which can be found in the Corporate Governance section under Company Information on the Company’s Web site, http://www.thecloroxcompany.com/company/governance_guidelines.html, is attached hereto as Appendix C and is available in print to any stockholder who requests it.

The Governance Guidelines set forth its principles concerning overall governance practices. The Governance Guidelines include independence standards. The board of directors has determined that each director is independent under the New York Stock Exchange listing standards and the independence standards set forth in its Governance Guidelines except Mr. Knauss as a result of his service as the Company’s chief executive officer.

Code of Conduct

The Company has adopted a Code of Conduct, which can be found in the Governance section under Company Information on the Company’s Web site, http://www.thecloroxcompany.com/company/code_of_conduct.html and is available in print to any stockholder who requests it. The Code of Conduct applies to all of the Company’s employees, contractors and non-employee directors.

Presiding Director and Executive Sessions

The Company’s presiding director is Mr. Michael. The duties of the Presiding Director are set forth in the Company’s Governance Guidelines. They include coordinating the activities of the independent directors and serving as a liaison between the chairman and the independent directors. In addition, the presiding director: (1) assists the board of directors and the Company’s officers in promoting compliance with and implementation of the Governance Guidelines; (2) moderates the executive sessions of the independent directors and has the authority to call additional executive sessions as appropriate; (3) presides at meetings of the board of directors in the chairman’s absence; (4) oversees information sent to the board of directors; (5) consults with the chairman on meeting agendas and schedules for the board of directors; (6) is available for consultation and communication with major stockholders as appropriate; and (7) evaluates, along with the members of the Management Development and Compensation Committee, the performance of the chief executive officer. The independent directors generally meet at each regularly scheduled board meeting without the presence of management directors or employees of the Company to discuss various matters related to the oversight of the Company, the management of board affairs and the chief executive officer’s performance.

Director Compensation

Effective October 1, 2006, non-management directors receive annual retainers for service on the board of directors and board committees as follows:

Annual director retainer	$75,000
Presiding director retainer	25,000
Committee chair retainers:
Nominating and Governance Committee	10,000
Finance Committee	10,000
Audit Committee	20,000
Management Development and Compensation Committee	20,000

Under the Company’s Independent Directors’ Deferred Compensation Plan, a director may annually elect to receive all or a portion of his or her annual retainer and fees in the form of cash, Common Stock, deferred cash or deferred stock units. In addition, each non-management director receives an annual grant of deferred stock units with a value of $100,000 that is not available for distribution to the director while serving on the board of directors. Interest accrues on deferred cash amounts at an annual interest rate equal to Wells Fargo Bank, N.A.’s prime lending rate in effect on January 1 of each year. Each deferred stock unit represents a hypothetical share of Common Stock, and additional deferred stock units are allocated to a participant’s deferred stock unit account in amounts equivalent to Common Stock dividends paid by the Company. Upon termination of service as a director, the amounts accrued for the account of the director under the Independent Directors’ Deferred Compensation Plan are paid out at the director’s election in five annual installments or in one lump sum payment.

In addition, each non-management director is entitled to receive $2,500 per day for any special assignment requested of any such director by the board of directors. Members of the CEO Search Committee received a fee of $2,500 per day for each full day or full day equivalent spent on CEO Search Committee matters, except for Mr. Matschullat who received no additional compensation for his service on the CEO Search Committee.

During fiscal year 2006, new non-management directors received a one-time grant of an option to purchase 8,000 shares of Common Stock upon joining the board of directors. Ms. Thomas-Graham received an option to purchase 8,000 shares of Common Stock at an exercise price of $57.00 upon joining the board of directors on September 21, 2005, and Mr. Harad received an option to purchase 8,000 shares of Common Stock at an exercise price of $58.72 per share upon joining the board of directors on January 9, 2006. Effective October 1, 2006, no further stock option grants will be made to directors under this program.

Other than the compensation described above, directors who are not employees of the Company do not receive any additional form of direct compensation, nor do they participate in any of the Company’s employee benefit plans, except the Company’s higher education matching gifts program, under which the Company will match up to $5,000 annually in gifts to an eligible institution of higher learning. Management directors do not receive compensation under the directors’ compensation program for their service as directors.

Stock Ownership Guidelines. The board of directors believes that the alignment of directors’ interests with those of stockholders is strengthened when board members are also stockholders. The board of directors therefore requires that directors, within three years of being first elected, own Common Stock having a market value of at least two times their annual retainer. In addition, deferred stock units acquired by each director are accumulated on each director’s behalf until they no longer serve on the board of directors. This program ensures that directors acquire a meaningful and significant ownership interest in the Company during their tenure on the board of directors.

BENEFICIAL OWNERSHIP OF VOTING SECURITIES

The following table shows, as of July 31, 2006, the holdings of Common Stock by (i) any entity or person known to the Company to be the beneficial owner of more than 5% of the Common Stock, (ii) each director and nominee for director and each of the six individuals named in the Summary Compensation Table on page 19 (the “Named Officers”), and (iii) all directors and current executive officers of the Company as a group:

	Amount and Nature of
Name of Beneficial Owner (1)	Beneficial Ownership (2)	Percent of Class (3)
AXA (4)	19,823,951	13.1%
25, avenue Marignon
75008 Paris, France
Barclays Global Investors, N.A. (5)	12,199,479	8.1%
45 Fremont St., 17th Flr
San Francisco, CA 94105
Lord, Abbett & Co. LLC (6)	7,856,291	5.2%
90 Hudson Street
Jersey City, NJ 07302
Daniel Boggan, Jr.	17,446	*
Tully M. Friedman	55,500	*
George J. Harad	1,000	*
Daniel J. Heinrich	138,714	*
Gerald E. Johnston (7)	910,278	*
Donald R. Knauss (8)	0	*
Robert W. Matschullat	22,648	*
Gary G. Michael	11,025	*
Jan L. Murley	20,564	*
Lawrence S. Peiros	285,684	*
Lary R. Scott (9)	21,080	*
Michael E. Shannon	19,000	*
Laura Stein	26,833	*
Frank A. Tataseo	204,932	*
Pamela Thomas-Graham	0	*
Carolyn M. Ticknor	4,000	*
All directors and current executive officers as a group
(18 persons) (10)	1,104,225	*
____________________

*	Does not exceed 1% of the outstanding shares.

(1)	Correspondence to all executive officers and directors of the Company may be mailed to The Clorox Company, c/o Secretary; 1221 Broadway; Oakland, CA 94612-1888.

(2)

Unless otherwise indicated, each beneficial owner listed has sole voting and dispositive power (or shares such power) concerning the shares indicated. These totals include the following number of shares of Common Stock which such persons have the right to acquire through stock options exercisable within 60 days of July 31, 2006: Mr. Boggan — 16,000; Mr. Friedman — 24,000; Mr. Heinrich — 118,854; Mr. Johnston — 714,725; Mr. Matschullat — 20,000; Mr. Michael — 6,000; Ms. Murley — 16,000; Mr. Peiros — 232,951; Mr. Scott — 14,000; Mr. Shannon — 16,000; Ms. Stein — 13,550; Mr. Tataseo —154,952; Ms. Ticknor — 4,000; and all current directors and executive officers as a group — 868,723. The numbers in the table above do not include the following numbers of shares of Common Stock which the executive officers have the right to acquire upon the termination of their service as employees pursuant to deferred stock units granted in December 1995 in exchange for the cancellation of certain restricted stock, and deferred stock unit dividends thereon: Mr. Johnston — 18,465; Mr. Peiros — 12,595; Mr. Tataseo — 13,530; and all current executive officers as a group — 26,125. The numbers in the table above do not include the following number of shares of Common Stock which the executive officers have the right to acquire upon the termination of their service as employees pursuant to deferred dividends earned on restricted stock units received in July 2003, reinvested by the terms of the restricted stock unit award agreement: Mr. Johnston — 4,783; and all current executive officers as a group — none. The numbers in the table above do not include the following numbers of shares of Common Stock which the non-management directors have the right to acquire upon the termination of their service as directors pursuant to deferred stock units granted under the Independent Directors’ Stock-Based Compensation Plan: Mr. Boggan — 13,273; Mr. Friedman — 15,298; Mr. Harad — 597; Mr. Matschullat — 19,796; Mr. Michael — 2,475; Ms. Murley — 3,098; Mr. Scott — 20,042; Mr. Shannon — 5,097; Ms. Thomas-Graham — 1,357; and Ms. Ticknor — 3,244. The numbers in the table above do not include the following numbers of shares of Common Stock which the executive officers have the right to acquire upon the termination of their service as employees pursuant to vested performance units granted in September 2002 that were deferred at the executive officers’ election: Mr. Heinrich – 4,500; Mr. Johnston – 30,000; Mr. Tataseo – 7,500; and all current executive officers as a group – 16,435.

(3)	On July 31, 2006, there were 151,450,653 shares of Common Stock outstanding.

(4)	Based on information received by the Company, AXA indicated that it has sole dispositive power over 19,813,292 shares and shared voting power over 10,659 shares as of July 31, 2006.

(5)

Based on information contained in a report on Form 13F that Barclays Global Investors, N.A. and various related entities filed with the SEC, which contained information as of June 30, 2006, with respect to shares as to which the reporting person has investment direction.

(6)

Based on information contained in a report on Form 13F that Lord, Abbett & Co. LLC filed with the SEC, which contained information as of June 30, 2006, with respect to shares as to which the reporting person has investment direction.

(7)	Mr. Johnston retired from his positions as chairman and chief executive officer on May 1, 2006, and retired from the board of directors on July 19, 2006.

(8)	Mr. Knauss was elected chairman and chief executive officer effective October 2, 2006.

(9)	Mr. Scott will not be standing for re-election to the board of directors at the Annual Meeting.

(10)

Pursuant to Rule 3b-7 under the Securities Exchange Act of 1934, executive officers include the Company’s current chief executive officer and all current group vice presidents and senior vice presidents.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets out the number of shares of Common Stock to be issued upon exercise of outstanding options, warrants and rights, the weighted-average exercise price of outstanding options, warrants and rights, and the number of securities available for future issuance under equity compensation plans as of June 30, 2006.

	[a]	[b]	[c]

Number of securities
remaining for future
issuance under non-
	Number of securities to		qualified stock-based
	be issued upon exercise	Weighted-average	compensation programs
	of outstanding options,	exercise price of	(excluding securities
	warrants and rights	outstanding options,	reflected in column (a))
Plan category	(in thousands)	warrants and rights	(in thousands)
Equity compensation plans approved
by security holders	10,490	$45.00	7,363
Equity compensation plans not approved
by security holders	—	—	—
Total	10,490	$45.00	7,363

AUDIT COMMITTEE REPORT

The Audit Committee assists the board of directors in fulfilling its responsibility for oversight of the quality and integrity of the accounting, auditing and reporting practices of the Company. The Audit Committee operates in accordance with a written charter, which was adopted by the board of directors. A copy of that charter is available on the Internet at http://www.thecloroxcompany.com/company/charters.html and is available in print to any stockholder who requests it. Each member of the Audit Committee is “independent,” as required by the applicable listing standards of the New York Stock Exchange and the rules of the SEC.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the Company’s independent registered public accounting firm. The Audit Committee oversees the Company’s financial reporting process on behalf of the board of directors. The Company’s management has primary responsibility for the financial statements and reporting process, including the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an integrated audit of the Company’s financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2006. This review included a discussion of the quality and the acceptability of the Company’s financial reporting and control, including the clarity of disclosures in the financial statements. The Audit Committee also reviewed and discussed the audited financial statements of the Company for the fiscal year ended June 30, 2006 with the Company’s independent registered public accounting firm, their judgments as to the quality and acceptability of the Company’s financial reporting, and such other matters as are required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees.”

The Audit Committee obtained from the independent registered public accounting firm a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence, consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and discussed with the auditors any relationship that may impact their objectivity and independence. The Audit Committee meets periodically with the independent registered public accounting firm, with and without management present, to discuss the results of the independent registered public accounting firm’s examinations and evaluations of the Company’s internal control and the overall quality of the Company’s financial reporting.

Based upon the review and discussions referred to above, the Audit Committee recommended to the board of directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2006, for filing with the SEC.

Gary Michael, Chair	Michael E. Shannon
Jan L. Murley	Lary R. Scott

(Members of the Audit Committee as of June 30, 2006)

The table below includes fees billed or expected to be billed by the Company’s independent registered public accounting firm, Ernst & Young LLP, in fiscal years 2006 and 2005:

	2006	2005
Audit fees (1)	$3,844,000	$3,985,000
Audit-related fees (2)	296,000	552,400
Tax fees (3)	66,000	176,600
All other fees (4)	—	—
Total	$4,206,000	$4,714,000
____________________

(1)

Consists of fees for professional services rendered for the audit of the Company’s annual financial statements for each of the fiscal years ended June 30, 2006 and June 30, 2005, and for review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for each of those fiscal years. For fiscal years 2006 and 2005, the amounts also include $1,140,000 and $1,385,000, respectively, of fees billed for the internal control audit required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)

Consists of fees for assurance and related services reasonably related to the performance of the audit or review of the Company’s financial statements for each of the fiscal years ended June 30, 2006 and June 30, 2005, and not included in the Audit Fees listed above. These services included audits of the Company’s employee benefit plans.

(3)

Consists of fees for tax compliance, tax advice and tax planning for each of the fiscal years ended June 30, 2006 and June 30, 2005. These services included tax return preparation and review services for foreign subsidiaries and affiliates and consultation on tax matters.

(4)

Consists of fees for all other services not included in the three categories set forth above for each of the fiscal years ended June 30, 2006 and June 30, 2005. There were no such services in either of these fiscal years.

The Audit Committee has established a policy to require that it approve all services provided by its independent registered public accounting firm before services are provided. The Audit Committee has pre-approved the engagement of the independent registered public accounting firm for audit services, and certain specified audit-related services and tax services within defined limits. The Audit Committee has not pre-approved engagement of the independent registered public accounting firm for any other non-audit services.

MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

MEMBERSHIP AND RESPONSIBILITIES. The Management Development and Compensation Committee, referred to in this report as the Committee, is composed entirely of independent directors as determined by the board of directors in accordance with the listing standards of the New York Stock Exchange. None of the Committee members has ever been an employee of the Company.

We are responsible for overseeing the Company’s compensation policies and programs for the chief executive officer and executive officers of the Company. As part of our obligation to carry out our responsibilities, we select and regularly meet with an independent compensation consultant who reports to us and provides advice to us on matters of executive compensation. During fiscal year 2006, the independent consultant attended all regularly scheduled meetings of the Committee, in person or telephonically. We have access to and review independent compensation data relating to executive compensation at other companies. We report on a regular basis to the board of directors regarding our activities. If you would like to review the Committee’s charter, please visit www.thecloroxcompany.com and refer to the Company Charter section under Corporate Governance.

COMPENSATION OBJECTIVES

We design our compensation policies and programs to accomplish the following:

  Attract and retain qualified candidates for executive positions;

  Motivate each executive toward the achievement of the Company’s short- and long-term goals, as reflected in its strategic business plans;

  Provide competitive compensation opportunities based on performance and results of the individual and the Company;

  Ensure that a significant proportion of each executive’s total compensation be incentive compensation that is at-risk in order to emphasize the relationship between pay and performance by both the Company and the individual through his or her contributions to the Company’s results; and

  Align the interests of executives with those of stockholders through the use of equity-based incentive awards.

The Committee’s independent consultant conducts an ongoing review of the Company’s existing executive compensation programs to help us ensure that the programs support the future direction of the Company and the principles on which executive compensation is based.

EXECUTIVE OFFICERS’ COMPENSATION SUMMARY. The key components of the executive compensation program are base annual salary, annual short-term incentive awards in the form of stock or cash under the Company’s Executive Incentive Compensation Plan (the “EIC Plan”) and long-term incentive awards in the form of stock options and performance awards under the Company’s 2005 Stock Incentive Plan.

We annually review executive compensation against a compensation comparator group, as described under the Annual Base Salary section below. We determine compensation guidelines based upon competitive data collected from the compensation comparator group by our independent compensation consultant and an internal performance assessment of the executive officer group. Targeted competitive levels for base annual salary and annual short-term incentive awards are generally at the 50th percentile of the compensation comparator group. Targeted competitive levels for long-term compensation are also generally at the 50th percentile. Actual incentive plan payouts are intended to vary around the compensation comparator group median, above or below, to reflect the Company’s stock performance and operating results against the goals set forth in each plan. Executive officers may earn more than the targeted levels if the Company’s performance exceeds the goals established for the award and less when performance falls below the established levels.

ANNUAL BASE SALARY. We determine annual base salaries for executive officers using the following criteria: (1) the individual’s performance; (2) any promotions resulting in increases in responsibility; (3) parity to market; and (4) equity in relationship to other executive positions within the Company.

To determine parity to market, we consider the competitiveness of the compensation package of the Company’s executive officers compared to a compensation comparator group.

Surveys are conducted of benchmark positions in the compensation comparator group, consisting of similar-sized branded consumer products companies, most of which compete with the Company in one or more of its primary businesses or compete with the Company for management talent. We annually review the composition of the compensation comparator group to ensure that it is relevant and to make appropriate adjustments.

For fiscal year 2006, the compensation comparator group was:

Alberto Culver	The Gillette Company *

Avon	Hershey Foods Corporation

Bausch & Lomb	H.J. Heinz Company

Black & Decker	Kellogg Company

Campbell Soup Company	Newell-Rubbermaid Incorporated

Church & Dwight Company	Revlon, Inc

Colgate Palmolive Company	S.C. Johnson & Son

Del Monte Foods	WM Wrigley Jr. Company

General Mills
____________________

* No longer part of compensation comparator group as a result of its sale.

For fiscal year 2006, we established salaries for executive officers that were generally at the 50th percentile or median level of the compensation comparator group benchmark positions based upon factors including the executive officer’s time in position, performance as judged by his or her immediate superior and the chief executive officer, and parity to market. On an annual basis, we determine the chief executive officer’s salary and performance in consultation with the full board of directors. Taking into consideration recommendations by the chief executive officer, we determine the salary and performance of the Company’s other executive officers.

SHORT-TERM COMPENSATION. Executive officers are eligible for short-term compensation under the EIC Plan. It is our practice to make payments under the EIC Plan that reward executive officers for superior performance, to make smaller payments if the Company achieves financial performance levels that exceed the threshold level of required performance but do not satisfy the target levels, and not to make payments if the Company does not achieve the threshold minimum corporate financial performance levels established by us at the beginning of the fiscal year.

Payments for the executive officers under the EIC Plan for fiscal year 2006 were based upon achievement of corporate financial performance measured against targets for earnings per share from continuing operations, net sales growth and working capital as a percent of sales. The EIC plan has a maximum award limit of 0.6 percent of earnings before income taxes for executive officers other than the chief executive officer and 1.0 percent of earnings before income taxes for the chief executive officer if the goals are met. We have discretion to reduce, but not to increase, payments computed in accordance with these criteria based on an assessment of performance against the financial performance measures described above and strategic performance measures that support the key elements of the Company’s strategy: consumer, customer, cost, people and process and other key individual objectives. Payments for the executive officers under the EIC Plan for fiscal year 2006 were based upon the corporate financial performance measures and the strategic performance measures.

As of June 30, 2006, the Company had eight executive officers, consisting of Robert W. Matschullat, interim chairman of the board and interim chief executive officer; Lawrence S. Peiros, group vice president; Frank A. Tataseo, group vice president; Beth Springer, group vice president; Laura Stein, senior vice president – general counsel and secretary; Daniel J. Heinrich, senior vice president – chief financial officer; Jacqueline P. Kane, senior vice president – human resources and corporate affairs; and Warwick Every-Burns, senior vice president - international. Gerald E. Johnston, former chairman of the board and chief executive officer, retired from his positions as chairman and chief executive officer on May 1, 2006.

The target total short-term compensation award for the executive officers other than Messrs. Johnston and Matschullat ranged from 65 percent to 75 percent of base annual salary at June 30, 2006, if the objectives were met. The target for Mr. Johnston was set at 120 percent. Mr. Matschullat did not receive an award under the EIC Plan during fiscal year 2006 although he received a discretionary payment during fiscal year 2007 as described more fully below.

For fiscal year 2006, we determined all EIC Plan awards for executive officers other than the former chief executive officer taking into account recommendations we received from the interim chief executive officer and other information available to the Committee. Based on performance against the targeted corporate financial and strategic measures, awards for the executive committee members (excluding the former chief executive officer) ranged from 69% to 90% of base salary.

LONG-TERM COMPENSATION. A key objective of ours is to create strong alignment between the executive officers and stockholders. We believe this alignment is achieved in part through the use of stock-based incentive plans and through actual stock ownership. The Company’s long-term incentive awards to executive officers consist of annual stock option grants and multi-year performance awards, denominated in either stock or cash. Together these awards focus the executive team on and reward them for stock price appreciation and achievement of multi-year operating objectives. It is the Committee’s goal to achieve total shareholder returns and long-term operating results that are superior to those of many other leading consumer products companies.

In fiscal year 2006, target long-term incentive guidelines were established to be generally competitive with the median of the compensation comparator group. Executive officers received both stock options and performance units. The vesting of the performance units is based on achievement of cumulative operating profit and the Company’s average return on invested capital over a three (3)-year period. The number of units underlying individual target awards were adjusted from target guidelines to reflect each executive officer’s job responsibility, impact and performance. Like the EIC Plan awards, payouts under the performance unit program will vary around target based on whether the Company underperforms or outperforms target goals.

STOCK OWNERSHIP GUIDELINES. To foster a vital long-term partnership between management and stockholders, the Committee expects executive officers to acquire significant equity ownership. We approved new target ownership guidelines for fiscal year 2006 that are more aggressive than in previous years. The guidelines have two components:

1.	Ownership levels

The minimum ownership levels are the equivalent of four times base annual salary for the chief executive officer and three times base annual salary for the other executive officers.

2.	Retention ratios

Executive officers are expected to retain a certain percentage of shares that are obtained upon the exercise of options or the release of restrictions on equity-based awards, after satisfying any applicable tax withholding. The chief executive officer is expected to retain 75% of shares acquired until the minimum ownership level is met and then is expected to retain 50% of shares acquired until retirement or termination. Other executive officers are expected to retain 75% of shares acquired until minimum ownership levels are met and thereafter are expected to retain 25% of shares acquired for one year after receipt.

Ownership levels are based on shares of Common Stock actually owned by the executive or held pursuant to Company plans. No stock options are counted in determining ownership levels and shares that have not vested due to time or performance restraints are also excluded from the ownership guidelines. All executive officers are currently on track to achieve target ownership levels over time.

BENEFITS. The Company provides various employee benefit programs to its executive officers, including medical, disability, life insurance benefits and retirement benefits, an employee stock purchase plan and The Clorox Company 401(k) Plan. These benefit programs are generally available to all employees of the Company except for the Supplemental Executive Retirement Plan described on page 25, which is designed to provide certain additional retirement benefits to select executives, the Nonqualified Deferred Compensation Plan described on page 25, which is designed to enable managers to defer the receipt of taxable compensation until retirement or termination and certain benefits provided to executive officers, including an auto allowance, financial planning and miscellaneous perquisites. A Nonqualified Deferred Compensation Plan for the interim chief executive officer similar to the Nonqualified Deferred Compensation Plan for managers was established in fiscal year 2006. Amounts deferred under the plan for the interim chief executive officer reflect the voluntary election to defer amounts that would otherwise have been paid to him in cash.

CHIEF EXECUTIVE OFFICER COMPENSATION. During fiscal year 2006, we increased Mr. Johnston’s annual base salary from $1,000,000 to $1,050,000 (effective January 1, 2006) and his potential incentive bonus from 110% to 120% of annual base salary (effective October 1, 2005). We took into consideration the Company’s recent performance, Mr. Johnston’s contributions, the Company’s overall pay objectives, and competitive market data in determining the amount of Mr. Johnston’s salary and annual incentive target increase. On March 2, 2006, Mr. Johnston went on medical leave from the Company. Effective May 1, 2006, Mr. Johnston retired from his positions as chief executive officer and chairman of the board.

Mr. Johnston’s short-term compensation award for fiscal year 2006 was based upon achievement of corporate financial performance measured against targets for earnings per share from continuing operations, net sales growth and working capital as a percentage of sales. Mr. Johnston’s award was also based on an assessment of his performance against strategic performance measures that support the key elements of the Company strategy: financial, consumer, customer, cost, people and process capabilities. Based on performance results against these measures and objectives, Mr. Johnston’s fiscal year 2006 short-term performance award was $1,512,000.

In September 2005, Mr. Johnston received 185,500 stock options and 50,500 performance units as part of his annual long-term incentive grant for fiscal year 2006. In July 2006, the Committee approved certain benefits to Mr. Johnston, including reimbursement for continuing office administrative support and financial planning services and a gift to him of his company car, in recognition for his services as chairman and chief executive officer. These benefits have an approximate total value of $225,000 and will be paid out over a three-year period. In addition, in connection with Mr. Johnston’s health-related retirement from his positions as chairman and chief executive officer, the Company expects to make certain payments in connection with expected salary continuation for Mr. Johnston in accordance with the terms of the Company’s long-term disability plan. See page 27 for additional information.

Effective March 7, 2006, Robert W. Matschullat was named interim chairman of the board and interim chief executive officer by the board of directors. After reviewing market data and following discussions with our independent compensation consultant, on March 14, 2006, we approved compensation for Mr. Matschullat at a monthly base salary amount of $87,500 for his service as interim chairman of the board and interim chief executive officer. Prior to his appointment to these positions, Mr. Matschullat was a non-employee member of the board of directors and received compensation under the Company’s director compensation programs (see pages 9-10). Upon his appointment as interim chairman of the board and interim chief executive officer, Mr. Matschullat became ineligible to receive compensation for his service on the board of directors. Mr. Matschullat received a discretionary bonus of $600,000 with respect to his service during fiscal year 2006. The award was in recognition of his leadership as interim chairman and interim chief executive officer.

TAX DEDUCTIBILITY LIMITS ON EXECUTIVE COMPENSATION. Section 162(m) of the Internal Revenue Code of 1986, as amended, limits tax deductibility of certain compensation paid to executive officers that exceeds $1 million per year unless such amounts are determined to be performance-based compensation. Our policy with respect to Section 162(m) seeks to balance the interests of the Company in maintaining flexible incentive plans and how the Company benefits from the compensation package paid to any executive officer against the possible loss of a tax deduction when taxable compensation for any of the five highest paid executive officers exceeds $1 million per year. The Company’s EIC Plan and stock-based incentive plan are designed to meet the requirements of Section 162(m) for performance-based compensation.

Michael E. Shannon, Chair	Tully M. Friedman
George J. Harad	Lary R. Scott
Carolyn M. Ticknor

(Members of the Management Development and Compensation Committee)

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Management Development and Compensation Committee during fiscal year 2006 were directors Friedman, Harad, Shannon (chair), Scott and Ticknor. None of these persons is or has been an officer or employee of the Company or any of its subsidiaries. In addition, there are no Management Development and Compensation Committee interlocks between the Company and other entities involving the Company’s executive officers and board members who serve as executive officers of such entities.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation for each of the last three fiscal years earned by or paid or awarded to the interim chief executive officer of the Company, the former chief executive officer of the Company, and the four other most highly compensated executive officers of the Company (the “Named Officers”).

					Long-Term
					Compensation
					Awards
	Annual Compensation				Restricted	Securities	Payouts
				Other Annual	Stock	Underlying	LTIP	All Other
		Salary	Bonus	Compensation	Award(s)	Options	Payouts	Compensation
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(3)(4)	(#)(1)(4)	($)(4)(5)	($)(6)
Robert W. Matschullat (7)	2006	350,000	600,000	—	—	—	—	151,232
Interim Chairman and Chief
Executive Officer

Gerald E. Johnston (8)	2006	918,833	1,512,000	110,675	—	185,500	1,834,358	227,385
Former Chairman and Chief	2005	954,167	1,526,300	104,737	—	211,200	141,206	195,975
Executive Officer	2004	900,000	1,059,500	100,648	3,381,000	185,000	89,316	185,047

Lawrence S. Peiros	2006	493,750	450,000	14,189	—	32,200	784,623	90,365
Group Vice President	2005	468,750	411,500	13,427	—	45,000	58,350	73,964
	2004	443,750	322,200	12,903	905,000	46,000	43,416	89,780

Frank A. Tataseo	2006	418,750	382,500	15,242	—	29,000	449,729	72,981
Group Vice President	2005	400,000	321,800	14,424	—	35,200	37,990	58,274
	2004	320,000	233,800	13,861	678,750	23,000	26,528	60,928

Daniel J. Heinrich	2006	453,750	379,500	—	—	29,000	286,799	86,993
Senior Vice President –	2005	388,750	419,900	—	574,600	35,200	20,940	58,190
Chief Financial Officer	2004	328,750	244,300	—	—	32,000	12,015	50,529

Laura Stein (9)	2006	440,000	373,800	—	—	24,200	25,626	57,099
Senior Vice President –	2005	193,429	353,400	—	608,700	30,000	7,000	5,956
General Counsel & Secretary

____________________

(1)	Amounts include awards earned for the years indicated.

(2)

Perquisites and other personal benefits did not exceed the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for any Named Officer. The amount for Mr. Johnston reflects dividends earned on deferred stock units received in December 1995, reinvested at his election, and dividends earned on restricted stock units received in July 2003, reinvested by the terms of the restricted stock unit award agreement. The amounts for Messrs. Peiros and Tataseo reflect dividends earned on deferred stock units received in December 1995, reinvested at the election of the Named Officers.

(3)

As of June 30, 2006, all Named Officers except Mr. Matschullat held restricted stock awards. Mr. Johnston was awarded 75,000 shares of restricted stock units in fiscal year 2004, all of which will vest on March 2, 2007, as discussed under “Employment Agreements and Other Arrangements” on page 26. The value of this award as of June 30, 2006 was $4,572,750 based on the closing price of $60.97 on June 30, 2006. Dividends have been accrued and converted to stock units on the restricted stock unit award on dividend payment dates commencing from the date of grant until the delivery date. Mr. Johnston holds no other restricted stock in the Company.

Mr. Peiros and Mr. Tataseo were awarded 20,000 and 15,000 shares of restricted stock, respectively, in fiscal year 2004, of which 50% vested on September 17, 2005 and the remaining 50% will vest on September 17, 2007. The values of these awards as of June 30, 2006 were $1,219,400 and $914,550, respectively, based on the closing price of $60.97 on June 30, 2006. Dividends have been paid on the restricted stock award commencing from the date of grant. Mr. Peiros and Mr. Tataseo hold no other restricted stock in the Company.

Mr. Heinrich was awarded 10,000 shares of restricted stock in fiscal year 2005, of which 50% will vest May 13, 2007 and the remaining 50% will vest on May 13, 2009. The value of the award as of June 30, 2006 was $609,700 based on the closing price of $60.97 on June 30, 2006. Dividends have been paid on the restricted stock award commencing from the date of grant. Mr. Heinrich holds no other restricted stock in the Company.

Ms. Stein was awarded 10,000 shares of restricted stock in fiscal year 2005, of which 50% will vest on February 17, 2007, and the remaining 50% will vest on February 17, 2009. The value of the award as of June 30, 2006 was $609,700 based on the closing price of $60.97 on June 30, 2006. Dividends have been paid on the restricted stock award commencing from the date of grant. Ms. Stein holds no other restricted stock in the Company.

(4)

See “Employment Agreements and Other Arrangements” on page 26 for a description of the accelerated vesting provisions applicable to the restricted stock and performance units. A feature of the Company’s 1996 Stock Incentive Plan is the stock withholding election, pursuant to which a recipient may elect to have the Company withhold shares of Common Stock to pay any withholding tax liability that arises when the restrictions on the restricted stock are released or when non-qualified stock options are exercised, respectively. In both cases, the value of shares which may be withheld is based on the per share price of the Common Stock on the Composite Transactions Report for the New York Stock Exchange on the last business day before the withholding is made.

(5)

The amounts reflect dividends received relating to performance units granted in September 2003, September 2004 and September 2005 and any outstanding restricted stock. In addition, the amounts for fiscal year 2006 include the value of performance units granted on September 18, 2002, which vested at 100% on September 30, 2005. Based on their fair market value of $54.37 on the settlement date of October 17, 2005, the number and value of such vested performance units shown in the amounts for fiscal year 2006 were as follows: 30,000 units ($1,631,100) for Mr. Johnston; 13,500 units ($733,995) for Mr. Peiros; 7,500 units ($407,775) for Mr. Tataseo; and 4,500 units ($244,665) for Mr. Heinrich.

(6)	Except for amounts received under the Nonqualified Deferred Compensation Plan, the amounts shown in the column are pursuant to programs provided to salaried employees generally. The amounts shown in the column represent actual Company contributions under the Company’s 401(k) Plan and the Nonqualified Deferred Compensation Plan, and the term life insurance premiums paid by the Company for the benefit of each Named Officer, respectively, in the following amounts for fiscal year 2006: $26,500, $199,422 and $1,464 for Mr. Johnston; $20,135, $69,525 and $705 for Mr. Peiros; $19,328, $53,055 and $598 for Mr. Tataseo; $19,980, $66,365 and $648 for Mr. Heinrich; and $18,607, $38,340 and $152 for Ms. Stein.

(7)	During fiscal year 2006, Mr. Matschullat received the following compensation for his service as a non-management director from July 1, 2005 through March 6, 2006: an annual grant of deferred stock units on January 17, 2006 with a value of $75,000 and retainer amounts aggregating to $76,232 which he elected to defer into deferred stock units under the Company’s Independent Directors’ Deferred Compensation Plan.

(8)	Mr. Johnston’s salary for fiscal year 2006 was comprised of regular salary of $677,917 and salary due to disability of $240,917. Effective May 1, 2006, Mr. Johnston resigned his positions as chairman and chief executive officer and accordingly is no longer an executive officer of the Company.

(9)	Ms. Stein was rehired by the Company effective January 18, 2005. For fiscal year 2005, a signing bonus in the amount of $200,000 is included in her bonus; she received restricted stock and performance share dividends of $7,000; and the Company contributions under the Nonqualified Deferred Compensation Plan and the term life insurance premium paid by the Company on her behalf were $5,653 and $303, respectively.

STOCK OPTION GRANTS IN FISCAL YEAR 2006

The following table sets forth the options granted to the Named Officers in fiscal year 2006 and the potential values of such option grants. The Company has no stock appreciation rights outstanding.

	Options Grants in Last Fiscal Year
	Individual Grants
	Number of	% of Total			Potential Realizable Value at
	Securities	Options			Assumed Annual Rates of
	Underlying	Granted to	Exercise or		Stock Price Appreciation for
	Options	Employees in	Base Price	Expiration	Option Term ($)(3)
Name	Granted (#)(1)	Fiscal Year (2)	($/Share) (1)	Date (1)	0%	5%	10%
Robert W. Matschullat*	—	—	—	—	—	—	—
Gerald E. Johnston	185,500	16.24%	$57.00	09/21/2015	—	$6,649,617	$16,851,436
Lawrence S. Peiros	32,200	2.82%	$57.00	09/21/2015	—	$1,154,273	$ 2,925,155
Frank A. Tataseo	29,000	2.54%	$57.00	09/21/2015	—	$1,039,563	$ 2,634,456
Daniel J. Heinrich	29,000	2.54%	$57.00	09/21/2015	—	$1,039,563	$ 2,634,456
Laura Stein	24,200	2.12%	$57.00	09/21/2015	—	$ 867,497	$ 2,198,408
____________________

*	No grants were awarded.

(1)

The stock options awarded to the Named Officers in fiscal year 2006 have a ten-year term and an exercise price equal to the fair market value on the date of grant. One-fourth of the number of option shares will vest on each of the first four anniversaries of the date of grant. See “Employment Agreements and Other Arrangements” on page 26 for a description of the accelerated vesting provisions applicable to the stock options.

(2)

A total of 1,126,125 shares of Common Stock underlie the total number of options granted to employees of the Company in fiscal year 2006. This does not include 16,000 shares of Common Stock underlying options granted to non-employee directors during fiscal year 2006.

(3)

Potential realizable values are computed by (1) multiplying the number of shares of Common Stock underlying a given option by the per share price of the Common Stock on the date of grant; (2) assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table for the entire ten-year term of the option; and (3) subtracting from that result the aggregate option exercise price. The 5% and 10% annual rates of appreciation are mandated by the rules of the Securities and Exchange Commission and are not intended to forecast future appreciation, if any, of the Common Stock.

(4)

Based on the fair market value of $60.97 of the outstanding shares of Common Stock on June 30, 2006, and not including dividends, the potential realizable value at assumed annual rates of Common Stock appreciation of 5% and 10% for a ten-year period for all stockholders would be $5,801,339,973 and $14,701,734,513, respectively. The potential realizable value at assumed annual rates of appreciation of 5% and 10% on the options of the Named Officers from the date of grant to the end of the ten-year option terms would be $10,750,513 and $27,243,912 respectively. Thus, the Named Officers’ potential realizable value as a percentage of all stockholders’ gain would be 0.19% in the event of a 5% assumed annual rate of appreciation and 0.19% in the event of a 10% assumed annual rate of appreciation. Further, the potential realizable value of all employee options as a percentage of all stockholders’ gain would be 0.70% in the event of a 5% assumed annual rate of appreciation and 0.70% in the event of a 10% assumed annual rate of appreciation over the ten-year option term.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth the aggregate number of shares acquired upon the exercise of options by each Named Officer for fiscal year 2006, the value realized from such exercises, the number of shares underlying exercisable and unexercisable options and the related value of such options as of June 30, 2006.

			Number of Securities	Value of Unexercised
	Shares		Underlying Unexercised	In-the-Money
	Acquired		Options at	Options at
	on	Value	FY-End (#) Exercisable/	FY-End ($) Exercisable/
Name	Exercise (#)	Realized ($)	Unexercisable (1)	Unexercisable (1)(2)
Robert W. Matschullat*	—	—	18,500/1,500	$233,091 / $10,785
Gerald E. Johnston	214,856	$7,620,216	569,300/436,400	$11,119,302 / $3,406,091
Lawrence S. Peiros	147,844	$5,435,072	213,651/88,950	$4,303,084 / $728,681
Frank A. Tataseo	140,868	$5,108,345	138,902/66,900	$2,914,460 / $483,086
Daniel J. Heinrich*	—	—	102,804/71,400	$2,232,235 / $553,826
Laura Stein*	—	—	7,500/46,700	$18,150 / $150,524
____________________

*	No options were exercised.

(1)

The number of shares and the value of the unexercised options relate to stock options granted under the 1996 and 2005 Stock Incentive Plans. See “Employment Agreements and Other Arrangements” on page 26 for a description of the accelerated vesting provisions applicable to the stock options. Mr. Johnston’s unexercisable options will vest on March 2, 2007.

(2)

The value of the unexercised options was determined by multiplying the number of shares subject to unexercised options at the fiscal year end by $60.97, the closing price of the Common Stock on June 30, 2006, minus the exercise price of each unexercised option.

LONG-TERM INCENTIVE PLANS — AWARDS IN LAST FISCAL YEAR

The table below reflects performance unit awards to the Named Officers during fiscal year 2006 under the 1996 Stock Incentive Plan. If conditions are met, such awards are payable in shares of Common Stock.

	Number of Shares, Units or Other	Performance or Other Period Until
Name	Rights (#)(1)	Maturation or Payment (2)
Robert W. Matschullat	—
Gerald E. Johnston	50,500	6/30/08 or forfeited
Lawrence S. Peiros	8,800	6/30/08 or forfeited
Frank A. Tataseo	7,900	6/30/08 or forfeited
Daniel J. Heinrich	7,900	6/30/08 or forfeited
Laura Stein	6,600	6/30/08 or forfeited
____________________

(1)

To continue its objective of focusing the executive officers on the creation of stockholder value, the Management Development and Compensation Committee approved a new three-year grant of performance units to all executive officers in September 2005. The September 2005 grants could vest on June 30, 2008, based on the achievement of specific cumulative operating profit and average return on invested capital targets over the three-year period. If the performance units vest, they are payable in shares of Common Stock. Vesting of performance units is based on a schedule with a minimum vesting payout of 50% to a maximum of 150%, depending upon the achievement of performance targets. See the Management Development and Compensation Committee report entitled “Long Term Compensation” on page 17 for further information.

(2)	See “Employment Agreements and Other Arrangements” on page 26 for a description of the accelerated vesting provisions applicable to the performance units.

COMPARATIVE STOCK PERFORMANCE

The graph below compares the cumulative total stockholder return of the Common Stock for the last five fiscal years with the cumulative total return of the Standard & Poor’s 500 Stock Index and a composite index composed of the Standard & Poor’s Household Products Index and the Standard & Poor’s Housewares Index (referred to below as the Peer Group) for a five-year period ending June 30, 2006. The composite index is weighted based on market capitalization as of the end of each quarter during each of the last five years. The graph lines merely connect the prices on the dates indicated and do not reflect fluctuations between those dates.

PENSION BENEFITS

Pension benefits are paid to executive officers under three plans: The Clorox Company Pension Plan (the “Pension Plan”), the Nonqualified Deferred Compensation Plan and the Supplemental Executive Retirement Plan (the “SERP”).

The Pension Plan is a non-contributory defined benefit retirement plan covering salaried and hourly employees of Clorox. All employees with at least one year of service participate in the Pension Plan. Prior to July 1, 1996, benefits were calculated based on career average compensation. Effective July 1, 1996, participants in the Pension Plan accrue benefits equal to 3% of qualified earnings each year. Qualified earnings include base annual salary and bonus. Participants’ benefits are adjusted each quarter by an interest factor. Participants meeting certain age and years of service levels will receive the greater of the benefits calculated under the career average compensation formula and the cash balance formula. Except for Mr. Johnston, who has met the age and years of service levels and will receive the greater of the benefits under the current and prior formula, which, as of June 30, 2006, had a lump sum value of $578,000, each of the Named Officers will receive benefits calculated under the cash balance formula. A participant is fully vested in his or her benefit after five years of service.

The Nonqualified Deferred Compensation Plan provides additional benefits equal to the employer-provided benefits that plan participants do not receive under the Pension Plan because of Internal Revenue Code limits. This plan has the same five-year vesting provision as the Pension Plan.

The purpose of the SERP is to provide executive officers a fixed objective of 55% of the average annual compensation for the three consecutive years of highest compensation (except bonuses need not be consecutive). Compensation consists of base annual salary and the EIC Plan bonus. For the Named Officers, those amounts are shown in the salary and bonus columns of the Summary Compensation Table on page 19. Participants must attain at least age 55 with 10 years of service before leaving the Company to be eligible for benefits under the SERP. The SERP benefits are offset by the annuity value of amounts received from primary social security at retirement and the actual value of the Pension Plan and Company contributions to the 401(k) Plan and the Nonqualified Deferred Compensation Plan at retirement.

Pension benefits are subject to actual market returns; therefore, the ultimate benefit payable could exceed the SERP objective of 55% of average annual compensation. Assuming retirement at age 65, fiscal year 2006 annual base salary and bonus and no future increase in such compensation and an interest rate of 8%, the total pension benefit for the Named Officers is not expected to exceed 55% of their average compensation. The annual retirement benefits shown in the table below are based on the SERP, calculated for an unmarried person, on a straight-line annuity basis, based on retirement at age 65 with 15 or more years of service with the Company. They would be proportionately reduced for early retirement or for shorter years of service to a minimum of 10 years. Thus, the table below shows what would be received by the Named Officers under the three plans for pension benefits, taken collectively.

Pension Benefits

15 or more
Compensation (1)		Years of Service
$ 400,000		$ 220,000
$ 600,000		$ 330,000
$ 800,000		$ 440,000
$1,000,000	.	$ 550,000
$1,200,000		$ 660,000
$1,400,000		$ 770,000
$1,600,000		$ 880,000
$1,800,000		$ 990,000
$2,000,000		$1,100,000

		15 or more
Compensation (1)		Years of Service
$2,200,000		$1,210,000
$2,400,000		$1,320,000
$2,600,000		$1,430,000
$2,800,000	.	$1,540,000
$3,000,000		$1,650,000
$3,200,000		$1,760,000
____________________

(1)

The number of years of credited service for each of the Named Officers are: Mr. Matschullat, 0; Mr. Johnston, 25; Mr. Peiros, 26; Mr. Tataseo, 12; Mr. Heinrich, 5, and Ms. Stein, 9. Mr. Matschullat’s service as interim chairman and interim chief executive officer terminated on October 2, 2006.

EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS

Employment Agreements. The Company has entered into employment agreements with each of the Named Officers other than Mr. Matschullat. The terms of the employment agreements are “evergreen” in that they renew daily to maintain a three-year term (Mr. Johnston) or a two-year term (all others), unless the Company gives notice of non-renewal. The employment agreements are also terminable at any time by the Company for “Cause,” as that term is defined in the employment agreements, or “at will” by either the officer or the Company. In the case of an “at will” termination by the Company, an officer is entitled to receive a lump sum amount equal to the officer’s then current base salary plus 75% of the officer’s average annual EIC Plan awards for the preceding three years, divided by 12 and then multiplied by the number of months in the remaining term of his or her employment agreement. The employee agreements provide that the officer is entitled to continue to participate in the Company’s medical and dental insurance programs for the same period. In addition, the officer would receive pro-rated EIC Plan awards for the year in which termination occurs.

On August 2, 2006, the Company entered into a Termination of Change in Control Agreement with Mr. Johnston. Under the agreement, Mr. Johnston’s employment with the Company will terminate effective March 1, 2007. Mr. Johnston’s employment agreement permits the Company to terminate his employment if he begins to receive benefits under the Company’s long-term disability plan. Mr. Johnston executed a release and agreed to terminate his change in control agreement effective September 1, 2006; thus, he is no longer entitled to receive benefits to which he would have been entitled under that agreement. On March 2, 2007, the 75,000 restricted stock units granted to Mr. Johnston during fiscal year 2004 will vest in accordance with their terms and all other previously-granted equity awards to Mr. Johnston will also vest in accordance with their terms.

On May 16, 2006, the Management Development and Compensation Committee approved a retention and recognition plan that provides enhanced severance and short-term incentive bonus opportunities to members of the Clorox Executive Committee (the “Executive Committee”). The plan was adopted in recognition of the additional responsibilities taken on by members of the Executive Committee following the medical leave and subsequent retirement as chairman and chief executive officer of Mr. Johnston, and to encourage the continued service of Executive Committee members during the search for Mr. Johnston’s successor and transition to the new chief executive officer.

The retention and recognition plan provides for enhanced severance to Executive Committee members during a limited period through amendments to their existing employment agreements. Pursuant to the retention and recognition plan, the employment agreements were amended to provide a lump sum payment in an amount equal to the executive’s highest monthly base salary rate in effect during the twelve month period preceding a termination without cause by the Company during the period commencing May 16, 2006 and ending 18 months after the date a new CEO commences employment with the Company times the sum of the number of months in the remaining term of the executive’s employment agreement plus 12; plus 75% of his or her average annual bonus, multiplied by the sum of the number of months in the remaining term of the executive’s employment agreement plus 12 and then divided by 12.

The retention and recognition plan also provides Executive Committee members a one-time increased incentive target bonus opportunity of an additional 30% of base salary under the EIC Plan for fiscal year 2007 (subject to the overall limits provided in the plans). Actual bonus targets (which will reflect this increase) will be determined after the beginning of the Company’s 2007 fiscal year, in accordance with the terms and conditions of the plans and applicable tax law.

Change in Control Agreements. The Company has entered into change in control agreements with each of the Named Officers. As noted above, Mr. Johnston’s change in control agreement is no longer in effect. Within a two-year period after a “change in control,” “business combination,” or complete dissolution or liquidation of the Company, the officers may terminate their employment in the event of a reduction or elimination in rank, responsibilities, compensation or benefits. A change in control generally will be deemed to occur if any person or entity becomes the beneficial owner, directly or indirectly, of 30% of the then outstanding shares of Common Stock or has, directly or indirectly, 30% of the combined voting power of the then outstanding securities entitled to vote for directors. A business combination generally will be deemed to occur in the event of a reorganization, merger or sale of substantially all of the assets of the Company, subject to certain exceptions. In the event of such termination, or a termination without cause by the Company, the officer will receive a lump sum amount equal to three times his or her then current base salary plus 100% of his or her average annual EIC Plan award for the preceding three years. If payments received under the change in control agreements are subject to tax under Section 4999 of the Internal Revenue Code of 1986, as amended (which deals with certain payments contingent on a change in control), the Company will make an additional payment to the officer in respect of such tax.

Accelerated Vesting Provisions. In the event of a change in control, business combination, or complete liquidation or dissolution of the Company (a “corporate transaction”), all stock options granted before September 15, 2004, will become vested and exercisable on an accelerated basis and all restricted stock and restricted stock unit awards granted before September 15, 2004 will become vested on an accelerated basis.

Stock options, shares of restricted stock and restricted stock units awarded on or after September 15, 2004 that are assumed by the successor company in a corporate transaction will not become vested (and for stock options exercisable) on an accelerated basis at the time of the corporate transaction; however, such stock options, restricted stock and restricted stock units will become vested (and for stock options exercisable) on an accelerated basis if the holder is terminated without cause or resigns for good reason within 24 months following the corporate transaction. Stock options, shares of restricted stock and restricted stock units granted on or after September 15, 2004, that are not assumed by the successor company in a corporate transaction will become vested (and for stock options exercisable) immediately prior to the effective date of the corporate transaction.

Performance units or performance shares granted on or after September 15, 2004, will vest pro-rata on an accelerated basis immediately prior to the effective date of the corporate transaction in the same proportion as the time since the beginning of the vesting period bears to the shortest time remaining in the vesting period until such awards could otherwise completely vest. The level of vesting of the award will be based on the level of performance achieved as of the accelerated vesting date.

Disability Plan. All Clorox employees participate in a disability plan that provides benefits that vary by employee status and benefit options elected. Executive officers, including Mr. Johnston, are entitled to benefits including medical benefits while receiving disability benefits, four weeks of full pay, short-term disability at 60% of pay for an additional 22 weeks, and long-term disability at 60% of pay until recovery, death or reaching age 65. The executive plan that covers Mr. Johnston differs from the regular Clorox disability plan because regular employees receive a 50% long-term disability (LTD) benefit unless they buy-up to a 60% LTD benefit plan. The Company’s executives receive the premium 60% LTD plan at no cost to them. In connection with Mr. Johnston’s health-related retirement from his positions as chairman and chief executive officer in May 2006, the Company expects to make cash payments to Mr. Johnston of approximately $6 million over a six-year period in accordance with the terms of the Company’s LTD plan.

Employment Arrangements with New Chief Executive Officer. On August 30, 2006, the Company entered into an employment agreement with Mr. Knauss, which became effective on October 2, 2006, when Mr. Knauss began his employment as chairman and chief executive officer of the Company. Under the terms of the agreement, Mr. Knauss will receive, among other things, an annual base salary of $950,000, subject to certain adjustments, and a sign-on cash bonus of $500,000. On his first day of employment, he received a ten-year option to purchase 275,000 shares of Common Stock and 83,500 restricted stock units which will vest over four years. Mr. Knauss will be eligible to receive an annual incentive bonus with a bonus target of 115% of his annual base salary and a maximum bonus equal to 200% of his bonus target for the applicable year. Under the terms of the agreement, Mr. Knauss’ annual incentive bonus for the fiscal year ending June 30, 2007, is guaranteed to equal at least his bonus target of 115% of his annual base salary.

Mr. Knauss will be eligible to receive supplemental executive retirement plan benefits equal to the greater of the amount attributable to the Company Supplemental Executive Retirement Plan or the benefits to which he would have been entitled if he had stayed at his previous employer, The Coca-Cola Company.

The employment agreement provides for severance benefits in the event of Mr. Knauss’ involuntary termination without cause or voluntary termination with good reason in an amount equal to three times his annual base salary on the date of his termination and three times 75% of his average annual bonus (as all of the terms are defined in the agreement), the vesting of certain of the unvested, equity-based awards that he received on his first day of employment to replace benefits he forfeited upon termination of his prior employment (23,500 restricted stock units and 61,000 options) and an extended period of time to exercise the stock options, and certain other benefits specified in the employment agreement.

Mr. Knauss is entitled to relocation benefits, including up to $50,000 in loss protection on the sale of his residence in Atlanta, Georgia, and up to $10,000 per month for temporary housing, plus certain commuting and house hunting travel costs, for a period of up to one year. Additionally, the Company agreed to pay up to $40,000 for legal fees and other expenses Mr. Knauss incurred in connection with the negotiation and drafting of the employment agreement.

Mr. Knauss’ employment agreement has a three-year term that is subject to automatic one year extensions unless either the Company or Mr. Knauss gives notice to the other party at least 180 days before such extension becomes effective.

The Company entered into a change in control agreement with Mr. Knauss, which, among other things, provides that if, within 24 months (or, if earlier, prior to the first day of the month following Mr. Knauss’ 65th birthday) after a change in control (as defined in the agreement), Mr. Knauss is terminated by the Company, other than for cause or disability (as defined in the agreement), or if Mr. Knauss terminates his employment for good reason (as defined in the agreement), the Company will pay Mr. Knauss a lump sum amount equal to: (1) accrued amounts; (2) three times the sum of his annual base salary and his average annual bonus; and (3) certain benefit plan payments calculated as if his employment had continued for another three years. In the event of Mr. Knauss’ termination of employment within 24 months following a change in control, all unvested stock options and restricted stock units granted to him under the Company’s 2005 Stock Incentive Plan (or any successor plan) will immediately vest and any stock options will remain exercisable for the lesser of three years or the expiration date of the applicable award (one year in the case of termination due to death, disability, cause or without good reason). If Mr. Knauss’ termination occurs more than 24 months after the change in control, any unvested restricted stock units and stock options granted under the employment agreement will vest in the same manner as under Mr. Knauss’ employment agreement. If payments received under the change in control agreement are subject to taxation under Section 4999 of the Internal Revenue Code of 1986, as amended (which addresses certain payments contingent on a change in control), the Company will make an additional payment to Mr. Knauss in respect of such tax, subject to certain limitations.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 and SEC regulations require the Company’s directors, certain officers and greater than 10% stockholders to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the SEC. The Company undertakes to file such forms on behalf of the reporting directors or officers pursuant to a power of attorney given to certain attorneys-in-fact. The reporting officers, directors and 10% stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) reports they file.

Based solely on its review of copies of such reports received or written representations from such executive officers, directors and 10% stockholders, the Company believes that all Section 16(a) filing requirements applicable to its directors, executive officers and 10% stockholders were complied with during fiscal year 2006, except as set forth below.

Messrs. Friedman, Matschullat, Scott and Shannon and Ms. Ticknor received deferred stock units in lieu of quarterly director fees in September 2005 and December 2005, which transactions were not reported on a Form 4 until January 2006.

PROPOSAL NO. 2
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the board of directors has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2007. Ernst & Young LLP has been so engaged since February 15, 2003.

Vote Required and Board of Directors’ Recommendation

Ratification of the selection of Ernst & Young LLP by stockholders is not required by law. However, as a matter of policy, such selection is being submitted to the stockholders for ratification at the Annual Meeting (and it is the present intention of the board of directors to continue this policy). The Audit Committee and the board of directors recommends the adoption of the following resolution, which will be presented at the Annual Meeting:

RESOLVED, that the stockholders of The Clorox Company hereby ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2007.

The persons designated in the enclosed proxy will vote your shares FOR ratification unless you include instructions to the contrary. If the stockholders fail to ratify the selection of this firm, the board of directors will reconsider the matter. The affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting is required to ratify the selection of Ernst & Young LLP.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement should they desire to do so.

OTHER INFORMATION

Financial Statements and Form 10-K

Consolidated financial statements for the Company are attached as Appendix A to this proxy statement and are included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2006, filed with the Securities and Exchange Commission, 100 F Street, N.W., Washington, D.C. 20549. A copy of the 2006 Form 10-K (excluding exhibits) may be obtained, without charge, by calling Clorox Shareholder Direct at 888-CLX-NYSE (259-6973) toll-free, 24 hours a day, seven days a week or by writing to the Secretary at the address shown on the top of the notice accompanying this proxy statement.

Director Communications

Stockholders may direct communications to individual directors, including the presiding director, to a board committee, the independent directors as a group or to the board of directors as a whole, by addressing the communication to the named individual, to the committee, the independent directors as a group or to the board of directors as a whole c/o The Clorox Company, Attention: Secretary; 1221 Broadway; Oakland, CA 94612-1888. The Secretary will forward to the independent directors any communications directed to the independent directors as a group and will review all communications so addressed and will relay to the addressee(s) all communications determined to bear substantively on the business, management or governance of the Company.

SOLICITATION OF PROXIES

The Company will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation material furnished to stockholders by the Company. Copies of solicitation material will be furnished to brokerage houses, fiduciaries, and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation material to such beneficial owners and the corresponding forwarding expenses will be reimbursed by the Company. The original solicitation of proxies by mail may be supplemented by solicitation by telephone, telegram and other means by directors, officers, and/or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail and via the Internet.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

In the event that a stockholder wishes to have a proposal considered for presentation at the 2007 Annual Meeting and included in the Company’s proxy statement and form of proxy used in connection with such meeting, the proposal must be forwarded to the Company’s Secretary so that it is received no later than June 6, 2007. Any such proposal must comply with the requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended.

Under the Company’s Bylaws, if a stockholder, rather than including a proposal in the proxy statement as discussed above, seeks to propose business for consideration at that meeting, notice must be received by the Secretary at the principal executive offices of the Company not less than 70 days nor more than 170 days prior to the first anniversary of the preceding year’s Annual Meeting. To be timely for the 2007 Annual Meeting, the notice must be received by the Secretary between May 30, 2007, and September 7, 2007. However, in the event that the date of the annual meeting is advanced by more than 20 days, or delayed by more than 70 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the later of the 70th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made.

By Order of the Board of Directors

Laura Stein,
Senior Vice President —
General Counsel & Secretary
October 4, 2006

APPENDIX A

Management’s Discussion and Analysis of Financial Condition and Results of Operations,
Consolidated Financial Statements, Management’s Report on Internal Control over Financial
Reporting and Reports of Independent Registered Accounting Firm

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS
The Clorox Company
(Dollars in millions, except per share amounts)

EXECUTIVE OVERVIEW

The Clorox Company (the Company or Clorox) is a leading manufacturer and marketer of consumer products with fiscal year 2006 revenues of $4,644. Clorox markets some of consumers’ most trusted and recognized brand names, including its namesake bleach and cleaning products, Armor All® and STP® auto-care products, Fresh Step® and Scoop Away® cat litters, Kingsford® charcoal briquets, Hidden Valley® and K C Masterpiece® dressings and sauces, Brita® water-filtration systems, and Glad® bags, wraps and containers. In addition, the Company has a number of leading brands in international markets, including those sold under the Poett®, Mistolin® and Ayudin® brand names. With approximately 7,600 employees worldwide, the Company manufactures products in more than 20 countries and markets them in more than 100 countries.

The Company is operated through three operating segments: the Household Group – North America, Specialty Group and International. The Household – North America segment includes U.S. bleach, cleaning, water-filtration, auto-care and professional products and all products marketed in Canada. The Specialty segment includes the plastic bags, wraps and containers businesses, charcoal, cat litter and food products marketed in the United States. The International segment includes operations outside the United States and Canada.

STRATEGIC INITIATIVES

The Company’s goal is to develop and market products that make consumers’ lives easier, healthier and better. The Company invests in its brands based on their role in the product portfolio. The Company makes further investments in those brands or businesses that have the most potential to accelerate top-line and profit growth over time. The Company maintains its investments in those brands or businesses where strong market positions and growth potential already exist, and optimizes for value or, in some cases, exit, the few brands or businesses in which less growth potential is expected.

The Company’s strategy is to continue to expand strategic capabilities that drive value in the categories in which it competes. In order to be successful over the long term, the Company plans to continue to develop its strategic capabilities in six cornerstone areas: consumers, customers, cost, people, process and partnerships. The most important success factor is the ability to build and apply world-class consumer insights into brand-building activities. The other major keys to success include the ability to bring value-creating services to retail customers based on mutual growth and profit potential, and the ability to improve productivity, enhance margins and lower costs. The ability to successfully execute these core business strategies rests on the strength of the enabling strategies: the leadership capabilities and bench strength of the Company’s people, processes that create a seamless organization and partnerships that create virtual scale and drive growth.

FISCAL YEAR 2006 SUMMARY

FINANCIAL HIGHLIGHTS

During fiscal year 2006, the Company operated in a challenging business environment characterized by upward pressures on commodity and logistics costs. These pressures, driven primarily by overall market demand for commodities and exacerbated by the impact of the hurricane season, resulted in the third consecutive year of sharp increases for the Company’s key inputs to manufacturing and distribution. These increases, which impacted commodities such as resin and diesel, cost the Company over 400 basis points of gross margin during fiscal year 2006, a significant impact that was not fully anticipated.

The Company responded quickly to these cost pressures with pricing actions, an increased focus on its cost-savings program and by continuing to execute its overall strategic initiatives. The strength of the Company’s brands and customer relationships enabled the Company to increase prices on over 50 percent of the product

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

portfolio during the year. The price increases, which were targeted to cover a portion of the overall cost increases, were set in light of expectations of long-term market cost structures. The increases were well executed and, in many cases, the competition followed with price increases of their own. In addition, $111 in cost savings were delivered as part of the cut costs and enhance margins strategy, which represented the fifth consecutive year of cost savings greater than $100.

The Company also continued its commitment to brand building by maintaining its advertising level at approximately 10% of net sales and by increasing its investment in research and development. This commitment resulted in further development of the health-and-wellness platform, which is based on the powerful insight that consumers are highly motivated to protect their families from germ-related illness. In fiscal year 2006, this platform was extended with the introduction of Clorox® Anywhere Hard Surface™ daily sanitizing spray, which is highly effective at killing bacteria, but is gentle enough to use around children, pets and food. The Company’s brand building also led to new product introductions in nearly every business unit, including the new Kingsford® charcoal with Sure Fire Grooves™, which makes grilling even better, and Fresh Step® and Scoop Away® cat litters with odor-eliminating carbon, which help keep cat owners’ homes smelling better and fresher.

The Company’s commitment to its strategy resulted in net sales growth of 6%, which exceeded the overall annual growth target of 3% to 5% and, excluding divestitures, represented the fifth consecutive year of net sales growth of 5% or more. Volume growth was a modest 1%, mainly due to the impact of price increases, as anticipated. Overall, the Company’s pricing actions and cost-savings efforts minimized the impact of the commodity cost increases and inflationary pressures, thereby limiting the overall decline in gross margin to approximately 100 basis points.

Earnings from continuing operations were lower than the prior year due to the impact of commodity cost increases, the incremental costs related to accounting for equity compensation under Statement of Financial Accounting Standards (SFAS) No. 123-R, Share-Based Payment, a charge related to the correction for historical stock option accounting and costs associated with the former chairman and CEO’s health-related retirement from his positions. Diluted net earnings per common share from continuing operations were relatively flat, due to the lower average share base resulting from the share exchange with Henkel KGaA (Henkel) in November 2004.

Certain key fiscal year 2006 developments are summarized as follows:

  The Company’s International segment continued to grow its business, exemplified by a 9% growth in net sales.

  Beginning in fiscal year 2006, the Company adopted SFAS No. 123-R, which resulted in additional pretax share-based compensation costs of $31 and reduced annual diluted net earnings per common share by 12 cents in fiscal year 2006.

  During fiscal year 2006, the Company repatriated approximately $265 of cash previously held in foreign entities. Of this amount, $111 represented dividends under the terms of the American Jobs Creation Act (AJCA) that the Company plans to use for reinvestment in qualified activities.

  In April 2005, the Company settled a previously accrued tax contingency with the Internal Revenue Service (IRS), which resulted in federal and state tax and interest payments of $151 (excluding $13 of tax benefits) in the first quarter of fiscal year 2006 and $94 (excluding $6 of tax benefits) in fiscal year 2005.

  The Company continued to effectively manage its working capital and continued its practice of disciplined capital spending at under 4% of net sales.

  In June 2006, the Company undertook a voluntary review of its historical stock option granting practices. The review, which was overseen by the Audit Committee with the assistance of outside counsel, identified historical stock option compensation expense relating to prior periods dating back to the third quarter of fiscal 1996. Accordingly, results for the fourth quarter and fiscal year include a pretax cumulative charge of $25 ($16 after tax or 11 cents per diluted share), resulting from noncash charges associated with the

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

historical stock option compensation expense. The amount of the stock option compensation expense attributable to each of the previous reporting periods was not material to any of such periods. The review identified no evidence of fraud, falsification of records, concealment of actions or documentation, or intentional deviation from generally accepted accounting principles. No material liabilities were identified as a result of the review.

  Earnings results for the fourth quarter and fiscal year also included after tax charges of $7 or 5 cents per diluted share, related to the former chairman and CEO’s heath-related retirement from his positions. These after tax charges include about $4 related to expected accelerated vesting of certain noncash stock compensation and $3 in connection with expected salary continuation in accordance with the terms of the company’s stock compensation and long-term disability plans.

RESULTS OF WORLDWIDE OPERATIONS

Management’s discussion and analysis of the results of operations, unless otherwise noted, compares fiscal year 2006 to fiscal year 2005 and fiscal year 2005 to fiscal year 2004, using percent changes calculated on a rounded basis, except as noted. In certain instances, parenthetical references are made to relevant sections of the Notes to Consolidated Financial Statements to direct the reader to a further detailed discussion. In addition, the discussion of results of worldwide operations includes several measures not defined by U.S. GAAP (non-GAAP measures), including return on invested capital and free cash flow as a percentage of net sales. Management believes these measures provide investors with additional information about the underlying results and trends of the Company. These non-GAAP measures are reconciled to the nearest comparable U.S. GAAP measure when used.

CONSOLIDATED RESULTS

FINANCIAL PERFORMANCE MEASURES

				% Change
				2006	2005
				to	to
	2006	2005	2004	2005	2004
Net sales	$4,644	$4,388	$4,162	6%	5%
Gross profit margin	42.2%	43.2%	44.0%
Diluted net earnings per common share from
continuing operations	$ 2.89	$ 2.88	$ 2.28	—	26
Return on invested capital	13.3%	13.9%	13.5%
Free cash flow as a % of net sales	7.4%	14.0%	17.5%

Net sales in fiscal year 2006 increased 6% compared to the prior period. Volume increased at a modest rate of 1% as price increases impacted shipments, as anticipated. Sales growth outpaced the volume growth primarily due to price increases and trade spending efficiencies. Contributing to the volume growth in the current year was the introduction of several new products and product improvements, including Clorox® Anywhere Hard Surface™ daily sanitizing spray, Liquid-Plumr® Power Jet™ instant clog remover, Kingsford® charcoal with Sure Fire Grooves™ and Fresh Step® cat litter with odor-eliminating carbon. Also driving overall volume growth were strong shipments of home-care products within Latin America.

Net sales in fiscal year 2005 increased 5% compared to the prior period, driven primarily by overall volume growth of 5%. Other factors impacting net sales included price increases offset by increased trade-promotion spending. The improvement in volume was driven by new product introductions and increased shipments of established products. During fiscal year 2005, the Company introduced several new products, including Glad® ForceFlex® trash bags, the Clorox® BathWand cleaning system, Clorox® dual action toilet bowl cleaner, Clorox® disinfecting bathroom cleaner, Glad® Press ‘n Seal Freezer® wrap and three new flavors of K C Masterpiece® food items.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

Gross profit increased 3% in fiscal year 2006, and decreased as a percentage of net sales to 42.2% in fiscal year 2006 from 43.2% in fiscal year 2005. This decline as a percentage of net sales was primarily due to significantly higher energy-related commodity, manufacturing and transportation costs, substantially offset by pricing actions and cost savings.

Gross profit increased 3% in fiscal year 2005, and decreased as a percentage of net sales to 43.2% in fiscal year 2005 from 44.0% in fiscal year 2004. This decline as a percentage of net sales was primarily due to higher expenses for raw materials, transportation and warehousing, partially offset by price increases and cost savings.

Diluted net earnings per common share from continuing operations increased by $0.01 in fiscal year 2006. Results for the fourth quarter and fiscal year include a cumulative after tax charge of $16 resulting from noncash charges associated with historical stock option compensation expense relating to prior periods dating back to the third quarter of fiscal 1996. The after tax charge reduced reported fourth-quarter and full-year diluted EPS by 11 cents. Diluted net earnings per common share from continuing operations reflect a decrease in common shares outstanding during fiscal year 2006 due to the share exchange of 61.4 million shares previously held by Henkel in November 2004 (refer to the “Earnings from Discontinued Operations” section for further discussion). Lower earnings from continuing operations was primarily due to significantly higher commodity costs, the correction for historical stock option accounting, costs associated with the former chairman and CEO’s health-related retirement from his positions and incremental costs related to accounting for equity compensation under SFAS No. 123-R, substantially offset by pricing actions and cost savings.

Diluted net earnings per common share from continuing operations increased by $0.60 in fiscal year 2005. This improvement was driven by a $27 increase in earnings from continuing operations as well as a decrease in common shares outstanding during fiscal year 2005 due to the Henkel share exchange. Increased earnings from continuing operations were driven by sales growth and cost savings, partially offset by significantly higher expenses for raw materials, interest and logistics.

Return on Invested Capital (ROIC) is a “non-GAAP measure” used by management to evaluate the efficiency of its capital spending as a performance metric for its long-term incentive programs (for a detailed reconciliation of ROIC, refer to exhibit 99.3). ROIC is defined by the Company as adjusted operating profit after taxes, excluding certain costs and expenses, divided by average invested capital. Average invested capital includes total assets less current liabilities (excluding short-term debt) before cumulative historical goodwill amortization, asset impairment and restructuring charges. ROIC decreased approximately 60 basis points to 13.3% during fiscal year 2006 due to lower adjusted operating profit and higher invested capital. Adjusted operating profit includes $36 of pretax incremental costs related to historical stock option compensation expense and the former chairman and CEO’s health-related retirement from his positions, which lowered ROIC by 60 basis points. Invested capital increased slightly due to an increase in other assets as a result of the Company recording a net pension asset at June 30, 2006, compared to a net pension liability at June 30, 2005, for its domestic plan. ROIC increased approximately 40 basis points to 13.9% during fiscal year 2005 due to a higher adjusted operating profit after taxes driven primarily by sales growth, partially offset by slightly higher average invested capital.

Free cash flow is a “non-GAAP measure” used by the Company’s management to help assess funds available for investing activities such as acquisitions and financing activities including debt payments, dividend payments and share repurchases. Free cash flow is calculated as cash provided by operations less capital expenditures. Free cash flow does not represent cash available only for discretionary expenditures, since the Company has mandatory debt service requirements and other contractual and non-discretionary expenditures.

	2006	2005	2004
Cash provided by operations	$522	$765	$899
Less: capital expenditures	(180)	(151)	(170)
Free cash flow	$342	$614	$729

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

Free cash flow as a percentage of net sales decreased to 7.4% in fiscal year 2006 from 14.0% in fiscal year 2005, primarily due to a decline in earnings from continuing operations, an incremental $57 tax payment pertaining to the fiscal year 2005 tax settlement and higher capital expenditures. Free cash flow as a percentage of net sales decreased to 14.0% in fiscal year 2005 from 17.5% in fiscal year 2004, primarily due to a $94 tax settlement payment and sales growth, partially offset by increased earnings from continuing operations.

EXPENSES

				% Change
				2006	2005	% of Net Sales
				to	to
	2006	2005	2004	2005	2004	2006	2005	2004
Selling and administrative expenses	$631	$551	$543	15%	1%	13.6%	12.6%	13.0%
Advertising costs	450	435	420	3	4	9.7	9.9	10.1
Research and development costs	99	88	84	13	5	2.1	2.0	2.0

Selling and administrative expenses increased 15% in fiscal year 2006 partially due to a pretax cumulative charge of $25 resulting from noncash charges associated with historical stock option compensation expense relating to prior periods dating back to the third quarter of fiscal 1996. Also contributing to the increase was additional pretax share-based compensation costs of $24 upon the adoption of SFAS No. 123-R, and a charge of $11 due to the former chairman and CEO’s health-related retirement from his positions. Excluding the aforementioned charges of $60, selling and administrative expenses increased 4% in fiscal year 2006.

Selling and administrative expenses increased 1% in fiscal year 2005 due to compensation cost and professional fee increases but declined slightly as a percentage of net sales.

Advertising costs increased 3% in fiscal year 2006 as a result of higher spending for new product launches and increased marketing investment in established brands.

Advertising costs increased 4% in fiscal year 2005 as a result of spending to support established brands and new product launches.

Research and development costs increased 13% in fiscal year 2006 as a result of increased investment in innovation and higher compensation expense.

Research and development costs increased by 5% in fiscal year 2005 due to higher spending for innovation.

				% Change
				2006	2005
				to	to
	2006	2005	2004	2005	2004
Restructuring and asset impairment costs	$1	$36	$11	(97)%	227%
Interest expense	127	79	30	61	163
Other (income), net	(2)	(23)	(9)	(91)	156
Income taxes on continuing operations	210	212	262	(1)	(19)

Restructuring and asset impairment costs of $36 in fiscal year 2005 included $26 for asset impairment and $6 for severance and other costs related to the second phase of the Glad® supply chain restructuring. This phase included closing a manufacturing facility and assigning remaining production to certain of the Company’s North America plants and third-party suppliers. The Company also recorded asset impairment charges and severance costs of $4 related to manufacturing operations in the International segment.

Restructuring and asset impairment costs of $11 in fiscal year 2004 included $10 for asset impairment and $1 for severance costs related to the first phase of the Glad® supply chain restructuring.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

As part of the Company’s efforts to achieve virtual scale, reduce costs and increase resources for innovation and brand building, the Company is considering the restructuring of a portion of its information technology services. Such an evaluation could lead to actions that would result in restructuring charges in future periods, beginning as early as the first half of fiscal year 2007. No specific decisions have been made, and any such actions require Board review and approval.

Interest expense increased $48 in fiscal year 2006, driven primarily by a full year of interest costs associated with the $1,650 in senior notes related to the Henkel share exchange and higher interest rates.

Interest expense increased $49 in fiscal year 2005, driven primarily by a partial year of interest costs associated with the $1,650 in senior notes related to the Henkel share exchange.

Other income, net of $2 in fiscal year 2006 included interest income of $10 and equity earnings of $7. Partially offsetting these gains were losses of $15 from the Company’s investment in low-income housing partnerships.

Other income, net of $23 in fiscal year 2005 included $25 related to the gain on the exchange and equity earnings from the Company’s investment in Henkel Iberica, S.A. (Henkel Iberica), which was transferred to Henkel as part of the share exchange (refer to the “Earnings from Discontinued Operations” section for further discussion). In addition, the Company recorded an $11 foreign currency transaction gain in the fourth quarter of fiscal year 2005 (Note 17). Partially offsetting these gains were losses of $16 from the Company’s investment in low-income housing partnerships (Note 17).

Other income, net of $9 in fiscal year 2004 included $17 of equity earnings (of which $11 related to the investment in Henkel Iberica), $9 related to favorable legal settlements, and $4 of interest income. These gains were partially offset by expenses of $14 for environmental remediation and monitoring at a former plant site in Michigan (Note 12) and $7 related to the amortization of intangible assets.

The effective tax rate on continuing operations was 32.1%, 29.1% and 34.9% in fiscal years 2006, 2005 and 2004, respectively. The fiscal year 2006 tax rate was higher than the fiscal year 2005 tax rate primarily due to the fiscal year 2005 release of tax accruals related to the tax settlement with the IRS (refer to the “Contingencies” section for further discussion) and the nontaxable gain on the fiscal year 2005 exchange of the equity investment in Henkel Iberica. These two items were partially offset by fiscal year 2006 releases of tax accruals for state and federal taxes as well as higher fiscal year 2005 tax accruals on earnings to be repatriated under the AJCA. The fiscal year 2005 tax rate was lower than the fiscal year 2004 tax rate primarily due to the fiscal year 2005 IRS tax settlement and exchange of Henkel Iberica, offset by the fiscal year 2005 impacts of the AJCA, as discussed above.

EARNINGS FROM DISCONTINUED OPERATIONS

	2006	2005	2004
Gain on exchange	—	$550	—
Earnings from exchanged businesses	$1	37	$87
Reversal of deferred taxes from exchanged businesses	—	6	—
Losses from Brazil operations	—	—	(4)
Income tax expense on discontinued operations	—	(14)	(24)
Total earnings from discontinued operations	$1	$579	$59
Diluted earnings per share from discontinued operations	$0.01	$3.23	$0.28

On November 22, 2004, the Company completed the exchange of its ownership interest in a subsidiary for Henkel’s interest in Clorox common stock. Prior to the completion of the exchange, Henkel owned approximately 61.4 million shares, or about 29%, of the Company’s outstanding common stock. The parties agreed that the Company would provide exchange value equal to $46.25 per share of Company stock being acquired in the exchange. The subsidiary transferred to Henkel contained Clorox’s existing insecticides and Soft Scrub® cleanser businesses,

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

its 20% interest in the Henkel Iberica joint venture, and $2,095 in cash. The fair value of the businesses was determined through arms-length negotiations supported by traditional valuation methodologies that included discounted cash flow calculations and sales and earnings multiples.

The gain on share exchange, earnings from exchanged businesses and reversal of deferred taxes were related to the Company’s transaction with Henkel. Losses from Brazil operations in fiscal year 2004 were related to the Company’s previous decision to exit its Brazil business (Note 2).

Diluted earnings per share from discontinued operations decreased in fiscal year 2006 primarily due to the end of interim production of insecticides and Soft Scrub® following the Henkel share exchange. Diluted earnings per share from discontinued operations increased in fiscal year 2005 primarily due to the gain on the Henkel share exchange.

SEGMENT RESULTS

HOUSEHOLD GROUP — NORTH AMERICA

				% Change
				2006	2005
				to	to
	2006	2005	2004	2005	2004
Net sales	$2,113	$2,013	$1,963	5%	3%
Earnings from continuing operations before income taxes	671	629	630	7	—

Fiscal Year 2006 versus Fiscal Year 2005: Net sales and earnings from continuing operations before income taxes increased while volume declined 1% during fiscal year 2006. The volume decline was driven primarily by the impact of price increases, as anticipated. The variance between net sales and volume was driven by the impact of higher pricing and trade-promotion spending efficiencies. The increase in earnings from continuing operations before income taxes is primarily due to the benefits of cost savings and higher net sales, partially offset by significantly higher costs for raw-materials, manufacturing, and transportation and other energy-related costs.

Shipments of laundry and home-care products remained flat during fiscal year 2006, primarily due to strong shipments of home-care products, including Clorox® disinfecting wipes and Pine-Sol® cleaner. These increases were offset by lower shipments of laundry-care products due to the impact of price increases on consumption and lower trade-promotion spending.

Shipments of Brita® U.S. products decreased by 7% during fiscal year 2006 primarily due to the impact of increased pricing on consumption.

Shipments of automotive-care products decreased 5% during fiscal year 2006 primarily due to the impact of higher pricing on consumption and decreased market demand in Armor All® gels, partially offset by increased shipments of STP® products.

Fiscal Year 2005 versus Fiscal Year 2004: Volume and net sales increased while earnings from continuing operations before income taxes declined slightly during fiscal year 2005. Volume growth of 4% was driven primarily by increased shipments of established products and new product launches. The variance between volume and sales growth was due to higher trade-promotion spending to support new product launches and unfavorable product mix. The slight decline in earnings from continuing operations before income taxes was primarily due to higher advertising expenses to support established products and new product launches, trade-promotion spending, and higher raw-material costs, offsetting the favorable impact of increased sales and cost savings.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

Shipments of laundry and home-care products increased 7% during fiscal year 2005, driven by increased shipments of established brands including Clorox® disinfecting wipes, and new product launches including the Clorox® BathWand cleaning system, Clorox® disinfecting bathroom cleaner and the fiscal year 2004 launch of Clorox® ToiletWandTM cleaning system.

Shipments of Brita® U.S. products declined 4% during fiscal year 2005 primarily due to the impact of decreased sales promotion, partially offset by the product launch of Brita® AquaView® filter system.

Shipments of auto-care products decreased 5%, driven by overall decreased category market demand, partially offset by the Armor All® gels new product launch.

SPECIALTY GROUP

				% Change
				2006	2005
				to	to
	2006	2005	2004	2005	2004
Net sales	$1,892	$1,788	$1,677	6%	7%
Earnings from continuing operations before income taxes	460	435	417	6	4

Fiscal Year 2006 versus Fiscal Year 2005: Net sales and earnings from continuing operations before income taxes increased while volume remained flat during fiscal year 2006. Flat volume growth was driven primarily by increased shipments of new Kingsford® and cat litter product improvements offset by decreased shipments of Glad® and food products due to price increases, as anticipated. The variance between net sales and volume was primarily due to the impact of price increases, as anticipated, and trade-promotion spending efficiencies in the current period. Growth in earnings from continuing operations before income taxes was primarily driven by increased net sales, cost savings and a favorable comparison to the year-ago period when the Company recorded restructuring and asset impairment charges related to the Glad® product supply chain. These factors were partially offset by significantly higher raw-material, manufacturing, transportation and energy-related costs in fiscal year 2006.

Shipments of Glad® products decreased 3% during fiscal year 2006. This decrease was primarily driven by the impact of higher pricing, as anticipated, and lower shipments of Glad® Press n’ Seal® wrap as a result of softer consumption trends, partially offset by a slight increase in Glad® trash bag shipments.

Shipments of food products decreased 1% during fiscal year 2006. This decrease was primarily driven by lower shipments of K C Masterpiece® sauces driven by competitive activity, partially offset by increased shipments of Hidden Valley® salad dressing.

Shipments of cat litter increased 5% during fiscal year 2006. This gain was primarily driven by significantly increased shipments of Scoop Away® and Fresh Step® cat litter driven by category and distribution growth, increased advertising and the launch of scoopable litter with odor-eliminating carbon in fiscal year 2006.

Shipments of Kingsford® charcoal products increased 1% during fiscal year 2006, driven primarily by the launch of charcoal briquets with Sure Fire Grooves™ and increased advertising, partially offset by the impact of higher pricing, as anticipated.

Fiscal Year 2005 versus Fiscal Year 2004: Volume, net sales and earnings from continuing operations before income taxes increased during fiscal year 2005. Increases in volume of 3% and net sales of 7% were driven primarily by new product launches, increased shipments of established products, and price increases. The increase in earnings from continuing operations before income taxes was primarily due to volume growth, cost savings and price increases, partially offset by an asset impairment charge due to the Glad® business supply chain restructuring initiative, increased raw material costs and higher manufacturing and logistics costs.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

Shipments of Glad® products increased 7% during fiscal year 2005. This gain was primarily driven by increased shipments of Glad® trash bags, due to the product launch of Glad® ForceFlex® bags in fiscal year 2005.

Shipments of food products decreased 1%, driven by category softness, partially offset by new product line extensions including the launch of three new K C Masterpiece® food items.

Shipments of cat litter increased 2% in fiscal year 2005, driven by record shipments of Scoop Away® and Fresh Step® scoopable cat litters, partially offset by competitive promotional activity.

Shipments of Kingsford® charcoal products declined 1%, driven primarily by to poor weather.

INTERNATIONAL

				% Change
				2006	2005
				to	to
	2006	2005	2004	2005	2004
Net sales	$639	$587	$522	9%	12%
Earnings from continuing operations before income taxes	129	123	119	5	3

Fiscal Year 2006 versus Fiscal Year 2005: Volume, net sales and net earnings from continuing operations before income taxes increased during fiscal year 2006. Volume growth of 6% was driven by increased shipments of home-care products in Latin America due to market and category growth, partially offset by lower volume in Australia, in part, resulting from the discontinuation of a low-margin product line in early fiscal year 2006. The variance between net sales and volume growth was primarily due to the impact of price increases, as anticipated. Growth in earnings from continuing operations before income taxes reflects the benefit of higher net sales and costs savings partially offset by the impact of significantly higher raw-material and transportation costs.

Fiscal Year 2005 versus Fiscal Year 2004: Volume, net sales and earnings from continuing operations before income taxes increased during fiscal year 2005. Volume growth of 11% was driven by economic, category and share growth in Latin America, primarily within the laundry and home-care businesses, and increased shipments of cleaning products in Asia Pacific. The variance between sales and volume growth was driven by favorable foreign exchange rates and price increases in Latin America. The increase in earnings from continuing operations before income taxes was driven by volume growth, price increases and cost savings, partially offset by increased raw-material costs.

CORPORATE, INTEREST AND OTHER

				% Change
				2006	2005
				to	to
	2006	2005	2004	2005	2004
Losses from continuing operations before income taxes	$(607)	$(458)	$(414)	33%	11%

Fiscal Year 2006 versus Fiscal Year 2005: The losses from continuing operations before income taxes attributable to Corporate, Interest and Other increased by $149, or 33%, in fiscal year 2006, primarily due to increased interest costs associated with the offering of $1,650 in senior notes and higher interest rates, additional share-based compensation costs recognized upon the adoption of SFAS No. 123-R, a pretax cumulative charge of $25 resulting from noncash charges associated with historical stock option compensation expense relating to prior periods dating back to the third quarter of fiscal 1996, an $11 charge due to the former chairman and CEO’s health-related retirement from his positions and an unfavorable comparison in the year-ago period when the Company recognized a nonrecurring gain on the exchange of equity in Henkel Iberica.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

Fiscal Year 2005 versus Fiscal Year 2004: The losses from continuing operations before income taxes attributable to Corporate, Interest and Other increased by $44, or 11%, in fiscal year 2005, primarily due to higher interest costs associated with the offering of $1,650 in senior notes in connection with the Henkel share exchange.

FINANCIAL POSITION AND LIQUIDITY

Management’s discussion and analysis of the financial position and liquidity describes the Company’s consolidated operating, investing and financing activities, contractual obligations and off balance sheet arrangements. In certain instances, parenthetical references are made to relevant sections of the Notes to Consolidated Financial Statements to direct the reader to a further detailed discussion.

The Company’s financial position and liquidity remained strong during fiscal year 2006, due to the continued strength of operating cash flows. During fiscal year 2006, the Company remained disciplined in its capital spending and used strong cash flows to pay down debt, increase dividends and continue share repurchases to offset the impact of share dilution related to share-based awards.

As discussed further below under the heading “Contingencies,” the Company reached a settlement agreement with the IRS in April 2005, which resulted in federal and state tax and interest payments of $151 in the first quarter of fiscal year 2006 and $94 in fiscal year 2005. During fiscal year 2006, the Company also repatriated approximately $265 of cash previously held in foreign entities. Of this amount, $111 represented dividends paid under the terms of the AJCA that the Company plans to use for reinvestment in certain qualified activities.

The following table summarizes cash activities:

	2006	2005	2004
Cash provided by continuing operations	$514	$728	$844
Cash used for investing by continuing operations	(161)	(154)	(234)
Cash used for financing by continuing operations	(462)	(552)	(596)

OPERATING ACTIVITIES

Net cash provided by continuing operations decreased to $514 in fiscal year 2006 from $728 in fiscal year 2005. The year-over-year decrease was primarily due to increased working capital from receivables, lower accounts payable due to lower inventory levels and lower accrued liabilities and the settlement of income tax matters. These results were partially offset by lower inventories due to effective inventory management.

Net cash provided by continuing operations decreased to $728 in fiscal year 2005 from $844 in fiscal year 2004, primarily due to the $94 of tax payments referenced above, partially offset by an increase in earnings from continuing operations. In addition to the settlement of income tax contingencies, significant working capital changes between June 30, 2005 and 2004, included a decline in receivables due to improved collections and shorter customer payment terms, a decline in payable and accrued liability balances driven by the timing of payments, and an increase in inventory levels, which was primarily driven by higher commodity costs.

INVESTING ACTIVITIES

Capital expenditures were $180 in fiscal year 2006, $151 in fiscal year 2005 and $170 in fiscal year 2004. Capital spending as a percentage of net sales was 3.9%, 3.4% and 4.1% for fiscal years 2006, 2005 and 2004, respectively. Capital expenditures for fiscal year 2006 and 2005 are in line with the Company’s long-term target of 4% or less of sales. Higher capital spending during fiscal year 2006 was driven in part by additional investment related to planned food and charcoal manufacturing capacity expansion. Fiscal year 2004 included capital expenditures related to the Company’s implementation of an enterprise resource planning and customer relationship data processing system.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

FINANCING ACTIVITIES

CAPITAL RESOURCES AND LIQUIDITY

In December 2004, the Company issued $1,650 in private placement senior notes in connection with the Henkel share exchange. In April 2005, the Company completed an exchange offering that allowed debt holders to exchange the private placement senior notes for senior notes registered under the Securities Act of 1933, as amended. The Company anticipates increased levels of future cash outflows to service the principal and interest payments of these new senior notes.

In March 2007, $150 of long-term debt will become due and payable. The Company anticipates using cash provided by operations for the debt repayment.

The Company continues to maintain strong credit ratings as of June 30, 2006 and 2005, as shown in the table below, and was in compliance with all restrictive covenants and limitations as of June 30, 2006 and 2005.

	Short-Term	Long-Term
Standard and Poor’s	A-2	A–
Moody’s	P-2	A3
Fitch	F2	A–

The Company’s credit facilities as of June 30 were as follows:

	2006	2005
Domestic credit line	$1,300	$1,300
Foreign and other credit lines	49	16
Total	$1,349	$1,316

At June 30, 2006, there were no borrowings under the $1,300 credit agreement, which is available for general corporate purposes and to support additional commercial paper issuances. Of the $1,300 credit agreement, $165 expires in December 2009, and $1,135 expires in December 2010. In addition, at June 30, 2006, the Company had $19 available for borrowing under foreign and other credit lines.

Based on the Company’s working capital requirements, the current borrowing availability under its credit agreements, its strong credit ratings, and its expected ability to generate positive cash flows from operations in the future, the Company believes that it will have the funds necessary to meet all of its financing requirements and other fixed obligations as they come due. Should the Company undertake transactions requiring funds in excess of its current cash levels and available credit lines, it might consider the issuance of debt or other securities to finance acquisitions, to repurchase shares, to refinance debt or to fund other activities for general business purposes.

VENTURE AGREEMENT

In January 2003, the Company entered into an agreement with the Procter & Gamble Company (P&G) to form a business relationship (the Venture Agreement) related to the Company’s Glad® plastic bags, wraps and containers business. In January 2005, P&G paid the Company $133 to exercise its option to increase its interest from 10% to 20%, which is the maximum investment P&G can make under the Venture Agreement. The Company recorded a corresponding $133 increase to other liabilities to reflect the contractual requirement to purchase P&G’s interest at the termination of the agreement.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

SHARE REPURCHASES AND DIVIDEND PAYMENTS

The Company has two share repurchase programs, consisting of an open-market program, which has a total authorization of $1,700, and a program to offset the impact of share dilution related to share-based awards (evergreen program), which has no authorization limit. There were no shares repurchased under the open-market program in fiscal year 2006. The total cumulative number of shares repurchased by June 30, 2006, under the open-market program was 22 million shares at a cost of $932, leaving $768 of authorized repurchases remaining under that program. Share repurchases under the evergreen program were $135 (2.4 million shares) in fiscal year 2006.

In fiscal year 2005, there were zero and $160 (2.8 million shares) repurchases under the open-market and evergreen programs, respectively. In November 2004, the Company acquired approximately 61.4 million shares of its common stock from Henkel at a total cost of $2,843, including the value of the exchanged operating businesses and the equity interest transferred to Henkel.

On November 16, 2005, the Company announced an increase in the quarterly dividend rate from $0.28 per share to $0.29 per share. Dividends paid in fiscal year 2006 were $174 or $1.14 per share. The share exchange transaction with Henkel resulted in a reduction of current year and future dividend payments due to the lower number of shares outstanding.

In fiscal year 2007, the Company plans, at a minimum, to repurchase shares under the evergreen program.

CONTRACTUAL OBLIGATIONS

The Company had contractual obligations payable or maturing (excluding commercial paper borrowings, planned funding of pensions and other post-retirement benefits) in the following fiscal years:

At June 30, 2006	2007	2008	2009	2010	2011	Thereafter	Total
Operating leases	$25	$23	$19	$17	$14	$52	$150
Purchase obligations	191	45	16	6	4	2	264
Long-term debt maturities including
interest payments (1)	259	584	71	635	339	677	2,565
Net terminal obligation pursuant to Venture
Agreement	—	—	—	—	—	261	261
Other	2	2	1	—	1	—	6
Total contractual obligations	$477	$654	$107	$658	$358	$992	$3,246
____________________

(1)	The interest rate in effect as of June 30, 2006, was used to estimate the future interest payments on the floating rate debt. Refer to Note 9 for terms of the Company’s long-term debt.

Purchase obligations are defined as purchase agreements that are enforceable and legally binding and that specify all significant terms, including quantity, price and the approximate timing of the transaction. These obligations are related primarily to short-term advertising and inventory purchases. For purchase obligations subject to variable price and/or quantity provisions, an estimate of the price and/or quantity has been made. Examples of the Company’s purchase obligations include firm commitments for raw-material purchases and contract manufacturing services, utility agreements, capital-expenditure agreements, software acquisition and license commitments, and service contracts.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

OFF BALANCE SHEET ARRANGEMENTS

In conjunction with divestitures and other transactions, the Company may provide indemnifications relating to the enforceability of trademarks, pre-existing legal, tax, environmental and employee liabilities, as well as provisions for product returns and other items. The Company has indemnification agreements in effect that specify a maximum possible indemnification exposure. The Company’s aggregate maximum exposure from these agreements is $291, which consists primarily of an indemnity of up to $250 made to Henkel in connection with the Share Exchange Agreement, subject to a minimum threshold of $12 before any payments would be made. The general representations and warranties made by the Company in connection with the Henkel Share Exchange Agreement were made to guarantee statements of fact at the time of the transaction closing and pertain to environmental, legal and other matters and have terms with varying expiration dates.

In addition to the indemnifications related to the general representations and warranties, the Company entered into an agreement with Henkel regarding certain tax matters. The Company made certain representations of fact as of the closing date of the exchange transaction and certain representations and warranties regarding future performance designed to preserve the tax-free status of the exchange transaction. In general, the Company agreed to be responsible for Henkel’s taxes on the transaction if the Company’s actions result in a breach of the representations and warranties in a manner that causes the share-exchange to fail to qualify for tax-free treatment. Henkel has agreed to similar obligations. The Company is unable to estimate the amount of maximum potential liability relating to the tax indemnification as the agreement does not specify a maximum amount and the Company does not have the information that would be required to calculate this exposure. The Company does note, however, that the potential tax exposure, if any, could be very significant as the Company believes Henkel’s tax basis in the shares exchanged is low and the value of the subsidiary stock transferred to Henkel in the exchange transaction was approximately $2,800. Although the agreement does not specify an indemnification term, any exposure under the agreement would be limited to taxes assessed prior to the expiration of the statute of limitations period for assessing taxes on the share exchange transaction. Based on the nature of the representations and warranties as well as other factors, the Company has not accrued any liability under this indemnity.

The Company is a party to a $22 letter of credit issued to one of its insurance carriers. The Company has not recorded any liabilities on any of the aforementioned guarantees at June 30, 2006.

CONTINGENCIES

The Company is involved in certain environmental matters, including Superfund and other response actions at various locations. The Company has a recorded liability of $27 and $33 at June 30, 2006 and 2005, respectively, for its share of the related aggregate future remediation cost. One matter in Dickinson County, Michigan, for which the Company is jointly and severally liable, accounts for a substantial majority of the recorded liability at both June 30, 2006 and 2005. The Company is subject to a cost-sharing arrangement with another party for this matter, under which the Company has agreed to be liable for 24.3% of the aggregate remediation and associated costs, other than legal fees, as the Company and the other party are each responsible for their own such fees. If the other party with whom the Company shares joint and several liability is unable to pay its share of the response and remediation obligations, the Company would likely be responsible for such obligations. In October 2004, the Company and the other party agreed to a consent judgment with the Michigan Department of Environmental Quality (MDEQ), which sets forth certain remediation goals and monitoring activities. Based on the current status of this matter, and with the assistance of environmental consultants, the Company maintains an undiscounted liability representing its best estimate of its share of costs associated with the capital expenditures, maintenance and other costs to be incurred over an estimated 30-year remediation period. The most significant components of the liability relate to the estimated costs associated with the remediation of groundwater contamination and excess levels of subterranean methane deposits. Currently, the Company cannot accurately predict the timing of the payments that will likely be made under this estimated obligation. In addition, the Company’s estimated loss exposure is sensitive to a variety of uncertain factors, including the efficacy of remediation efforts, changes in

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

remediation requirements and the timing, varying costs and alternative clean-up technologies that may become available in the future. Although it is possible that the Company’s exposure may exceed the amount recorded, any amount of such additional exposures, or range of exposures, is not estimable at this time.

On August 4, 2006, a derivative action purportedly on behalf of the Company was filed in the Superior Court of California, Alameda County, against certain current and former directors and officers of the Company. Specifically, the plaintiff alleges, among other things, breach of fiduciary duties and waste of corporate assets. These allegations relate to the non-cash compensation expense the Company recorded during the fourth quarter of fiscal year 2006, following a review of its stock option practices. The complaint demands, among other forms of relief, judgment in the form of monetary damages sustained by the Company as a result of such practices.

While there can be no assurance as to the ultimate disposition of this action, the Company does not believe that its resolution will have a material adverse effect on its financial position, results of operations or cash flows. Since the Company believes that the likelihood of sustaining material losses is remote, the Company has not accrued a liability at June 30, 2006.

The Company is also subject to various other lawsuits and claims relating to issues such as contract disputes, product liability, patents and trademarks, advertising, employment and other matters. Although the results of claims and litigation cannot be predicted with certainty, it is the opinion of management that the ultimate disposition of these matters, to the extent not previously provided for, will not have a material adverse effect, individually or in the aggregate, on the Company’s consolidated financial statements taken as a whole.

In April 2005, the Company reached an agreement with the IRS resolving certain tax issues originally arising in the period from 1997 through 2000. As a result of the settlement agreement, the Company paid $94 (excluding $6 of tax benefits) in fiscal year 2005 and $151 (excluding $13 of tax benefits) in fiscal year 2006, respectively. The Company had previously accrued for this contingency and released approximately $23 in tax accruals related to this matter in fiscal year 2005.

The IRS has now completed audits of the Company’s income tax returns through fiscal year 2002, and additional tax matters related to these audits are now being reviewed at the IRS appeals level. Resolution of these matters is not expected to have a material impact to earnings.

QUANTITATIVE AND QUALITATIVE DISCLOSURE ABOUT MARKET RISK

As a multinational company, the Company is exposed to the impact of foreign currency fluctuations, commodity prices, interest-rate risk and other types of market risk. In the normal course of business, the Company manages its exposure to market risk using a variety of derivative instruments. The Company’s objective in managing its exposure to market risk is to limit the impact of fluctuations on earnings and cash flow through the use of swaps, forward purchase, options and futures contracts. Derivative contracts are entered into for nontrading purposes with major credit-worthy institutions, thereby decreasing the risk of credit loss.

SENSITIVITY ANALYSIS

For fiscal year 2006, the Company’s exposure to market risk was estimated using sensitivity analysis, which illustrates the change in the fair value of a derivative financial instrument assuming hypothetical changes in foreign exchange rates, market rates or prices. The results of the sensitivity analysis for foreign-currency derivative contracts and commodity derivative contracts are summarized below. Actual changes in foreign-exchange rates or market prices may differ from the hypothetical changes, and any changes in the fair value of the contracts, real or hypothetical, would be partly offset by an inverse change in the value of the underlying hedged items.

The Company periodically assesses and takes action to mitigate its exposure to interest-rate risk, and as of June 30, 2006, the Company had no outstanding interest-rate contracts.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

FOREIGN CURRENCY DERIVATIVE CONTRACTS

The Company seeks to minimize the impact of certain foreign-currency fluctuations by hedging transactional exposures with foreign currency forward and option contracts. The Company’s foreign-currency transactional exposures exist primarily with the Canadian Dollar and certain other currencies. Based on a hypothetical decrease (or increase) of 10% in the value of the U.S. Dollar against the currencies for which the Company has derivative instruments at June 30, 2006, the Company would incur foreign currency derivative losses (or gains) of $5.

COMMODITY DERIVATIVE CONTRACTS

The Company is exposed to changes in the price of commodities used as raw materials in the manufacturing of its products. These commodities include, among others, resin, chlor-alkali, linerboard, diesel, solvent, jet fuel and soybean oil. The Company uses various strategies to manage cost exposures on certain raw-material purchases with the objective of obtaining more predictable costs for these commodities, including long-term commodity contracts and commodity derivative contracts. Based on a hypothetical decrease (or increase) of 10% in commodity prices, the estimated fair value of the Company’s commodity derivative contracts would decrease (or increase) by $8, resulting in decreases (or increases) to accumulated other comprehensive income and net earnings of $7 and $1, respectively, for fiscal year 2006.

In fiscal year 2004, the Company discontinued hedge-accounting treatment for its resin-commodity contracts since the contracts no longer met the accounting requirements for a cash flow hedge. These contracts are used as an economic hedge of resin prices and changes in the fair value of these contracts are recorded in other (income) expense, net.

NEW ACCOUNTING STANDARDS

Effective July 1, 2005, the Company began recording compensation expense associated with stock options and other forms of equity compensation in accordance with SFAS No. 123-R, as interpreted by Securities Exchange Commission (SEC) Staff Accounting Bulletin No. 107. The Company adopted the modified prospective transition method provided for under SFAS No. 123-R, and, consequently, has not retroactively adjusted results from prior periods. Under this transition method, compensation cost associated with stock options recognized in the fiscal year ended June 30, 2006, includes: 1) amortization related to the remaining unvested portion of all stock option awards granted prior to July 1, 2005, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123, Accounting for Stock-Based Compensation; and 2) amortization related to all stock option awards granted subsequent to July 1, 2005, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R. Prior to July 1, 2005, the Company accounted for stock options according to the provisions of Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, and therefore no related compensation expense was recorded for awards granted as it was believed that such awards had no intrinsic value. In the fourth quarter of fiscal year 2006, the Company recorded a pretax cumulative charge of $25 ($16 after tax) in selling and administrative expenses related to certain grants dating back to the third quarter of fiscal year 1996, which the Company has determined had intrinsic value on the applicable measurement dates of the option grants.

There will be an incremental impact in fiscal year 2007 from the Company’s adoption of SFAS 123-R under the modified prospective transition method.

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 151, Inventory Costs — an amendment of ARB No. 43, Chapter 4. SFAS No. 151 requires that abnormal amounts of idle facility expenses, freight, handling costs and spoilage costs be recognized as current-period charges, and that the allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. Effective July 1, 2005, the Company adopted SFAS No. 151, which did not have a material effect on the Company’s consolidated financial statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

In July 2006, the FASB issued Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109. This Interpretation prescribes a consistent recognition threshold and measurement standard, as well as clear criteria for subsequently recognizing, derecognizing and measuring tax positions for financial statement purposes. The interpretation also requires expanded disclosure with respect to uncertainties as they relate to income tax accounting. FIN No. 48 is effective for fiscal years beginning after December 15, 2006, and must therefore be adopted by the Company no later than its fiscal year ending June 30, 2008. Management is currently evaluating the impact of FIN No. 48. The cumulative effect of the interpretation’s adoption will be an adjustment to beginning retained earnings in the year of adoption.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The methods, estimates, and judgments the Company uses in applying its most critical accounting policies have a significant impact on the results the Company reports in its consolidated financial statements. Specific areas requiring the application of management’s estimates and judgment include assumptions pertaining to credit worthiness of customers, future product volume and pricing estimates, accruals for promotion programs, foreign-currency exchange rates, interest rates, discount rates, useful lives of assets, future cost trends, investment returns, tax strategies, and other external market and economic conditions. Accordingly, a different financial presentation could result depending on the judgments, estimates, or assumptions that are used. The most critical accounting policies are the ones that are most important to the portrayal of the Company’s financial condition and results, and require the Company to make its most difficult and subjective judgments, often estimating the outcome of future events that are inherently uncertain. The Company’s most critical accounting policies are: revenue recognition; valuation of intangible assets and property, plant and equipment; employee benefits, including estimates related to share-based compensation; and income taxes. The Company’s critical accounting policies have been reviewed with the Audit Committee of the Board of Directors. A summary of the Company’s significant accounting policies is contained in Note 1 of the Notes to Consolidated Financial Statements.

REVENUE RECOGNITION

Sales are recognized as revenue when the risk of loss and title pass to the customer, generally at the time of shipment for domestic sales and at the time of customer receipt for international sales, and when all of the following have occurred: a firm sales arrangement exists, pricing is fixed or determinable, and collection is reasonably assured. Sales are recorded net of allowances for trade promotions and other discounts.

The Company routinely commits to one-time or on-going trade-promotion programs with customers. Programs include cooperative marketing programs, shelf-price reductions, advantageous end-of-aisle or in-store displays of the Company’s products, graphics, introductory marketing funds and other trade-promotion activities conducted by the customer. These costs are recorded as a reduction of sales. The Company’s estimated costs of trade promotions incorporate historical sales and spending trends by customer and category. The determination of these estimated costs requires judgment and may change in the future as a result of changes in customer promotion participation, particularly for new programs and for programs related to the introduction of new products. Final determination of the total cost of promotion is dependent upon customers providing information about proof of performance and other information related to the promotional event. This process of analyzing and settling trade promotion programs with customers could impact the Company’s results of operations and trade spending accruals depending on how actual results of the programs compare to original estimates. If the Company’s June 30, 2006, accrual estimates were to differ by 10%, the impact on net sales would be approximately $6.

VALUATION OF INTANGIBLE ASSETS AND PROPERTY, PLANT AND EQUIPMENT

The carrying values of goodwill, trademarks and other indefinite-lived intangible assets are reviewed for possible impairment in accordance with SFAS No. 142, Goodwill and Other Intangible Assets. The Company’s impairment review is based on a discounted cash flow approach that requires significant management judgment with respect to future volume, revenue and expense growth rates, changes in working capital use, foreign-exchange rates,

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

devaluation, inflation and the selection of an appropriate discount rate. Impairment occurs when the carrying value of a reporting unit exceeds the fair value of that reporting unit. An impairment charge is recorded for the difference between the carrying value and the fair value of the reporting unit, which is determined based on the net present value of estimated future cash flows. The Company tests its intangible assets annually in the third fiscal quarter unless there are indications during an interim period that assets may have become impaired. The Company uses its judgment in assessing whether assets may have become impaired between annual valuations. Indicators such as unexpected adverse economic factors, unanticipated technological changes or competitive activities, loss of key personnel and acts by governments and courts may signal that an asset has become impaired.

The Company performed its annual review of intangible assets in the third quarter of fiscal year 2006 and determined that there were no instances of impairment. Business valuations of the Colombia and Venezuela reporting units were performed, as these businesses operate under continuing economic and political uncertainties. The fair value for Colombia was only slightly in excess of the carrying amount. A 10% decrease in estimated cash flows of the Columbia business valuation would not have lowered the fair value of the business below the carrying amount. The Company is closely monitoring any events, circumstances or changes in the businesses that might imply a reduction in the fair value and might lead to an impairment.

Property, plant and equipment and definite-lived intangible assets are reviewed periodically for possible impairment in accordance with SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. The Company’s impairment review requires significant management judgment including estimating the future success of product lines, future sales volumes, revenue and expense growth rates, alternative uses for the assets and estimated proceeds from the disposal of the assets. The Company conducts quarterly reviews for idle and underutilized equipment, and reviews business plans for possible impairment indicators. Impairment occurs when the carrying value of the asset exceeds its estimated future undiscounted cash flows and the impairment is viewed as other than temporary. When an impairment is indicated, an impairment charge is recorded for the difference between the asset’s carrying value and its fair market value. Depending on the asset, fair market value may be determined either by use of a discounted cash flow model or by reference to estimated selling values of assets in similar condition. The use of different assumptions would increase or decrease the estimated fair value of assets and would increase or decrease any impairment measurement.

EMPLOYEE BENEFITS

The Company has various individual and group compensation and retirement income programs, including an incentive compensation program, a profit sharing element of The Clorox Company 401(k) plan and share-based compensation programs.

INCENTIVE COMPENSATION AND PROFIT SHARING PROGRAMS

Company contributions to the 401(k) plan and payments to managerial staff for the annual incentive compensation program are subject to the Company achieving certain fiscal year performance targets. The 401(k) plan has two components: a 401(k) component and a profit sharing component. Employee contributions made to the 401(k) component are partially matched with Company contributions. The Company’s contributions to the profit sharing component above 3% of eligible employee earnings are discretionary and are based on achieving financial targets including sales growth, earnings per share and asset utilization. The Company accrues for these costs quarterly based on estimated annual results. At June 30, 2006, the Company accrued $21 for such costs and anticipates making a profit sharing contribution to the 401(k) plan in the first quarter of fiscal year 2007.

SHARE-BASED COMPENSATION

The Company grants various nonqualified stock-based compensation awards, including stock options, performance units and restricted stock. The share-based compensation expense and related income tax benefit recognized in the income statement in fiscal year 2006, excluding the pretax cumulative charge of $25 ($16 after tax) resulting from noncash charges associated with historical stock option compensation expense relating to prior periods

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

dating back to the third quarter of fiscal 1996 (see “Executive Overview” section above), was $53 and $20, respectively, which includes the impact of $31 and $12, respectively, from the adoption of SFAS No. 123-R on July 1, 2005. As of June 30, 2006, there was $42 of total unrecognized compensation cost related to nonvested stock options and restricted stock awards, which is expected to be recognized over a weighted-average remaining vesting period of 3 years.

The Company estimates the fair value of each stock option award on the date of grant using the Black-Scholes valuation model, which requires management to make estimates regarding expected option life, stock price volatility and other assumptions. Groups of employees that have similar historical exercise behavior are considered separately for valuation purposes. Previously, under SFAS No. 123, the Company did not utilize separate employee groupings in the determination of stock option values for disclosure purposes. The Company now estimates stock option forfeitures based on historical data for each employee grouping, and adjusts the rate to expected forfeitures periodically. The adjustment of the forfeiture rate will result in a cumulative catch-up adjustment in the period the forfeiture estimate is changed. During fiscal year 2006, adjustments totaled less than $1.

The use of different assumptions in the Black-Scholes valuation model could lead to a different estimate of the fair value of each stock option. The expected volatility is based on implied volatility from publicly traded options on the Company’s stock at the date of grant, historical implied volatility of the Company’s publicly traded options and other factors. If the Company’s assumption for the volatility rate increased by one percentage point, the fair value of options granted in fiscal year 2006 would have increased by less than $1. The expected life of the stock options is based on observed historical exercise patterns. If the Company’s assumption for the expected life increased by one year, the fair value of options granted in fiscal year 2006 would have increased by $1.

The Company’s performance unit grants subsequent to the adoption of SFAS No. 123-R provide for the issuance of common stock to certain managerial staff and executive management if the Company achieves specified performance targets. The performance unit grants generally vest after three years. The fair value of each grant issued after the adoption of SFAS No. 123-R is estimated on the date of grant based on the market price of the stock. The total amount of compensation expense recognized reflects estimated forfeiture rates, and the initial assumption that performance goals will be achieved. Compensation expense is adjusted quarterly based on management’s assessment of the probability that performance goals will be achieved. If such goals are not met or it is determined that achievement of performance goals is not probable, any previously recognized compensation expense is reversed.

During fiscal year 2006, the Company granted 504,350 performance units, which had a weighted-average fair value on the grant date of $57 per share. The number of shares issued will be dependent upon vesting and the achievement of specified performance targets. At June 30, 2006, there was $17 of total unrecognized compensation cost related to nonvested performance unit grants issued after the adoption of SFAS 123-R, which is expected to be recognized over a remaining weighted-average performance period of 2 years. The compensation expense recognized in fiscal year 2006 related to the performance units granted during the period was $10.

Prior to the adoption of SFAS No. 123-R, the Company granted performance units to certain members of management that provided for the issuance of common stock if the Company’s total shareholder return met specified performance goals based on comparisons with the performance of a selected peer group of companies. In fiscal year 2005, the Company began accruing a liability for the performance unit grants, which vested in September 2005. In addition, in fiscal year 2006, the Company began accruing for performance unit grants, which are scheduled to vest in September 2006, after determining it was likely that certain performance goals would be met. Based on the June 30, 2006, market price of the Company’s stock, the unrecognized expense for the performance unit grants scheduled to vest in September 2006 is $1. Compensation expense related to the performance unit grants made prior to the adoption of SFAS 123-R was $8, $6, and $0 for fiscal years 2006, 2005 and 2004, respectively.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

Performance units granted prior to the adoption of SFAS No. 123-R also include a grant that is scheduled to vest in September 2007. The Company has not yet recorded a liability relating to this program because the vesting date extends too far into the future to determine the probability that the performance goals will be achieved. Based on the June 30, 2006, market price of the Company’s stock, the fair value of the performance unit grants scheduled to vest in September 2007 is $8. At June 30, 2006, there were 254,740 performance units outstanding that were granted prior to the adoption of SFAS No. 123-R, of which zero have vested. The total fair value of performance units that vested in fiscal year 2006 was $6.

RETIREMENT INCOME PLANS

The determination of net periodic pension cost is based on actuarial assumptions including a discount rate to reflect the time value of money, employee compensation rates, demographic assumptions to determine the probability and timing of benefit payments, and the long-term rate of return on plan assets. The selection of assumptions is based on historical trends and known economic and market conditions at the time of valuation. Actual results could differ from expected results because actuarial assumptions and estimates are used. In the calculation of pension expense related to domestic plans for 2006, the Company used a long-term rate of return on plan assets assumption of 8.25% and a beginning of year discount rate assumption of 5.00%. The use of a different discount rate or long-term rate of return on domestic plan assets can significantly impact pension expense. For example, at June 30, 2006, a decrease of 1% in the discount rate would increase pension expense and the pension liability by approximately $3 and $45, respectively, and a 1% decrease in the long-term rate of return on plan assets would increase pension expense by $3. The Company also has defined benefit pension plans for eligible international employees, including Canadian and Australian employees, and different assumptions may be used in the determination of pension expense for those plans, as appropriate.

The Company reported retirement income assets and (liabilities) of $106 and ($99) at June 30, 2006, and $2 and ($175) at June 30, 2005, respectively. The net change in retirement income assets resulted primarily from the market value of the plan assets for the qualified plans exceeding the accumulated benefit obligations at June 30, 2006. This resulted in a gain to other comprehensive income of $118, net of deferred income taxes. The fair value of retirement plan assets increased by $15 during fiscal year 2006 primarily due to actual return on plan assets and employer contributions, partially offset by benefits paid. The accumulated benefit obligation decreased by $73 primarily due to an increase in the discount rate assumption used in the domestic plans from 5.00% to 6.25%, consistent with the rate increase in Moody’s Aa-rated long-term bonds. The unrecognized losses on plan assets decreased to $118 in fiscal year 2006 from $220 in fiscal year 2005 primarily due to the increase in the discount rate assumption. Refer to Note 19 of the Notes to Consolidated Financial Statements for further discussion of pension and other retirement plan obligations.

INCOME TAXES

The Company’s effective tax rate is based on expected income by tax jurisdiction, statutory tax rates and tax planning opportunities available to the Company in the various jurisdictions in which the Company operates. Significant judgment is required in determining the Company’s effective tax rate and in evaluating its tax positions.

The Company maintains valuation allowances where it is likely that all or a portion of a deferred tax asset will not be realized. Changes in valuation allowances from period to period are included in the Company’s income tax provision in the period of change. In determining whether a valuation allowance is warranted, the Company takes into account such factors as prior earnings history, expected future earnings, unsettled circumstances that, if unfavorably resolved, would adversely affect utilization of a deferred tax asset, carry-back and carry-forward periods, and tax strategies that could potentially enhance the likelihood of realization of a deferred tax asset. Valuation allowances maintained by the Company relate mostly to deferred tax assets arising from prior impairment charges and to the Company’s ability to use net operating losses in certain foreign countries.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

In addition to valuation allowances, the Company establishes accruals for certain tax contingencies when, despite the belief that the Company’s tax return positions are fully supported, the Company believes that certain positions are likely to be challenged and that the Company’s positions may not be fully sustained. The tax contingency accruals are adjusted in light of changing facts and circumstances, such as the progress of tax audits, case law and emerging legislation. The Company’s effective tax rate includes the impact of tax contingency accruals as considered appropriate by management.

A number of years may elapse before a particular matter, for which the Company has accrued, is audited and finally resolved. The number of years with open tax audits varies by jurisdiction. While it is often difficult to predict the final outcome or the timing of resolution of any particular tax matter, the Company believes its tax contingency accruals are adequate to address known tax contingencies. Favorable resolution of such matters could be recognized as a reduction to the Company’s effective tax rate in the year of resolution. Unfavorable settlement of any particular issue could increase the effective tax rate. Any resolution of a tax issue may require the use of cash in the year of resolution. The Company’s tax contingency accruals are presented in the balance sheet within accrued liabilities.

United States income taxes and foreign withholding taxes are not provided when foreign earnings are indefinitely reinvested in accordance with Accounting Principles Board Opinion No. 23, “Accounting for Income Taxes, Special Areas.” The Company determines whether its foreign subsidiaries will invest their undistributed earnings indefinitely and reassesses this determination on a periodic basis. Change to the Company’s determination may be warranted based on the Company’s experience as well as plans regarding future international operations and expected remittances. The AJCA provided a one-time 85% dividends-received deduction for certain foreign earnings that are repatriated, as defined. To take advantage of the 85% dividends-received deduction, many of the Company’s foreign subsidiaries ceased to invest their undistributed earnings indefinitely beginning in the third quarter of fiscal year 2005. The Company repatriated approximately $111 of qualifying dividends under the AJCA in fiscal year 2006, with a resulting tax provision increase of $3.

CAUTIONARY STATEMENT

This Annual Report on Form 10-K (this Report), including the exhibits hereto and the information incorporated by reference herein, contains “forward looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the Securities Act), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), and such forward looking statements involve risks and uncertainties. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and variations on such words, and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed in this Report. These risks and uncertainties include those discussed under “Risk Factors,” as updated from time to time in the Company’s filings with the SEC. These factors include, but are not limited to, general economic and marketplace conditions and events; competitors’ actions; the Company’s costs, including changes in exposure to commodity costs such as resin, diesel and chlor-alkali; increases in energy costs; consumer and customer reaction to price increases; customer-specific ordering patterns and trends; the Company’s actual cost performance; any future supply constraints that may affect key commodities; risks inherent in sole-supplier relationships; risks related to customer concentration; risks arising out of natural disasters; risks inherent in litigation, including the litigation relating to the cumulative charge resulting from additional stock option compensation expenses relating to prior periods; risks related to international operations; uncertainties and costs regarding a change in the Company’s chief executive officer; risks inherent in maintaining an effective system of internal controls; the ability to manage and realize the benefits of joint ventures and other cooperative relationships, including the Company’s joint venture with P&G regarding the Company’s Glad® plastic bags, wraps and containers business; the success of new products; the integration of acquisitions and mergers; the divestiture of non-strategic businesses; the implementation of the Company’s strategy; and the ability of the Company to successfully manage tax, regulatory, product liability, intellectual property, environmental and other legal matters, including the risk resulting from joint and several liability for environmental contingencies. In

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

addition, the Company’s future performance is subject to risks particular to the share exchange transaction with Henkel, including the sustainability of cash flows and the actual level of debt costs. Declines in cash flow, whether resulting from tax payments, debt payments, share repurchases, interest cost increases greater than management expects, or otherwise, could adversely affect the Company’s earnings.

The Company’s forward-looking statements in this document are and will be based on management’s then current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

CONSOLIDATED STATEMENTS OF EARNINGS
The Clorox Company
Years ended June 30	2006	2005	2004
Dollars in millions, except per-share amounts
Net sales	$4,644	$4,388	$4,162
Cost of products sold	2,685	2,493	2,331
Gross profit	1,959	1,895	1,831
Selling and administrative expenses	631	551	543
Advertising costs	450	435	420
Research and development costs	99	88	84
Restructuring and asset impairment costs	1	36	11
Interest expense	127	79	30
Other (income) expense:
Equity earnings and gain on exchange of Henkel Iberica, S.A.	—	(25)	(11)
Other, net	(2)	2	2
Earnings from continuing operations before income taxes	653	729	752
Income taxes on continuing operations	210	214	262
Reversal of deferred taxes from equity investment in
Henkel Iberica, S.A.	—	(2)	—
Earnings from continuing operations	443	517	490
Discontinued operations:
Gain on exchange	—	550	—
Earnings from exchanged businesses	1	37	87
Reversal of deferred taxes from exchanged businesses	—	6	—
Losses from Brazil operations	—	—	(4)
Income tax expense on discontinued operations	—	(14)	(24)
Earnings from discontinued operations	1	579	59
Net earnings	$444	$1,096	$549

Earnings per common share
Basic
Continuing operations	$2.94	$2.92	$2.31
Discontinued operations	0.01	3.28	0.28
Basic net earnings per common share	$2.95	$6.20	$2.59

Diluted
Continuing operations	$2.89	$2.88	$2.28
Discontinued operations	0.01	3.23	0.28
Diluted net earnings per common share	$2.90	$6.11	$2.56

Weighted average common shares outstanding (in thousands)
Basic	150,545	176,586	211,683
Diluted	153,001	179,176	214,371

See Notes to Consolidated Financial Statements

CONSOLIDATED BALANCE SHEETS
The Clorox Company
As of June 30	2006	2005
Dollars in millions, except share amounts
Assets
Current assets
Cash and cash equivalents	$192	$293
Receivables, net	435	411
Inventories	292	323
Other current assets	88	63
Total current assets	1,007	1,090
Property, plant and equipment, net	1,004	999
Goodwill	744	743
Trademarks and other intangible assets, net	604	599
Other assets	257	186
Total assets	$3,616	$3,617

Liabilities and Stockholders’ Deficit
Current liabilities
Notes and loans payable	$156	$359
Current maturities of long-term debt	152	2
Accounts payable	329	347
Accrued liabilities	474	614
Income taxes payable	19	26
Total current liabilities	1,130	1,348
Long-term debt	1,966	2,122
Other liabilities	547	618
Deferred income taxes	129	82
Total liabilities	3,772	4,170
Commitments and contingencies
Stockholders’ deficit
Common stock: $1.00 par value; 750,000,000 shares authorized;
249,826,934 shares issued; and 151,298,366 and 151,683,314 shares
outstanding at June 30, 2006 and 2005, respectively.	250	250
Additional paid-in capital	397	328
Retained earnings	3,939	3,684
Treasury shares, at cost: 98,528,568 and 98,143,620 shares at
June 30, 2006 and 2005, respectively.	(4,527)	(4,463)
Accumulated other comprehensive net losses	(215)	(336)
Unearned compensation	—	(16)
Stockholders’ deficit	(156)	(553)
Total liabilities and stockholders’ deficit	$3,616	$3,617

See Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)
The Clorox Company

							Accumulated
							Other
	Common Stock		Additional		Treasury Shares		Comprehensive			Total
	Shares		Paid-in	Retained	Shares		Net (Losses)	Unearned		Comprehensive
	(000)	Amount	Capital	Earnings	(000)	Amount	Gains	Compensation	Total	Income
Dollars in millions, except share amounts
Balance at June 30, 2003	249,827	$250	$255	$2,565	(36,150)	$(1,507)	$(339)	$(9)	$1,215
Comprehensive income
Net earnings				549					549	$ 549
Translation adjustments, net of tax of $1							3		3	3
Change in valuation of derivatives, net of tax of $2							(4)		(4)	(4)
Minimum pension liability adjustments, net of tax							66		66	66
Total comprehensive income										$ 614
Dividends				(229)					(229)
Employee stock plans			46	(39)	4,275	157		(4)	160
Treasury stock purchased					(4,963)	(220)			(220)
Balance at June 30, 2004	249,827	250	301	2,846	(36,838)	(1,570)	(274)	(13)	1,540
Comprehensive income
Net earnings				1,096					1,096	$1,096
Share Exchange with Henkel KGaA					(61,387)	(2,843)			(2,843)
Translation adjustments resulting from the
Henkel KGaA exchange, net of tax of $(10)							21		21	21
Other translation adjustments, net of tax of $(2)							29		29	29
Change in valuation of derivatives, net of tax of $(3)							6		6	6
Minimum pension liability adjustments, net of tax							(118)		(118)	(118)
Total comprehensive income										$1,034
Dividends				(243)					(243)
Employee stock plans			27	(15)	2,831	110		(3)	119
Treasury stock purchased					(2,750)	(160)			(160)
Balance at June 30, 2005	249,827	250	328	3,684	(98,144)	(4,463)	(336)	(16)	(553)
Comprehensive income
Net earnings				444					444	$ 444
Translation adjustments, net of tax of $(0)							2		2	2
Change in valuation of derivatives, net of tax of $(1)							1		1	1
Minimum pension liability adjustments, net of tax							118		118	118
Total comprehensive income										$ 565
Dividends				(174)					(174)
Employee stock plans			85	(15)	2,015	71			141
Reclassification upon adoption of Statement of
Financial Accounting Standards No. 123-R,
Share-Based Payment			(16)					16	—
Treasury stock purchased					(2,400)	(135)			(135)
Balance at June 30, 2006	249,827	$250	$397	$3,939	(98,529)	$(4,527)	$(215)	$ —	$(156)

See Notes to Consolidated Financial Statements

CONSOLIDATED STATEMENTS OF CASH FLOWS
The Clorox Company
Years ended June 30	2006	2005	2004
Dollars in millions
Operating activities:
Net earnings	$444	$1,096	$549
Deduct: Earnings from discontinued operations	1	579	59
Earnings from continuing operations	443	517	490
Adjustments to reconcile earnings from continuing operations to net cash provided by continuing operations:
Depreciation and amortization	188	183	189
Share-based compensation	77	11	6
Deferred income taxes	(28)	(45)	26
Restructuring and asset impairment activities	—	38	11
Gain on exchange of Henkel Iberica, S.A.	—	(20)	—
Other	44	41	34
Changes in:
Receivables, net	(29)	33	8
Inventories	26	(17)	(37)
Other current assets	(11)	5	—
Accounts payable and accrued liabilities	(50)	54	72
Income taxes payable	15	22	86
Settlement of income tax contingency (Note 18)	(151)	(94)	—
Pension contributions to qualified plans	(10)	—	(41)
Net cash provided by continuing operations	514	728	844
Net cash provided by discontinued operations	8	37	55
Net cash provided by operations	522	765	899
Investing activities:
Capital expenditures	(180)	(151)	(170)
Businesses acquired	(16)	—	(13)
Proceeds from termination of investment in life insurance contract (Note 7)	41	—	—
Other	(6)	(3)	(51)
Net cash used for investing by continuing operations	(161)	(154)	(234)
Net cash used for investing by discontinued operations	—	—	(2)
Net cash used for investing activities	(161)	(154)	(236)
Financing activities:
Notes and loans payable, net	(204)	68	(75)
Long-term debt borrowings	—	1,635	8
Long-term debt repayments	(29)	—	(215)
Proceeds from option exercise pursuant to Venture Agreement (Note 11)	—	133	—
Treasury stock acquired from related party, Henkel KGaA (Note 2)	—	(2,119)	(65)
Treasury stock purchased from non-affiliates	(135)	(160)	(155)
Cash dividends paid	(173)	(201)	(229)
Issuance of common stock for employee stock plans	79	93	111
Other	—	(1)	24
Net cash used for financing by continuing operations	(462)	(552)	(596)
Net cash used for financing by discontinued operations	—	—	(9)
Net cash used for financing activities	(462)	(552)	(605)
Effect of exchange rate changes on cash and cash equivalents	—	2	2
Net (decrease) increase in cash and cash equivalents	(101)	61	60
Cash and cash equivalents:
Beginning of year	293	232	172
End of year	$192	$293	$232
Supplemental cash flow information:
Cash paid for:
Interest, net of amounts capitalized	$132	$81	$31
Income taxes, net of refunds	$373	$335	$81
Non-cash investing and financing activities:
Share Exchange Agreement
As part of the fiscal year 2005 Share Exchange Agreement,
the Company obtained 61,386,509 shares of its common stock
in exchange for businesses valued at $745 and cash (Note 2)
Dividends declared and accrued but not paid	$43	$42	$ —

See Notes to Consolidated Financial Statements

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The Clorox Company
(Dollars in millions, except per share amounts)

Note 1. Summary of Significant Accounting Policies

NATURE OF OPERATIONS AND BASIS OF PRESENTATION

The Company is principally engaged in the production, marketing and sales of consumer products through mass merchandisers, grocery stores and other retail outlets. The consolidated financial statements include the statements of the Company and its majority-owned and controlled subsidiaries. All significant intercompany transactions and accounts were eliminated in consolidation. Certain reclassifications were made in the consolidated financial statements and related notes to consolidated financial statements to conform to the current year presentation.

USE OF ESTIMATES

The preparation of these consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts and related disclosures. Specific areas, among others, requiring the application of management’s estimates and judgment include assumptions pertaining to accruals for consumer and trade-promotion programs, future product volume and pricing estimates, future cost trends, pension and post-employment benefits, future cash flows associated with impairment testing of goodwill and other long-lived assets, credit worthiness of customers, potential income tax assessments and tax strategies and various insurance matters. Actual results could materially differ from estimates and assumptions made.

NEW ACCOUNTING STANDARDS & DEVELOPMENTS

SHARE-BASED COMPENSATION

Effective July 1, 2005, the Company began recording compensation expense associated with stock options and other forms of equity compensation in accordance with Statement of Financial Accounting Standards (SFAS) No. 123-R, Share-Based Payment, as interpreted by Securities and Exchange Commission Staff Accounting Bulletin No. 107. The Company adopted the modified prospective transition method provided for under SFAS No. 123-R and, consequently, has not retroactively adjusted results from prior periods. Under this transition method, compensation cost associated with stock options recognized in the fiscal year ended June 30, 2006, includes: 1) amortization related to the remaining unvested portion of all stock option awards granted prior to July 1, 2005, based on the grant date fair value estimated in accordance with the original provisions of SFAS No. 123, Accounting for Stock-Based Compensation; and 2) amortization related to all stock option awards granted on or after to July 1, 2005, based on the grant-date fair value estimated in accordance with the provisions of SFAS No. 123-R.

The adoption of SFAS No. 123-R also resulted in certain changes to the Company’s accounting for its restricted stock awards and performance unit programs, which are discussed in Note 15 in more detail.

As a result of the adoption of SFAS No. 123-R, the Company’s financial results in fiscal year 2006 were lower than under the Company’s previous accounting method for share-based compensation, by the following amounts:

2006
Earnings from continuing operations before income taxes	$31
Earnings from continuing operations	19
Net earnings	19
Basic net earnings per common share	$0.13
Diluted net earnings per common share	$0.12

Prior to July 1, 2005, the Company accounted for stock options according to the provisions of Accounting Principles Board Opinion No. 25, Accounting for Stock Issued to Employees, and related interpretations, and therefore no related compensation expense was recorded for awards granted as it was believed that such awards had no intrinsic value. In the fourth quarter of fiscal year 2006, the Company recorded a pretax cumulative

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

Note 1. Summary of Significant Accounting Policies (Continued)

charge of $25 ($16 after tax) in selling and administrative expenses related to certain grants dating back to the third quarter of fiscal year 1996 based upon the Company’s determination that such grants had intrinsic value on the applicable measurement dates of the option grants (Note 15).

Prior to the adoption of SFAS No. 123-R, the Company presented all tax benefits resulting from the exercise of stock options as operating cash flows in the consolidated statement of cash flows. SFAS No. 123-R requires that cash flows resulting from tax deductions in excess of the cumulative compensation cost recognized for options exercised (excess tax benefits) be classified as financing cash flows. However, cash flows relating to options exercised by employees directly involved in the manufacturing and/or distribution processes are classified as operating cash flows. For the fiscal year ended June 30, 2006, $17 of excess tax benefits were generated from option exercises, and were recognized as financing cash flows.

For stock options granted prior to the adoption of SFAS No. 123-R, if compensation expense for the Company’s various stock option plans had been determined based upon estimated fair values at the grant dates in accordance with SFAS No. 123, the Company’s pro forma net earnings, and basic and diluted earnings per common share, would have been as follows for the fiscal years ended June 30:

	2005	2004
Net earnings:
As reported	$1,096	$549
Fair value-based expense, net of tax	(18)	$(19)
Pro forma	$1,078	530

Net earnings per common share:
Basic
As reported	$6.20	$2.59
Pro forma	6.10	2.50
Diluted
As reported	$6.11	$2.56
Pro forma	6.02	2.47

OTHER NEW ACCOUNTING DEVELOPMENTS

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS No. 151, Inventory Costs — an amendment of ARB No. 43, Chapter 4. SFAS No. 151 requires that abnormal amounts of idle facility expenses, freight, handling costs and spoilage costs be recognized as current-period charges, and that the allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. Effective July 1, 2005, the Company adopted SFAS No. 151, which did not have a material effect on the Company’s consolidated financial statements.

In July 2006, the FASB issued Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement No. 109. This Interpretation prescribes a consistent recognition threshold and measurement standard, as well as clear criteria for subsequently recognizing, derecognizing and measuring tax positions for financial statement purposes. The interpretation also requires expanded disclosure with respect to the uncertainties as they relate to income tax accounting. FIN No. 48 is effective for fiscal years beginning after December 15, 2006, and must therefore be adopted by the Company no later than its fiscal year ending June 30, 2008. Management is currently evaluating the impact of FIN No. 48. The cumulative effect of the interpretation’s adoption will be an adjustment to beginning retained earnings in the year of adoption.

CASH AND CASH EQUIVALENTS

Cash equivalents consist of money market and other high quality instruments with an initial maturity of three months or less. Such investments are stated at cost, which approximates market value.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

Note 1. Summary of Significant Accounting Policies (Continued)

INVENTORIES

Inventories are stated at the lower of cost or market. When necessary, the Company provides allowances to adjust the carrying value of its inventory to the lower of cost or market, including any costs to sell or dispose. Appropriate consideration is given to obsolescence, excessive inventory levels, product deterioration and other factors in evaluating net realizable value for the purposes of determining the lower of cost or market.

PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at cost. Depreciation and amortization expense are calculated by the straight-line method using the estimated useful lives of the related assets. The following table provides estimated useful lives of property, plant and equipment by asset classification:

Classification	Expected Useful Lives
Land improvements	10 — 30 years
Buildings	10 — 40 years
Machinery and equipment	3 — 15 years
Computer equipment	3 years
Capitalized software costs	3 — 7 years

Property, plant and equipment to be held and used is reviewed at least annually for possible impairment. The Company’s impairment review is based on an estimate of the undiscounted cash flow at the lowest level for which identifiable cash flows exist. Impairment occurs when the carrying value of the asset exceeds the estimated future undiscounted cash flows generated by the asset and the impairment is viewed as other than temporary. When an impairment is indicated, an impairment charge is recorded for the difference between the carrying value of the asset and its fair market value. Depending on the asset, fair market value may be determined either by use of a discounted cash flow model, or by reference to estimated selling values of assets in similar condition.

IMPAIRMENT REVIEW OF INTANGIBLE ASSETS

The carrying values of goodwill, trademarks and other intangible assets are reviewed annually for possible impairment. The Company’s impairment review is based on a discounted cash flow approach requiring significant management judgment with respect to future volume, revenue and expense growth rates, changes in working capital use, foreign exchange rates, devaluation, inflation and the selection of an appropriate discount rate. Impairment occurs when the carrying value of the reporting unit exceeds the fair value of that reporting unit. An impairment charge is recorded for the difference between the carrying value and the fair value of the reporting unit, which is determined based on the net present value of estimated future cash flows. The Company tests its intangible assets annually in the third fiscal quarter unless there are indications during an interim period that assets may have become impaired. The Company uses its judgment in assessing whether assets may have become impaired between annual valuations. Indicators such as unexpected adverse economic factors, unanticipated technological change or competitive activities, loss of key personnel, and acts by governments and courts, may signal that an asset has become impaired.

EMPLOYEE BENEFITS

The Company has qualified and nonqualified defined benefit plans that cover substantially all domestic employees and certain international employees and provide health care benefits for domestic employees who meet age, participation and length of service requirements at retirement. The Company accounts for its defined benefit and retirement health care plans using actuarial methods required by SFAS No. 87, Employers’ Accounting for Pensions and SFAS No. 106, Employers’ Accounting for Postretirement Benefits Other Than Pensions, respectively. These methods use an attribution approach that generally spreads “plan events” over the service lives of plan participants. Examples of plan events are plan amendments and changes in actuarial assumptions such

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

Note 1. Summary of Significant Accounting Policies (Continued)

as the expected return on plan assets, discount rate, and rate of compensation increase. The principle underlying the attribution approach is that employees render service over their service lives on a relatively “smooth” basis, and therefore the statement of earnings effects of defined benefit and retirement heath care plans are recognized in the same pattern.

One of the principal assumptions used in the net periodic benefit cost calculation is the expected return on plan assets. The required use of an expected return on plan assets may result in recognized pension expense or income that differs from the actual returns of those plan assets in any given year. Over time, however, the goal is for the expected long-term returns to approximate the actual returns and, therefore, the expectation that is the pattern of income and expense recognition should closely match the pattern of the services provided by the participants. The differences between actual and expected returns are recognized in the net periodic benefit cost calculation over the average remaining service period of the plan participants. In developing its expected return on plan assets, the Company considers the long-term actual returns relative to the mix of investments that comprise its plan assets and also develops estimates of future investment returns by considering external sources.

The Company follows the accounting guidance as specified in SFAS No. 112, Employers Accounting for Postemployment Benefits, for the recognition of certain disability benefits. The Company recognizes an actuarial-based obligation at the onset of disability for certain benefits provided to individuals after employment but before retirement that include medical, dental, vision, life and other benefits.

The Company also has various individual and group incentive compensation programs, including a performance unit program, a bonus program, and a profit sharing element of the Company 401(k) plan. The Company’s contributions to the profit sharing element of the 401(k) plan and payments to managerial staff for the annual bonus program are based on Company performance targets including sales growth and earnings per share. The Company also matches employee 401(k) contributions up to one thousand dollards per year. Further details of the performance units programs are included in Note 15.

ENVIRONMENTAL COSTS

The Company is involved in certain environmental remediation and on-going compliance activities. Accruals for environmental matters are recorded on a site-by-site basis when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated. The Company’s accruals reflect the anticipated participation of other potentially responsible parties in those instances where it is probable that such parties are legally responsible and financially capable of paying their respective shares of the relevant costs. These accruals are adjusted periodically as assessment and remediation efforts progress or as additional technical or legal information becomes available. Actual costs to be incurred at identified sites in future periods may vary from the estimates, given the inherent uncertainties in evaluating environmental exposures. The aggregate accrual for environmental matters is included in other liabilities in the Company’s consolidated balance sheets on an undiscounted basis due to the uncertainty and timing of future payments.

RESTRUCTURING LIABILITIES

The Company recognizes liabilities and expenses associated with exit and disposal costs when facilities are partially or completely closed. Employee termination and severance costs are recognized at the time the severance plan is approved, the amount of termination and severance costs can be estimated and the impacted group of employees is notified, provided the group will not be retained to render service beyond a minimum retention period. Other qualified exit and disposal costs are recognized and measured at fair value in the period in which the related liability is incurred.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

Note 1. Summary of Significant Accounting Policies (Continued)

REVENUE RECOGNITION

Sales are recognized as revenue when the risk of loss and title pass to the customer, generally at the time of shipment for domestic sales and at the time of customer receipt for international sales, and when all of the following have occurred: a firm sales arrangement exists, pricing is fixed or determinable, and collection is reasonably assured. Sales are recorded net of allowances for returns, trade promotions, coupons and other discounts. Estimated shipping and handling costs are considered in establishing product prices billed to customers and reflected in net customer sales. The Company routinely commits to one-time or on-going trade-promotion programs with customers, and consumer coupon programs that require the Company to estimate and accrue the expected costs of such programs. Programs include cooperative marketing programs, shelf price reductions, advantageous end-of-aisle or in-store displays of the Company’s products, graphics, introductory marketing funds for new products and other trade-promotion activities conducted by the customer. Coupons are recognized as a liability when distributed based upon expected consumer redemptions. The Company maintains liabilities at the end of each period for the estimated expenses incurred, but unpaid for these programs. Trade-promotion and coupon costs are recorded as a reduction of sales.

The Company provides an allowance for doubtful accounts based on its historical experience and a periodic review of its accounts receivable. Receivables were presented net of an allowance for doubtful accounts of $5 at both June 30, 2006 and 2005. The Company’s provision (recovery) for doubtful accounts was $0, $(2) and $(1) in fiscal years 2006, 2005 and 2004, respectively.

COST OF PRODUCTS SOLD

Cost of products sold represents the costs directly related to the manufacture and distribution of the Company’s products and primarily includes raw materials, packaging, contract packer fees, shipping and handling, warehousing, package design, direct and indirect labor and operating costs for the Company’s manufacturing facilities including salary, benefit costs and incentive compensation.

Costs associated with developing and designing new packaging are expensed as incurred and include design, artwork, films, and labeling. Expenses for fiscal years ended June 30, 2006, 2005 and 2004 were $11, $13 and $15, respectively, of which $11, $12, and $14 were classified as cost of products sold, and the remainder was classified as selling and administrative expenses, respectively.

SELLING AND ADMINISTRATIVE EXPENSES

Selling and administrative expenses represent costs incurred by the Company in generating revenues and managing the business and include market research, commissions, and certain administrative expenses. Administrative expenses include salary, benefits, incentive compensation, professional fees and services, software and licensing fees, and other operating costs associated with the Company’s nonmanufacturing, non-research and development staff, facilities and equipment.

ADVERTISING AND RESEARCH AND DEVELOPMENT COSTS

The Company expenses advertising and research and development costs in the period incurred.

INCOME TAXES

The Company uses the asset and liability method to account for income taxes. Deferred tax assets and liabilities are recognized for the anticipated future tax consequences attributable to differences between financial statement amounts and their respective tax bases. Management reviews the Company’s deferred tax assets to determine whether their value can be realized based upon available evidence. A valuation allowance is established when management believes that it is more likely than not that some portion of its deferred tax assets will not be realized. Changes in valuation allowances from period to period are included in the Company’s tax provision in the period of change. In addition to valuation allowances, the Company establishes accruals for certain tax contingencies

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

Note 1. Summary of Significant Accounting Policies (Continued)

when, despite the belief that the Company’s tax return positions are fully supported, the Company believes that certain positions are likely to be challenged and that the Company’s positions may not be fully sustained. The tax contingency accruals are adjusted in light of changing facts and circumstances, such as the progress of tax audits, case law and emerging legislation. The Company’s tax contingency accruals are reflected as a component of accrued liabilities.

A number of years may elapse before a particular matter, for which the Company has recognized an accrual, is audited and finally resolved. The number of years with open tax audits varies by jurisdiction. While it is often difficult to predict the final outcome or the timing of resolution of any particular tax matter, the Company believes its tax contingency accruals are adequate to address known tax contingencies. Favorable resolution of such matters could be recognized as a reduction to the Company’s effective tax rate in the year of resolution. Unfavorable settlement of any particular issue could increase the effective tax rate. Any resolution of a tax issue may require the use of cash in the year of resolution.

U.S. income tax expense and foreign withholding taxes are provided on unremitted foreign earnings that are not indefinitely reinvested at the time the earnings are generated. Where foreign earnings are indefinitely reinvested, no provision for U.S. income or foreign withholding taxes is made. When circumstances change and the Company determines that some or all of the undistributed earnings will be remitted in the foreseeable future, the Company accrues an expense in the current period for U.S. income and foreign withholding taxes attributable to the anticipated remittance.

FOREIGN CURRENCY TRANSLATION

Local currencies are the functional currencies for substantially all of the Company’s foreign operations. When the transactional currency is different than the functional currency, transaction gains and losses are included as a component of other (income) expense, net. Assets and liabilities of foreign operations are translated into U.S. Dollars using the exchange rates in effect at the balance sheet reporting date. Income and expenses are translated at the average monthly exchange rates during the year. Gains and losses on foreign currency translations are reported as a component of accumulated other comprehensive income. Deferred taxes are not provided on cumulative translation adjustments where the Company expects earnings of a foreign subsidiary to be indefinitely reinvested. The income tax effect of currency translation adjustments related to foreign earnings from certain countries and joint ventures that are not considered indefinitely reinvested is recorded as a component of deferred taxes with an offset to accumulated other comprehensive net losses.

NET EARNINGS PER SHARE

Basic net earnings per common share is computed by dividing net earnings by the weighted average number of common shares outstanding each period on an unrounded basis. Diluted net earnings per common share is computed by dividing net earnings by the diluted weighted average number of common shares outstanding during each period on an unrounded basis. Diluted net earnings per common share reflects the earnings dilution that would occur from the issuance of common shares related to in-the-money stock options, restricted stock and performance units.

DERIVATIVE INSTRUMENTS

The Company’s use of derivative instruments, principally swap, futures, forward, and option contracts, is limited to non-trading purposes and is designed to manage exposure to changes in interest rates, foreign currencies and commodity prices. The Company’s contracts are economic hedges for transactions with notional balances and periods consistent with the related exposures and do not constitute investments independent of these exposures. Exposure to counterparty credit risk is considered low because these agreements have been entered into with creditworthy institutions.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

Note 1. Summary of Significant Accounting Policies (Continued)

Most interest rate swaps and commodity purchase and foreign-exchange contracts are designated as fair value or cash flow hedges of long-term debt, raw material purchase obligations or foreign currency denominated debt instruments, based on certain hedge criteria. The criteria used to determine if hedge accounting treatment is appropriate are: (a) the designation of the hedge to an underlying exposure, (b) whether overall risk is being reduced and, (c) whether there is sufficient correlation between the value of the derivative instrument and the underlying obligation. The changes in the fair value of derivatives are recorded as either assets or liabilities in the balance sheet with an offset to net earnings or other comprehensive income, depending on whether, for accounting purposes, the derivative is designated and qualified as a hedge transaction and the type of hedge transaction. For fair-value hedge transactions, changes in the fair value of the derivative and changes in the fair value of the item being hedged are recorded in earnings. For cash flow hedge transactions, changes in the fair value of derivatives are reported as a component of other comprehensive income. The Company also has contracts not designated as hedges for accounting purposes and recognizes changes in the fair value of these contracts in other (income) expense, net.

The Company uses different methodologies, when necessary, to estimate the fair value of its derivative contracts. The estimated fair values of the majority of the Company’s contracts are based on quoted market prices, traded exchange market prices, or broker price quotations, and represent the estimated amounts that the Company would pay or receive to terminate the contracts. Due to the lack of available market price quotations, the Company’s resin commodity contracts are valued using a model which employs forward price curves provided by external sources. The determination of the resin forward curve is based on many economic factors, including technology, labor, material and capital costs, capacity, and supply and demand.

Note 2. Henkel Transactions and Discontinued Operations

SHARE EXCHANGE AGREEMENT

On November 22, 2004, the Company completed the exchange of its ownership interest in a subsidiary for Henkel KGaA’s (Henkel) interest in Clorox common stock. Prior to the completion of the exchange, Henkel owned approximately 61.4 million shares, or about 29%, of the Company’s outstanding common stock. The parties agreed that the Company would provide exchange value equal to $46.25 per share of Company stock being acquired in the exchange. The subsidiary transferred to Henkel contained Clorox’s existing insecticides and Soft Scrub® cleanser businesses (jointly, the Operating Businesses), its 20% interest in the Henkel Iberica, S.A. (Henkel Iberica) joint venture, and $2,095 in cash.

Upon closing, the Company recognized a gain of $570 and reversed a total of $8 of deferred income taxes. The gain reflects an aggregate fair value of $745 for the exchanged Operating Businesses and Henkel Iberica, and was based on specified working capital balances that would exist at the closing date. As the specified working capital balances exceeded the actual balances at the closing date by $11, the Company was obligated to pay Henkel approximately $11 by the end of the third quarter of fiscal year 2005. The fair value of the businesses was determined through arms-length negotiations supported by traditional valuation methodologies that included discounted cash flow calculations and sales and earnings multiples.

In addition, the Company paid $13 of transaction costs related to the share exchange, including $9 that was charged to the gain and $4 that was attributed to treasury shares.

The transaction was structured to qualify as a tax-free exchange under Section 355 of the Internal Revenue Code. The Company initially funded the transaction with commercial paper borrowings and subsequently refinanced a portion of the commercial paper borrowings by issuing $1,650 in senior notes.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

Note 2. Henkel Transactions and Discontinued Operations (Continued)

DISCONTINUED OPERATIONS

The following table presents the net sales and earnings from the exchanged Operating Businesses related to the Henkel Share Exchange Agreement:

	2006	2005	2004
Net sales	$16	$87	$162
Income from discontinued operations before income taxes	$1	$37	$87
Income tax expense	—	(8)	(31)
Earnings from discontinued operations	$1	$29	$56

BRAZIL BUSINESS

In fiscal year 2003, the Company announced its intent to exit its business in Brazil, a reporting unit included in the International segment, due to the poor economic and market conditions and the Company’s lack of business scale in that country. The Company has closed its offices in Brazil and has sold nearly all of the remaining assets of this business, which is classified as a discontinued operation. There were no sales or other significant financial results during fiscal year 2006 and 2005 from the Brazil business. The following table presents the net sales and earnings (losses) from the Brazil business:

2004
Net sales	—
Losses from discontinued operations before income taxes	$(4)
Income tax benefits	7
Earnings from discontinued operations	$3

Note 3. Restructuring and Asset Impairment

Restructuring and asset impairment charges were $1, $36 and $11 in fiscal years 2006, 2005 and 2004, respectively.

	2006	2005	2004
Restructuring:
Severance	—	$6	$1
Plant closure and other	$1	1	—
Total restructuring	1	7	1
Asset impairment	—	29	10
Total restructuring and asset impairment expense	$1	$36	$11

Accrued restructuring at beginning of year.	$2	$3	$6
Restructuring expense	1	7	1
Payments	(1)	(8)	(4)
Accrued restructuring at end of year	$2	$2	$3

During fiscal years 2005 and 2004, the Company recorded restructuring and asset impairment charges of $32 and $11 in conjunction with the Specialty Group operating segment’s Glad® supply chain restructuring. The restructuring involved closing a manufacturing facility and distributing the remaining production between Glad®’s North American plants and third-party suppliers to optimize available capacity and operating costs. The charges in fiscal year 2005 included asset impairment charges of $26, employee severance of $5, and lease termination fees of $1. The Company also recorded incremental operating costs of $7 associated primarily with equipment and inventory transfer charges. The charges in fiscal year 2004 consisted of asset impairment charges of $10 for certain manufacturing equipment and $1 of employee severance costs.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

Note 3. Restructuring and Asset Impairment (Continued)

In fiscal year 2005, the Company also recorded asset impairment charges and severance costs of $4 related to manufacturing operations in the International segment. The fair values of all impaired assets were determined based on the estimated selling values of assets in similar conditions.

Note 4. Inventories

Inventories at June 30 were comprised of the following:

	2006	2005
Finished goods	$224	$256
Raw materials and packaging	81	76
Work in process	5	6
LIFO allowances	(14)	(9)
Allowances for obsolescence	(4)	(6)
Total	$292	$323

The last-in, first-out (LIFO) method was used to value approximately 37% and 43% of inventories at June 30, 2006, and 2005, respectively. The carrying values for all other inventories, including inventories of all international businesses, are determined on the first-in, first-out (FIFO) method. If the carrying value of LIFO inventories had been determined using the FIFO method, inventory amounts would have increased by approximately $14 and $9 at June 30, 2006 and 2005, respectively. The effect on earnings of the liquidation of any LIFO layers was not material for the fiscal years ended June 30, 2006, 2005 and 2004.

Changes in the allowance for inventory obsolescence were as follows:

	2006	2005	2004
Beginning of year	$(6)	$ (4)	$ (3)
Obsolescence provision	(6)	(16)	(14)
Inventory write-offs	8	14	13
End of year	$(4)	$ (6)	$ (4)

Note 5. Property, Plant and Equipment

The components of property, plant and equipment at June 30 were as follows:

	2006	2005
Land and improvements	$104	$96
Buildings	511	487
Machinery and equipment	1,300	1,245
Computer equipment	129	120
Capitalized software costs	262	235
Construction in progress	84	69
	2,390	2,252
Less: Accumulated depreciation and amortization	(1,386)	(1,253)
Net balance	$1,004	$999

Depreciation and amortization expense related to property, plant and equipment was $170, $170 and $167 in fiscal years 2006, 2005 and 2004, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

Note 6. Goodwill, Trademarks, and Other Intangible Assets

Changes in the carrying amount of goodwill for the fiscal years ended June 30, 2006 and 2005, by operating segment and corporate are summarized below.

	Household
	Group –	Specialty
	North America	Group	International	Corporate	Total
Balance at June 30, 2004	$421	$ 83	$169	$ 69	$742
Henkel exchange	—	(15)	—	—	(15)
Translation adjustments and other	5	—	11	—	16
Balance at June 30, 2005	426	68	180	69	743
Segment transfers	14	—	9	(23)	—
Translation adjustments and other	5	—	(4)	—	1
Balance at June 30, 2006	$445	$ 68	$185	$ 46	$744

Changes in trademarks and other intangible assets for the fiscal years ended June 30, 2006 and 2005, are summarized below. The intangible assets, which are subject to amortization, are reported net of accumulated amortization of $177 and $164 at June 30, 2006 and 2005, respectively, of which $49 and $38, respectively, related to technology. The estimated amortization expense for these intangible assets is $13 for fiscal years 2007 and 2008 and $12 for fiscal years 2009, 2010 and 2011, respectively. The weighted-average amortization period for trademarks and other intangibles assets subject to amortization acquired in fiscal year 2006 is 12 years.

	Trademarks and other intangible assets			Trademarks
	subject to amortization			not subject to
	Technology	Other	Sub-Total	amortization	Total
Net balance at June 30, 2004	$97	$21	$118	$515	$633
Henkel exchange	—	—	—	(32)	(32)
Translation adjustments and other	—	1	1	9	10
Amortization	(10)	(2)	(12)	—	(12)
Net balance at June 30, 2005	87	20	107	492	599
Acquisitions	13	—	13	8	21
Translation adjustments and other	—	—	—	(3)	(3)
Amortization	(11)	(2)	(13)	—	(13)
Net balance at June 30, 2006	$89	$18	$107	$497	$604

The Company performed its annual review of intangible assets in the third fiscal quarter and no instances of impairment were identified. Business valuations of the Colombia and Venezuela reporting units were performed, as these businesses operate under continuing economic and political uncertainties. The fair value for Colombia was only slightly in excess of the carrying amount. The Company is closely monitoring any events, circumstances or changes in the businesses that might imply a reduction in the fair value and might lead to additional impairments. The Company will continue to test annually for impairment in the third fiscal quarter unless there are indications during an interim period that intangible assets may have become impaired.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

Note 7. Other Assets

Other assets were comprised of the following at June 30:

	2006	2005
Pension benefit assets	$106	$2
Equity investments	45	47
Investment in low-income housing partnerships	23	33
Investment in insurance contracts	39	49
Non-qualified retirement plan assets	15	18
Other	29	37
Total	$257	$186

PENSION BENEFIT ASSETS

The Company reported a net pension asset at June 30, 2006, compared to a net pension liability at June 30, 2005, for its domestic plan. The pension asset resulted from the market value of plan assets for the qualified plans at June 30, 2006, exceeding the accumulated benefit obligation. This resulted in reversing the minimum pension liability and related deferred losses in other comprehensive income of $118, net of $71 of deferred income taxes, and reclassifying the balances as a pension benefit asset.

EQUITY INVESTMENTS

The Company holds various equity investments in a number of consumer products businesses, most of which operate outside the United States. The Company has no ongoing capital commitments, loan requirements, guarantees or any other types of arrangements under the terms of its joint venture agreements that would require any future cash contributions or disbursements arising out of a variable interest entity or equity investment, except for the investment in low-income housing partnerships described in the following paragraph.

INVESTMENT IN LOW-INCOME HOUSING PARTNERSHIPS

The Company owns, directly or indirectly, limited partnership interests of up to 99% in 55 low-income housing partnerships, which are accounted for on the equity basis. The purpose of the partnerships is to develop and operate low-income housing rental properties. The general partners, who typically hold 1% of the partnership interests, are third parties unrelated to the Company and its affiliates, and are responsible for controlling and managing the business and financial operations of the partnerships. The partnerships provide the Company with low-income housing tax credits, which are accounted for in accordance with Emerging Issues Task Force Issue 94-1, Accounting for Tax Benefits Resulting from Investments in Affordable Housing Projects. Tax benefits, net of equity in the losses of the low-income housing partnerships, were $4, $(4), and $8 in fiscal years 2006, 2005 and 2004, respectively. The Company’s estimated future capital requirements for the partnerships are approximately $2, $2, $1, $0 and $1 in fiscal years 2007, 2008, 2009, 2010 and 2011, respectively. As a limited partner, the Company is not responsible for any of the liabilities and obligations of the partnerships nor do the partnerships or their creditors have any recourse to the Company other than for the capital requirements. Recovery of the Company’s investments in the partnerships is accomplished through the utilization of low-income housing tax credits, the tax benefits of partnership losses and proceeds from the disposition of rental properties. The risk of these tax credits being unavailable to the Company is considered very low. For the combined group of low-income housing partnerships in which the Company invests, the aggregate underlying assets and liabilities were approximately $332 and $356, respectively, at June 30, 2006. The Company does not consolidate the investment in low-income housing partnerships.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

Note 7. Other Assets (Continued)

In the third quarter of fiscal year 2005, the Company recorded a $13 pretax charge ($9 after tax or $0.05 per diluted share) in other (income) expense, net to recognize certain partnership operating losses realized in prior fiscal years, the aggregate charge accumulated over the approximate 14-year period during which the Company invested in the partnerships. The Company does not believe these losses are material to the periods in which they should have been reflected or were and, therefore, recorded the entire charge in the third quarter of fiscal year 2005.

INVESTMENT IN INSURANCE CONTRACTS

The Company invests in life insurance policies and records the cash surrender value of the contracts, net of any policy loans, at fair value. Any change in the cash surrender value is reflected in other (income) expense, net.

During the fiscal year ended June 30, 2006, the Company received $41 of proceeds from the termination of one of its investments in insurance contracts. The Company used a portion of these proceeds to repay related long-term debt borrowings of $29, which were previously netted against the investments.

NONQUALIFIED RETIREMENT PLAN ASSETS

The majority of the nonqualified retirement plan assets at June 30, 2006, are held in a trust-owned life insurance policy, whose investment assets are a separately-managed equity and debt portfolio administered by an insurance company. The assets held under this insurance policy are recorded at estimated fair value with changes in estimated value recorded in other (income) expense, net.

Note 8. Accrued Liabilities

Accrued liabilities at June 30 consisted of the following:

	2006	2005
Taxes	$144	$281
Compensation and employee benefit costs	100	85
Trade and sales promotion	77	90
Dividends	44	42
Interest	37	43
Venture agreement royalty (Note 11)	10	7
Directors’ fees	4	4
Other	58	62
Total	$474	$614

Note 9. Debt

Notes and loans payable, which mature in less than one year, included the following at June 30:

	2006	2005
Commercial paper	$126	$357
Foreign borrowings	30	2
Total	$156	$359

The weighted average interest rate for notes and loans payable was 4.31%, 2.37% and 1.07% for fiscal years 2006, 2005 and 2004, respectively. The carrying value of notes and loans payable at June 30, 2006 and 2005, approximated the fair value of such debt.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

Note 9. Debt (Continued)

Long-term debt at June 30 included the following:

	2006	2005
Senior unsecured notes and debentures:
Floating rate, $500 due December 2007	$500	$500
4.20%, $575 due January 2010, including premiums	577	577
5.00%, $575 due January 2015	575	575
6.125%, $300 due February 2011, including premiums	314	317
7.25%, $150 due March 2007	150	150
Other	2	5
Total	2,118	2,124
Less: Current maturities	(152)	(2)
Long-term debt	$1,966	$2,122

The weighted average interest rate on long-term debt, including the effect of interest rate swaps, was 4.88%, 4.72% and 5.82% for fiscal years 2006, 2005 and 2004, respectively. The estimated fair value of long-term debt, including current maturities, was $2,043 and $2,146 at June 30, 2006 and 2005, respectively.

In December 2004, the Company issued $1,650 in private placement senior notes in connection with the share exchange with Henkel (Note 2). In April 2005, the Company completed an exchange offering that allowed debt holders to exchange private placement senior notes for senior notes registered under the Securities Act of 1933, as amended. The senior notes consist of $500 aggregate principal amount of floating-rate senior notes due December 2007, $575 aggregate principal amount of 4.20% senior notes due January 2010 and $575 aggregate principal amount of 5.00% senior notes due January 2015. The floating-rate senior notes incur interest at a rate equal to three-month LIBOR plus 0.125%, reset quarterly. The interest rate at June 30, 2006, for the floating-rate senior notes was 5.44%. The Company used the full amount of the net proceeds from the offering to repay a portion of the amount outstanding under its commercial paper program used to finance the cash contribution made in connection with the share exchange with Henkel.

Credit facilities at June 30 were as follows:

	2006	2005
Domestic credit line	$1,300	$1,300
Foreign and other credit lines	49	16
Total	$1,349	$1,316

At June 30, 2006, there were no borrowings under the $1,300 credit agreement, which is available for general corporate purposes and to support additional commercial paper issuances. Of the $1,300 credit agreement, $165 expires in December 2009, and $1,135 expires in December 2010. In addition, at June 30, 2006, the Company had $19 available for borrowing under foreign and other credit lines.

Debt maturities at June 30, 2006, are $152, $500, $0, $575, $300 and $575 in fiscal years 2007, 2008, 2009, 2010, 2011, and thereafter, respectively. The Company was in compliance with all restrictive covenants and limitations at June 30, 2006.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

Note 10. Fair Value of Financial Instruments

The Company’s derivative financial instruments were recorded at fair value in the consolidated balance sheets as assets at June 30 as follows:

	2006	2005
Other current assets:
Commodity purchase contracts	$11	$7
Other assets:
Commodity purchase contracts	1	5

The Company uses commodity futures, swap, and option contracts to fix the price of a portion of its raw-material requirements. Contract maturities, which extend to fiscal year 2008, are matched to the length of the raw-material purchase contracts. Realized contract gains and losses are reflected as adjustments to the cost of the raw materials. The estimated amount of existing pretax net gains for commodity contracts in accumulated other comprehensive net income that is expected to be reclassified into net earnings during the year ending June 30, 2007, is $8. All instruments accorded hedge accounting treatment are considered effective.

The Company also enters into certain foreign-currency related derivative contracts with no specific hedge designations. These contracts, which have been entered into to manage a portion of the Company’s foreign exchange risk, are accounted for by adjusting the carrying amount of the contracts to market value and recognizing any gain or loss in other (income) expense, net.

In fiscal year 2004, the Company discontinued hedge accounting treatment for its resin commodity contracts, which expire in December 2006, as the contracts no longer met the accounting requirements for a cash flow hedge. These contracts are used as an economic hedge of resin prices and changes in the fair value of these contracts are recorded to other (income) expense, net. The pretax effect on net earnings from these contracts was a gain of $2 in each of the fiscal years 2006, 2005 and 2004.

The notional and estimated fair values of the Company’s derivative instruments are summarized below at June 30:

	2006		2005
	Notional	Fair Value	Notional	Fair Value
Derivative instruments
Foreign exchange contracts	$47	—	$32	—
Commodity purchase contracts	84	$12	73	$12
Fair value contracts	21	—	—	—

The carrying values of cash, short-term investments, accounts receivable and accounts payable approximate their fair values at June 30, 2006 and 2005, due to the short maturity and nature of those balances. See Note 9 for fair values of notes and loans payable and long-term debt.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

Note 11. Other Liabilities

Other liabilities consisted of the following at June 30:

	2006	2005
Venture agreement net terminal obligation	$261	$258
Retirement healthcare benefits	88	88
Qualified and nonqualified pension plans (Note 7)	49	119
Nonqualified deferred compensation plans	50	55
Environmental remediation	27	33
Long-term disability post employment obligation	24	21
Other	48	44
Total	$547	$618

VENTURE AGREEMENT

On January 31, 2003, the Company entered into an agreement with The Procter & Gamble Company (P&G) to form a venture related to the Company’s Glad® plastic bags, wraps and containers business. P&G contributed production and research and development equipment, licenses to use a range of current and future trademarks, and other proprietary technologies to the Company in exchange for an interest in the profits and losses, and cash flows, as contractually defined, of the Glad® business. P&G is also providing and being reimbursed for research and development support to the Glad® business for the first ten years of the venture, subject to renewal options. At inception of the agreement, the production and research and development equipment, and the technologies contributed by P&G were valued and recorded at $29 and $96, respectively. The production and research and development equipment is being depreciated on a straight-line basis over useful lives ranging from two to ten years and intangible assets are being amortized on a straight-line basis over a twelve-year period. The Company also recorded $125 as a net terminal obligation liability at inception of the agreement, which reflected the initial fair value of the contractual requirement to repurchase P&G’s interest at the termination of the agreement.

In January 2005, P&G paid the Company $133 to exercise its option to increase its interest from 10% to 20%, which is the maximum investment P&G is allowed under the venture agreement. The Company recorded a corresponding $133 increase to other liabilities in the third quarter of fiscal year 2005 to reflect the contractual requirement to purchase P&G’s interest at the termination of the agreement. This obligation is being adjusted to fair value on an annual basis.

During the period ended December 31, 2003, all profits, losses and cash flows, as contractually defined, of the Glad® business were allocated to the Company. During calendar year 2004, profits, losses, and cash flows, as contractually defined, of the Glad® business were allocated 95% to the Company and 5% to P&G. For all subsequent calendar year periods, the allocation is 80% to the Company and 20% to P&G.

The agreement can be terminated under certain circumstances, including at P&G’s option upon a change in control of the Company, or, at either party’s option, upon the sale of the Glad® business by the Company. Upon termination of the agreement, the Company will purchase P&G’s interest for cash at fair value as established by a pre-determined valuation procedure. Following termination, the Glad® business will retain the exclusive intellectual property licenses contributed by P&G for the licensed products marketed.

Note 12. Other Contingencies

The Company is involved in certain environmental matters, including Superfund and other response actions at various locations. The Company has a recorded liability of $27 and $33 at June 30, 2006 and 2005, respectively, for its share of the related aggregate future remediation cost. One matter in Dickinson County, Michigan, for which the Company is jointly and severally liable, accounts for a substantial majority of the recorded liability at both June 30, 2006 and 2005. The Company is subject to a cost-sharing arrangement with another party for

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

Note 12. Other Contingencies (Continued)

this matter, under which Clorox has agreed to be liable for 24.3% of the aggregate remediation and associated costs, other than legal fees, as the Company and the other party are each responsible for their own such fees. If the other party with whom Clorox shares joint and several liability is unable to pay its share of the response and remediation obligations, Clorox would likely be responsible for such obligations. In October 2004, the Company and the other party agreed to a consent judgment with the Michigan Department of Environmental Quality (MDEQ), which sets forth certain remediation goals and monitoring activities. Based on the current status of this matter, and with the assistance of environmental consultants, the Company maintains an undiscounted liability representing its best estimate of its share of costs associated with the capital expenditures, maintenance and other costs to be incurred over an estimated 30-year remediation period. The most significant components of the liability relate to the estimated costs associated with the remediation of groundwater contamination and excess levels of subterranean methane deposits. Currently, the Company cannot accurately predict the timing of the payments that will likely be made under this estimated obligation. In addition, the Company’s estimated loss exposure is sensitive to a variety of uncertain factors, including the efficacy of remediation efforts, changes in remediation requirements and the timing, varying costs and alternative clean-up technologies that may become available in the future. Although it is possible that the Company’s exposure may exceed the amount recorded, any amount of such additional exposures, or range of exposures, is not estimable at this time.

On August 4, 2006, a derivative action purportedly on behalf of the Company was filed in the Superior Court of California, Alameda County, against certain current and former directors and officers of the Company. Specifically, the plaintiff alleges, among other things, breach of fiduciary duties and waste of corporate assets. These allegations relate to the non-cash compensation expense the Company recorded during the fourth quarter of fiscal year 2006, following a review of its stock option practices (Note 15). The complaint demands, among other forms of relief, judgment in the form of monetary damages sustained by the Company as a result of such practices.

While there can be no assurance as to the ultimate disposition of this action, the Company does not believe that its resolution will have a material adverse effect on its financial position, results of operations or cash flows. Since the Company believes that the likelihood of sustaining material losses is remote, the Company has not accrued a liability at June 30, 2006.

The Company is also subject to various other lawsuits and claims relating to issues such as contract disputes, product liability, patents and trademarks, advertising, employee and other matters. Although the results of claims and litigation cannot be predicted with certainty, it is the opinion of management that the ultimate disposition of these matters, to the extent not previously provided for, will not have a material adverse effect, individually or in the aggregate, on the Company’s consolidated financial statements taken as a whole.

Note 13. Stockholders’ Deficit

The Company has two share repurchase programs, consisting of an open-market program, which has a total authorization of $1,700, and a program to offset the impact of share dilution related to share-based awards (evergreen program), which has no authorization limit. There were no shares repurchased under the open-market program in fiscal year 2006. The total number of cumulative shares repurchased through June 30, 2006, under the open-market program was 22 million shares at a cost of $932, leaving $768 of authorized repurchases remaining under that program. Share repurchases under the evergreen program were $135 (2.4 million shares) in fiscal year 2006.

In fiscal year 2005, there were zero and $160 (2.8 million shares) repurchases under the open-market and evergreen programs, respectively. In November 2004, the Company acquired approximately 61.4 million shares of its common stock from Henkel at a total cost of $2,843, including the value of the exchanged Operating Businesses and the equity interest transferred to Henkel.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

Note 13. Stockholders’ Deficit (Continued)

During fiscal years 2006, 2005 and 2004, the Company declared dividends per share of $1.15, $1.11, and $1.35, respectively. During fiscal years 2006, 2005 and 2004, the Company paid dividends per share of $1.14, $1.10, and $1.08, respectively.

Accumulated other comprehensive net losses at June 30, 2006, 2005 and 2004, included the following net-of-tax (losses) gains:

	2006	2005	2004
Currency translation	$(215)	$(217)	$(267)
Derivatives	6	5	(1)
Minimum pension liabilities	$(6)	$(124)	$(6)
Total	$(215)	$(336)	$(274)

For fiscal years 2006, 2005 and 2004, the Company recorded (decreases) increases to deferred tax assets of $(71), $72, and $(41), respectively, which were related to its minimum pension liability adjustments and were reflected as components of total comprehensive income.

Note 14. Earnings Per Share

A reconciliation of the weighted average number of common shares outstanding (in thousands) used to calculate basic and diluted earnings per common share is as follows for the fiscal years ended June 30:

	2006	2005	2004
Basic	150,545	176,586	211,683
Stock options and other	2,456	2,590	2,688
Diluted	153,001	179,176	214,371

Stock options to purchase 439,483, 502,326 and 832,815 shares of common stock for the fiscal years ended June 30, 2006, 2005 and 2004, respectively, were not included in the computation of diluted net earnings per common share because the exercise price of the stock options was greater than the average market price of the common shares and therefore the effect would be antidilutive.

Note 15. Share-Based Compensation Plans

In November 2005, the Company’s stockholders approved the 2005 Stock Incentive Plan (2005 Plan). The 2005 Plan permits the Company to grant various nonqualified, share-based compensation awards, including stock options, restricted stock, performance units, deferred stock units, restricted stock units, stock appreciation rights, performance shares and other stock-based awards. As a result of the adoption of the 2005 Plan, no further awards have been or will be granted from any prior plans, including the 1996 Stock Incentive Plan and the 1993 Directors’ Stock Option Plan. The Company is authorized to grant up to 7 million common shares under the 2005 Plan, of which 5 million common shares were previously available under prior plans. At June 30, 2006, 7 million common shares were available for grant under the 2005 Plan.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

Note 15. Share-Based Compensation Plans (Continued)

Following the adoption of SFAS 123-R, and excluding the $25 pretax cumulative historical stock option charge ($16 after tax) discussed below, the compensation cost and related income tax benefit recognized in the Company’s fiscal year 2006 consolidated financial statements for shared-based compensation plans were classified as follows:

2006
Selling and administrative expenses	$46
Costs of products sold	5
Research and development costs	2
Total compensation cost	$53
Related income tax benefit	$20

Cash received from stock options exercised under all share-based payment arrangements during fiscal year 2006 was $62. The Company issues shares for share-based compensation plans from treasury stock. The Company repurchases shares under its program to offset the estimated impact of share dilution related to share-based awards. In fiscal year ended June 30, 2006, the Company repurchased 2.4 million shares at a total cost of $135. The Company expects to repurchase, at a minimum, between 1.5 million and 2.5 million shares in fiscal year 2007 to offset the impact of share dilution related to share-based awards.

Details regarding the valuation and accounting for stock options, restricted stock awards and performance units follow.

STOCK OPTIONS

The fair value of each stock option award granted after the adoption of SFAS No. 123-R is estimated on the date of grant using the Black-Scholes valuation model and assumptions noted in the following table:

	2006
Expected life	5 years
Expected volatility	24.2%	to	28.0%
Risk-free interest rate	3.7%	to	4.9%
Dividend yield	1.8%	to	2.1%

The expected life of the stock options is based on observed historical exercise patterns. Groups of employees having similar historical exercise behavior are considered separately for valuation purposes. Upon the adoption of FAS 123-R, the Company estimates stock option forfeitures based on historical data for each separate employee grouping, and adjusts the rate to expected forfeitures periodically. The adjustment of the forfeiture rate will result in a cumulative catch-up adjustment in the period the forfeiture estimate is changed. The expected volatility is based on implied volatility from publicly traded options on the Company’s stock at the date of grant, historical implied volatility of the Company’s publicly traded options and other factors. The risk-free interest rate is based on the implied yield on a U.S. Treasury zero-coupon issue with a remaining term equal to the expected term of the option. The dividend yield is based on the projected annual dividend payment per share, divided by the stock price at the date of grant.

The following assumptions were used prior to the adoption of SFAS No. 123-R to estimate the fair value of fiscal year 2005 and 2004 option grants for disclosure purposes:

	2005	2004
Expected life	4 to 6 years	4 to 6 years
Expected volatility	29.2%	33.1%
Risk-free interest rate	3.1% to 5.4%	2.5% to 4.0%
Dividend yield	2.06%	2.45%

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

Note 15. Share-Based Compensation Plans (Continued)

Prior to the adoption of SFAS No.123-R, the Company accounted for stock-based compensation using the intrinsic value method. Pro forma disclosures of net earnings, basic and diluted earnings per common share reflecting the Company’s financial results if compensation expense for the various stock option plans had been determined based upon fair values at the grant date are presented in Note 1.

Details of the Company’s stock option plans at June 30 are summarized below:

			Weighted-
			Average
			Remaining
	Number of	Weighted-Average	Contractual	Aggregate
	Shares	Exercise Price	Life	Intrinsic Value
	(in thousands)
Outstanding at June 30, 2005	11,691	$42
Granted	1,142	57
Exercised	(1,951)	32
Cancelled	(392)	51
Outstanding at June 30, 2006	10,490	45	6 years	$165
Options vested and exercisable at:
June 30, 2006	7,016	42	5 years	136

The weighted-average fair value per share of each option granted during fiscal years 2006, 2005 and 2004, estimated at the grant date using the Black-Scholes option pricing model, was $14.75, $14.33 and $12.64, respectively. The total intrinsic value of options exercised in fiscal years 2006, 2005 and 2004 was $53, $60 and $80, respectively.

Results for the fourth quarter and fiscal year 2006 include a pretax cumulative charge of $25 ($16 after tax or $0.11 per diluted share), resulting from noncash charges associated with historical stock option compensation expense relating to prior periods dating back to the third quarter of fiscal 1996. The Company identified the additional stock option compensation expense in a voluntary comprehensive review of its stock-option practices that was overseen by the Audit Committee of Clorox’s Board of Directors with the assistance of outside counsel. The Company’s voluntary review identified no evidence of fraud or intentional deviation from generally accepted accounting principles.

The pretax charge for noncash compensation expense includes $15 in equity compensation expense related to the determination of the appropriate measurement date for certain stock option grants, of which $2 relates to certain stock options granted to officers prior to December 2001 and $13 relates to certain stock options granted to non-officer employees prior to October 2004. With respect to substantially all of these stock option grants, the Company identified the measurement date as the date that resulted in the lowest market price over a two-week period rather than the end of the two-week period, as required. Consequently, compensation expense was recorded for certain grants identified as having intrinsic value as of the appropriate measurement date.

The remaining $10 in pretax charges results primarily from the requirement to use variable accounting with respect to certain options granted to officers due to existence of documented approval of the options within six months of the repurchase in 2001 of stock options from the same officers. Although the intent was for the options to have been granted more than six months before the repurchase, there is insufficient documentation to demonstrate that final approval of the option grants was made at least six months prior to the repurchase.

Stock option awards outstanding as of June 30, 2006, have generally been granted at prices that are either equal to or above the market value of the stock on the date of grant. As noted above, certain historical stock options were granted prior to fiscal year 2006 at prices below market value. Stock options outstanding as of June 30, 2006, generally vest over four years and expire no later than ten years after the grant date. Effective July 1, 2005, the Company generally recognizes compensation expense ratably over the vesting period. At June 30, 2006,

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

Note 15. Share-Based Compensation Plans (Continued)

there was $32 of total unrecognized compensation cost related to nonvested options, which is expected to be recognized over a remaining weighted-average vesting period of three years. The tax benefit realized from stock option exercises in fiscal year 2006 was $16.

RESTRICTED STOCK AWARDS

In accordance with SFAS No. 123-R, the fair value of restricted stock awards is estimated on the date of grant based on the market price of the stock and is amortized to compensation expense on a straight-line basis over the related vesting periods, which are generally three to four years. The total number of restricted stock awards expected to vest is adjusted by estimated forfeiture rates. At June 30, 2006, there was $10 of total unrecognized compensation cost related to nonvested restricted stock awards, which is expected to be recognized over a remaining weighted-average vesting period of three years. The unrecognized compensation cost related to nonvested restricted stock awards was recorded as unearned compensation in stockholders’ deficit at June 30, 2005. As part of the adoption of SFAS No. 123-R, the unrecognized compensation cost related to nonvested restricted stock awards granted prior to July 1, 2005, was included as a component of additional paid-in capital. The total fair value of the shares that vested in fiscal year 2006 was $5. Compensation expense related to the Company’s restricted stock programs was $8, $6 and $6, respectively, for the fiscal years 2006, 2005 and 2004. The total recognized tax benefit was $3, $2 and $2, respectively, for the fiscal years 2006, 2005 and 2004.

A summary of the status of the Company’s restricted stock awards at June 30 is presented below:

		Weighted-Average
	Number of	Grant-Date Fair Value
	Shares	Per Share
	(in thousands)
Restricted stock awards at June 30, 2005	589	$45
Granted	82	57
Vested	(115)	41
Forfeited	(27)	48
Restricted stock awards at June 30, 2006	529	47

PERFORMANCE UNITS

The Company’s performance unit grants subsequent to the adoption of SFAS No. 123-R provide for the issuance of common stock to certain managerial staff and executive management if the Company achieves specified return on invested capital performance targets. The performance unit grants generally vest after three years. The fair value of each grant issued after the adoption of SFAS No. 123-R is estimated on the date of grant based on the current market price of the stock. The total amount of compensation expense recognized reflects estimated forfeiture rates, and the initial assumption that performance goals will be achieved. Compensation expense is adjusted quarterly based on management’s assessment of the probability that performance goals will be achieved. If such goals are not met or it is determined that achievement of performance goals is not probable, any previously recognized compensation expense is reversed.

During fiscal year 2006, the Company granted 504,350 performance units, which had a weighted-average fair value on the grant date of $57 per share and are not vested as of June 30, 2006. The number of shares issued will be dependent upon vesting and the achievement of specified performance targets. At June 30, 2006, there was $17 of total unrecognized compensation cost related to nonvested performance unit grants issued after the adoption of SFAS 123-R, which is expected to be recognized over a remaining weighted-average performance period of two years. The compensation expense and related income tax benefit recognized in fiscal year 2006 related to the performance units granted during the period was $10 and $4, respectively. During fiscal year 2006, 20,320 performance units that had been granted during the period were forfeited.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

Note 15. Share-Based Compensation Plans (Continued)

Prior to the adoption of SFAS No. 123-R, the Company granted to certain members of management performance units that provided for the issuance of common stock if the Company’s total shareholder return over a period of time met specified performance goals based on comparisons with the performance of a selected peer group of companies. In fiscal year 2005, the Company began accruing a liability for the fiscal year 2002 performance unit grants, which vested in September 2005. In addition, in fiscal year 2006, after determining it was likely that certain performance goals would be met, the Company began accruing for the fiscal year 2003 performance unit grants, which are scheduled to vest in September 2006. Based on the June 30, 2006, market price of the Company’s stock, the unrecognized expense for the performance unit grants scheduled to vest in September 2006, is $1. Compensation expense related to the performance unit grants made prior to the adoption of SFAS 123-R was $8, $6, and $0 for fiscal years 2006, 2005 and 2004, respectively. The total recognized tax benefit was $3, $2 and $0, respectively, for the fiscal years 2006, 2005 and 2004.

Performance units granted prior to the adoption of SFAS No. 123-R also include a grant that is scheduled to vest in September 2007. The Company has not yet recorded a liability relating to this program because the vesting date extends too far into the future to determine the probability that the total shareholder return performance goals will be achieved. Based on the June 30, 2006, market price of the Company’s stock, the fair value of the performance unit grants scheduled to vest in September 2007 is $8. At June 30, 2006, there were 254,740 performance units outstanding that were granted prior to the adoption of SFAS No. 123-R, of which zero have vested. The total fair value of performance units that vested in fiscal year 2006 was $6.

Note 16. Leases and Other Commitments

The Company leases transportation equipment and various manufacturing, warehousing, and office facilities. The Company’s leases are classified as operating leases and the Company’s existing contracts will expire by 2019. The Company expects that in the normal course of business, existing contracts will be renewed or replaced by other leases. The following is a schedule of future minimum rental payments required under the Company’s existing non-cancelable lease agreements:

Future Minimum
Fiscal Year	Rental Payments
2007	$25
2008	23
2009	19
2010	17
2011	14
Thereafter	52
Total	$150

Rental expense for all operating leases was $50, $46 and $68 in fiscal years 2006, 2005 and 2004, respectively. Space not occupied by the Company in its headquarters building is rented to other tenants under operating leases expiring through 2014. Future minimum rentals to be received under these leases total $7 and do not exceed $2 in any one year.

The Company is also party to certain purchase obligations, which are defined as purchase agreements that are enforceable and legally-binding and that specify all significant terms, including quantity, price and the approximate timing of the transaction. Examples of the Company’s purchase obligations include commitments for advertising, raw material and contract packing purchases, utility agreements, capital expenditure agreements, software acquisition and license commitments, and service contracts. At June 30, 2006, the Company’s purchase obligations totaled $191, $45, $16, $6, $4 and $2 for fiscal years 2007 through 2011, and thereafter, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

Note 17. Other (Income) Expense, Net

The major components of other (income) expense, net for the fiscal years ended June 30 were:

	2006	2005	2004
Henkel Iberica:
Gain on exchange	—	$(20)	—
Equity in earnings	—	(5)	$(11)
	—	(25)	(11)
Interest income	$(10)	(10)	(4)
Foreign exchange gains, net	—	(8)	—
Equity in earnings of unconsolidated affiliates	(7)	(5)	(6)
Low-income housing partnership losses (Note 7)	15	16	—
Amortization of trademarks and other intangible assets	5	4	7
Other	(5)	5	5
	(2)	2	2
Total other (income) expense, net	$(2)	$(23)	$(9)

The Company recorded an $11 benefit ($8 after tax or $0.04 per diluted share) to other (income) expense, net in fiscal year 2005 to recognize certain currency transaction gains which accumulated over a four-year period in a foreign subsidiary. The Company does not believe the foreign currency transaction gains are material to the periods in which they should have been reflected or were and therefore recorded the entire benefit in fiscal year 2005.

Note 18. Income Taxes

The provision for income taxes on continuing operations, by tax jurisdiction, consisted of the following for the fiscal years ended June 30:

	2006	2005	2004
Current
Federal	$178	$209	$186
State	20	24	19
Foreign	40	26	32
Total current	238	259	237
Deferred
Federal	(15)	(62)	29
Federal — American Jobs Creation Act	(8)	12	—
State	(1)	(5)	(4)
Foreign	(4)	8	—
Total deferred	(28)	(47)	(25)
Total	$210	$212	$262

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

Note 18. Income Taxes (Continued)

The components of earnings from continuing operations before income taxes, by tax jurisdiction, were as follows for the fiscal years ended June 30:

	2006	2005	2004
United States	$516	$587	$639
Foreign	137	142	113
Total	$653	$729	$752

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate on continuing operations follows for the fiscal years ended June 30:

	2006	2005	2004
Statutory federal tax rate	35.0%	35.0%	35.0%
State taxes (net of federal tax benefits)	1.4	1.7	1.9
Tax differential on foreign earnings	(2.4)	(0.6)	(1.2)
Net adjustment of prior year federal and state tax accruals	1.9	(2.9)	0.5
Change in valuation allowance	(0.6)	(1.4)	(0.4)
Low-income housing tax credits	(1.4)	(0.9)	(1.1)
Other differences	(1.8)	(1.8)	0.2
Effective tax rate	32.1%	29.1%	34.9%

Applicable U.S. income and foreign withholding taxes have not been provided on approximately $23 of undistributed earnings of certain foreign subsidiaries at June 30, 2006, since these earnings are considered indefinitely reinvested. The net federal income tax liability that would arise if these earnings were not indefinitely reinvested is approximately $3. Applicable U.S. income and foreign withholding taxes have been provided on these earnings in the periods in which they are repatriated.

During fiscal year 2006, the Company repatriated approximately $265 of cash previously held in foreign entities. Of this amount, $111 represented dividends paid under the terms of the American Jobs Creation Act (AJCA) that the Company plans to use for reinvestment in certain qualified activities. All entities whose earnings had been designated as indefinitely reinvested prior to remitting qualified dividends under the terms of the AJCA have reverted back to indefinite reinvestment status as of June 30, 2006.

With respect to the Company’s stock option plans, realized tax benefits in excess of tax benefits recognized in net earnings are recorded as increases to additional paid-in capital. Excess tax benefits of approximately $17, $22 and $32 were realized and recorded to additional paid in capital for the fiscal years 2006, 2005 and 2004, respectively. In addition, previously recognized tax benefits of $5, relating to the cumulative charge described at Note 15, were reclassified from additional paid-in capital to income tax expense during the fiscal year 2006.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

Note 18. Income Taxes (Continued)

The components of deferred tax assets and liabilities at June 30 are shown below:

	2006	2005
Deferred tax assets
Compensation and benefit programs	$84	$55
Basis difference related to Venture Agreement (Note 11)	30	34
Net operating loss and tax credit carryforwards	20	26
Minimum pension funding obligation	4	75
Other	67	33
Subtotal	205	223
Valuation allowance	(26)	(33)
Total deferred tax assets	179	190
Deferred tax liabilities
Fixed and intangible assets	(168)	(173)
Low-income housing partnerships	(24)	(24)
Accruals and reserves	(14)	(9)
Other	(69)	(43)
Total deferred tax liabilities	(275)	(249)
Net deferred tax liabilities	$(96)	$(59)

The net deferred tax assets and liabilities included in the consolidated balance sheet at June 30 were as follows:

	2006	2005
Current deferred tax assets	$24	$16
Noncurrent deferred tax assets	9	8
Current deferred tax liabilities	—	(1)
Noncurrent deferred tax liabilities	(129)	(82)
Net deferred tax liabilities	$(96)	$(59)

The Company periodically reviews its deferred tax assets for recoverability. A valuation allowance is established when the Company believes that it is more likely than not that some portion of its deferred tax assets will not be realized. Valuation allowances have been provided to reduce deferred tax assets to amounts considered recoverable. Details of the valuation allowance at June 30 were as follows:

	2006	2005
Valuation allowance at beginning of year	$(33)	$(39)
Other	7	6
Valuation allowance at end of year	$(26)	$(33)

At June 30, 2006, the Company had federal foreign tax credit carryforwards of $5 with an expiration date in fiscal year 2016. In addition, the Company had income tax credit carryforwards in foreign jurisdictions of $1 with an expiration date in fiscal year 2008. Tax benefits from foreign net operating loss carryforwards of $11 have expiration dates between fiscal years 2007 and 2016. Tax benefits from foreign net operating loss carryforwards of $3 may be carried forward indefinitely.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)|
The Clorox Company
(Dollars in millions, except per share amounts)

Note 18. Income Taxes (Continued)

In April 2005, the Company reached an agreement with the IRS resolving certain tax issues originally arising in the period from 1997 through 2000. As a result of the settlement agreement, the Company paid $94 (excluding $6 of tax benefits) in fiscal year 2005 and $151 (excluding $13 of tax benefits) in fiscal year 2006, respectively. The Company had previously accrued for this contingency and released approximately $23 in tax accruals related to this matter in fiscal year 2005.

The IRS has now completed audits of the Company’s income tax returns through fiscal year 2002, and additional tax matters related to these audits are now being reviewed at the IRS appeals level. Resolution of these matters is not expected to have a material impact to earnings.

Note 19. Employee Benefit Plans

RETIREMENT INCOME PLANS

The Company has qualified and nonqualified defined benefit plans that cover substantially all domestic employees and certain international employees. Benefits are based on either employee years of service and compensation or a stated dollar amount per years of service. The Company is the sole contributor to the plans in amounts deemed necessary to provide benefits and to the extent deductible for federal income tax purposes. Assets of the plans consist primarily of marketable equity and debt security investments. The Company made a discretionary qualified domestic pension contribution of $10, $0 and $37 to its domestic qualified retirement income plans in fiscal years 2006, 2005 and 2004, respectively. The Company has also contributed $0, $1 and $4 to its foreign retirement income plans for fiscal years 2006, 2005 and 2004, respectively. The Company’s funding policy is to contribute amounts sufficient to meet minimum funding requirements as set forth in employee benefit tax laws plus additional amounts as the Company may determine to be appropriate.

RETIREMENT HEALTH CARE

The Company provides certain health care benefits for employees who meet age, participation and length of service requirements at retirement. The plans pay stated percentages of covered expenses after annual deductibles have been met. Benefits paid take into consideration payments by Medicare. The plans are funded as claims are paid, and the Company has the right to modify or terminate certain of these plans.

The assumed health care cost trend rate used in measuring the accumulated post-retirement benefit obligation (APBO) was 9% for medical and 13% for prescription drugs for fiscal year 2006. These rates have been assumed to gradually decrease by 1% for each year until an assumed ultimate trend of 5% is reached in 2012 for medical and 2014 for prescription drugs. The healthcare cost trend rate assumption has an effect on the amounts reported. The effect of a one percentage point increase or decrease in the assumed healthcare cost trend rate on the total service and interest cost components and the postretirement benefit obligation was approximately $1 at June 30, 2006, 2005 and 2004.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

Note 19. Employee Benefit Plans (Continued)

Summarized information for the Company’s retirement income and healthcare plans at and for the fiscal year ended June 30:

	Retirement Income		Retirement Health Care
	2006	2005	2006	2005
Change in benefit obligations:
Benefit obligation at beginning of year	$530	$404	$84	$77
Service cost	12	13	2	2
Interest cost	25	26	4	5
Employee contributions to deferred compensation plans	5	7	—	—
Actuarial loss (gain)	(84)	112	(9)	6
Benefits paid	(35)	(32)	(4)	(6)
Benefit obligation at end of year	453	530	77	84
Change in plan assets:
Fair value of assets at beginning of year	339	334	—	—
Actual return on plan assets	30	29	—	—
Employer contributions to qualified and nonqualified plans	20	8	4	6
Benefits paid	(35)	(32)	(4)	(6)
Fair value of plan assets at end of year	354	339	—	—
Unfunded status	(99)	(191)	(77)	(84)

Unrecognized prior service cost	(2)	(3)	(9)	(10)
Unrecognized loss	118	220	3	12
Prepaid (accrued) benefit cost	$17	$26	$(83)	$(82)
Amount recognized in the balance sheets consists of:
Pension benefit assets	$106	$2	—	—
Accrued benefit liability	(99)	(175)	$(83)	$(82)
Accumulated other comprehensive net losses, before deferred
tax benefits	10	199	—	—
Net amount recognized	$17	$26	$(83)	$(82)

The projected benefit obligation (PBO), accumulated benefit obligation (ABO) and fair value of plan assets for those pension plans with an ABO in excess of plan assets were $51, $47, and $0, respectively, at June 30, 2006, and $460, $445 and $326, respectively, at June 30, 2005. The PBO, ABO and fair value of plan assets for other retirement income plans, including the nonqualified deferred compensation plans, with an ABO in excess of plan assets were $51, $51, and $0, respectively, at June 30, 2006, and $57, $57 and $0, respectively, at June 30, 2005. The ABO for pension plans was $391 and $457 at June 30, 2006 and 2005. The ABO for all retirement income plans decreased by $73 in fiscal year 2006, primarily due to an increase in the discount rate assumption used in the domestic plans from 5.00% to 6.25%. The Company uses a June 30 measurement date for its significant benefit plans.

At June 30, 2006 and 2005, the Company recorded additional minimum pension liabilities of $10 and $199, respectively, which were included in accumulated other comprehensive net losses, with an offset to other liabilities. The additional minimum liability is required when the ABO is greater than the fair market value of plan assets and represents the excess of the ABO over the accrued benefit cost. At June 30, 2006 and 2005, the Company recorded deferred taxes of $4 and $75 associated with the additional minimum pension liabilities with an offset to accumulated other comprehensive net losses.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

Note 19. Employee Benefit Plans (Continued)

	Retirement Income			Retirement Health Care
	2006	2005	2004	2006	2005	2004
Components of net periodic benefit cost
Service cost	$11	$13	$12	$2	$2	$2
Interest cost	25	26	24	4	5	5
Expected return on plan assets	(27)	(28)	(29)	—	—	—
Plan adjustments	—	—	—	—	—	—
Amortization of unrecognized items	14	8	6	(1)	(2)	(1)
Total net periodic benefit cost	$23	$19	$13	$5	$5	$6

The target allocations and weighted average asset allocations of the investment portfolio for the Company’s domestic qualified retirement income plan at June 30 are:

		%of Plan Assets
	% Target	at June 30
	Allocation	2006	2005
Asset Category
U.S. equity	57%	57%	58%
International equity	18	19	18
Fixed income	25	24	24
Total	100%	100%	100%

The expected long-term rate of return assumption is based on an analysis of historical experience of the portfolio and the summation of prospective returns for each asset class in proportion to the fund’s current asset allocation. The discount rate assumption is determined annually based on the Moody’s Aa-rated long-term bonds, which approximate the timing and cash outflows of the Company’s defined benefit payments. The target asset allocation was determined based on the risk tolerance characteristics of the plan and, at times, may be adjusted to achieve the Company’s overall investment objective and to minimize any concentration of investment risk. The Company’s objective is to invest plan assets in a manner that will generate resources to pay current and projected plan obligations over the life of the domestic qualified retirement income plan.

Weighted-average assumptions used to estimate the actuarial present value of benefit obligations at June 30 and the net periodic pension and other postretirement benefit expenses (income) for the fiscal year ended June 30, are as follows:

	Retirement Income		Retirement Health Care
	2006	2005	2006	2005
Benefit Obligation
Discount rate
Range	5.50% to 6.25%	5.00% to 5.25%	5.75% to 6.25%	5.00% to 5.25%
Weighted average	6.23%	5.01%	6.22%	5.01%
Rate of compensation increase
Range	3.50% to 5.50%	3.50% to 5.50%	n/a	n/a
Weighted average	4.17%	4.17%	n/a	n/a
Expected return on plan assets
Range	6.50% to 8.25%	6.50% to 8.25%	n/a	n/a
Weighted average	8.18%	8.18%	n/a	n/a

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

Note 19. Employee Benefit Plans (Continued)

	Retirement Income
	2006	2005	2004
Net periodic expense (income)
Discount rate
Range	5.00% to 5.25%	5.50% to 6.50%	4.75% to 6.25%
Weighted average	5.01%	6.49%	6.24%
Rate of compensation increase
Range	3.50% to 5.50%	3.50% to 5.50%	3.50% to 5.50%
Weighted average	4.17%	4.17%	4.17%
Expected return on plan assets
Range	6.50% to 8.25%	6.50% to 8.25%	6.50% to 8.25%
Weighted average	8.18%	8.18%	8.19%

	Retirement Health Care
	2006	2005	2004
Net periodic expense (income)
Discount rate
Range	5.00% to 5.25%	6.25% to 6.50%	6.25% to 6.50%
Weighted average	5.01%	6.49%	6.49%

Expected benefit payments for the Company’s pension and other postretirement plans are as follows:

	Retirement	Retirement
	Income	Health Care
2007	$33	$6
2008	33	6
2009	35	6
2010	35	6
2011	38	6
Fiscal years 2012–2016	177	31

Expected benefit payments are based on the same assumptions used to measure the benefit obligations and include estimated future employee service.

DEFINED CONTRIBUTION PLANS

The Company has defined contribution plans for most of its domestic employees. The cost of those plans is based on the Company’s profitability and level of participants’ deferrals qualifying for match. The plans include The Clorox Company 401(k) Plan, which has two components, a 401(k) component and a profit sharing component. Employee contributions made to the 401(k) component are partially matched with Company contributions. Company contributions to the profit sharing component above 3% of employee eligible earnings are discretionary and are based on Company performance targets including sales growth, and earnings per share. The aggregate cost of the defined contribution plans was $25, $22 and $26 in fiscal years 2006, 2005 and 2004, respectively, including $21, $18 and $22, respectively, of discretionary contributions. The Company also has defined contribution plans for certain of its international employees. The aggregate cost of these foreign plans was $2, $2 and $2 in fiscal years 2006, 2005 and 2004, respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

Note 20. Segment Reporting

Information regarding the Company’s operating segments is shown below. Each segment is individually managed with separate operating results that are reviewed regularly by the chief operating decision makers. Intersegment sales are insignificant. The operating segments include:

  Household Group — North America, formerly known as Household Products — North America: Includes U.S. bleach, cleaning, water-filtration, auto-care and professional products; and all products marketed in Canada.

  Specialty Group, formerly known as Specialty Products: Includes the plastic bags, wraps and containers businesses, charcoal, cat litter and food products marketed in the United States.

  International, formerly known as Household Products — Latin America/Other: Includes operations outside the United States and Canada.

Corporate includes certain nonallocated administrative costs, amortization of trademarks and other intangible assets, interest income, interest expense, foreign exchange gains and losses, and other nonoperating income and expense. Corporate assets include cash and cash equivalents, the Company’s headquarters and research and development facilities, information systems hardware and software, pension balances, and other investments.

		Household	Specialty			Total
	Fiscal Year	Group	Group	International	Corporate	Company
Net sales	2006	$2,113	$1,892	$639	—	$4,644
	2005	2,013	1,788	587	—	4,388
	2004	1,963	1,677	522	—	4,162
Earnings (losses) from continuing
operations before income taxes	2006	671	460	129	$(607)	653
	2005	629	435	123	(458)	729
	2004	630	417	119	(414)	752
Equity in earnings of affiliates	2006	—	—	7	—	7
	2005	—	—	13	(1)	12
	2004	—	—	17	—	17
Identifiable assets	2006	1,356	893	581	786	3,616
	2005	1,338	862	571	846	3,617
Capital expenditures	2006	34	81	14	51	180
	2005	39	61	9	42	151
	2004	30	61	6	73	170
Depreciation and amortization	2006	43	63	16	66	188
	2005	41	64	10	68	183
	2004	40	63	11	75	189
Significant non-cash charges included in
earnings from continuing operations
before income taxes:
Asset impairment costs	2006	—	—	—	—	—
	2005	—	26	3	—	29
	2004	—	10	—	—	10
Share-based compensation (1)	2006	—	—	—	77	77
	2005	—	—	—	11	11
	2004	—	—	—	6	6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

Note 20. Segment Reporting (Continued)

____________________

(1)	Includes a pretax cumulative charge of $25 resulting from noncash charges associated with historical stock option compensation expense relating to prior periods dating back to the third quarter of fiscal 1996.

Included in the fiscal year 2006 Corporate segment losses from continuing operations before income taxes was a charge of $11 ($7 after tax) related to the former chairman and CEO’s heath-related retirement from his positions. The after tax charge includes $4 related to expected accelerated vesting of certain noncash stock compensation and $3 in connection with expected salary continuation in accordance with the terms of the Company’s stock compensation and long-term disability plans.

The $20 gain recorded in fiscal year 2005 on the exchange of Henkel Iberica was included in the Corporate segment.

Net sales to the Company’s largest customer, Wal-Mart Stores, Inc. and its affiliates, were 26%, 26% and 25% of consolidated net sales in fiscal years 2006, 2005 and 2004, respectively, and occurred primarily within the Household Group and Specialty Group segments. No other customers exceeded 10% of consolidated net sales in any year. During fiscal years 2006, 2005 and 2004, the Company’s five largest customers accounted for 41%, 40% and 40% of its net sales, respectively.

Sales of Glad® trash bags represented approximately 14%, 12% and 10%, respectively, of total Company net sales in fiscal year 2006, 2005 and 2004. Sales of Clorox® liquid bleach represented approximately 13%, 11% and 12%, respectively, of total Company net sales in fiscal year 2006, 2005 and 2004. No other product line exceeded 10% of net sales in either fiscal year 2006, 2005 or 2004.

Net sales and long-lived assets by geographic area at and for the fiscal years ended June 30 were as follows:

				Total
	Fiscal Year	United States	Foreign	Company
Net sales	2006	$ 3,878	$ 766	$ 4,644
	2005	3,692	696	4,388
	2004	3,547	615	4,162
Long-lived assets	2006	887	117	1,004
	2005	883	116	999

Note 21. Guarantees

In conjunction with divestitures and other transactions, the Company may provide indemnifications relating to the enforceability of trademarks, pre-existing legal, tax, environmental and employee liabilities, as well as provisions for product returns and other items. The Company has indemnification agreements in effect that specify a maximum possible indemnification exposure. The Company’s aggregate maximum exposure from these agreements is $291, which consists primarily of an indemnity of up to $250 made to Henkel in connection with the Share Exchange Agreement, subject to a minimum threshold of $12 before any payments would be made. The general representations and warranties made by the Company in connection with the Henkel Share Exchange Agreement were made to guarantee statements of fact at the time of the transaction closing and pertain to environmental, legal and other matters and have terms with varying expiration dates.

In addition to the indemnifications related to the general representations and warranties, the Company entered into an agreement with Henkel regarding certain tax matters. The Company made certain representations of fact as of the closing date of the exchange transaction and certain representations and warranties regarding future performance designed to preserve the tax-free status of the exchange transaction. In general, the Company agreed to be responsible for Henkel’s taxes on the transaction if the Company’s actions result in a breach of the representations and warranties in a manner that causes the share-exchange to fail to qualify for tax-free treatment. Henkel has agreed to similar obligations. The Company is unable to estimate the amount of maximum

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

Note 21. Guarantees (Continued)

potential liability relating to the tax indemnification as the agreement does not specify a maximum amount, and the Company does not have the information that would be required to calculate this exposure. The Company does note, however, that the potential tax exposure, if any, could be very significant as the Company believes Henkel’s tax basis in the shares exchanged is low, and the value of the subsidiary stock transferred to Henkel in the exchange transaction was approximately $2,800. Although the agreement does not specify an indemnification term, any exposure under the agreement would be limited to taxes assessed prior to the expiration of the statute of limitations period for assessing taxes on the share exchange transaction. Based on the nature of the representations and warranties as well as other factors, the Company has not accrued any liability under this indemnity.

The Company is a party to a $22 letter of credit issued to one of its insurance carriers.

The Company has not recorded any liabilities on any of the aforementioned guarantees at June 30, 2006.

Note 22. Unaudited Quarterly Data

	Quarters Ended
	September 30	December 31	March 31	June 30	Total Year
Fiscal year ended June 30, 2006
Net sales	$1,104	$1,064	$1,157	$1,319	$4,644
Cost of products sold	$638	$628	$677	$742	$2,685
Earnings from continuing operations (1)	$108	$83	$110	$142	$443
Earnings from discontinued operations,
net of tax	1	—	—	—	1
Net earnings	$109	$83	$110	$142	$444
Per common share:
Net earnings
Basic
Continuing operations	$0.71	$0.56	$0.73	$0.94	$2.94
Discontinued operations	0.01	—	—	—	0.01
Net earnings	$0.72	$0.56	$0.73	$0.94	$2.95
Diluted
Continuing operations	$0.70	$0.55	$0.72	$0.92	$2.89
Discontinued operations	0.01	—	—	—	0.01
Net earnings	$0.71	$0.55	$0.72	$0.92	$2.90
Dividends per common share	$0.28	$0.29	$0.29	$0.29	$1.15
Market price (NYSE)
High	$58.11	$57.96	$63.53	$65.61	$65.61
Low	54.30	52.50	56.38	58.54	52.50
Year-end					60.97
____________________

(1)	In the fourth quarter of fiscal year 2006, the Company recorded a pretax cumulative charge of $25 ($16 after tax) resulting from noncash charges associated with historical stock option compensation expense relating to prior periods dating back to the third quarter of fiscal 1996. The Company does not believe these expenses are material to the periods in which they should have been reflected and therefore recorded the entire charge in the fourth quarter of fiscal year 2006.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)
The Clorox Company
(Dollars in millions, except per share amounts)

Note 22. Unaudited Quarterly Data (Continued)

	Quarters Ended
	September 30	December 31	March 31	June 30	Total Year
Fiscal year ended June 30, 2005
Net sales	$1,048	$1,000	$1,086	$1,254	$4,388
Cost of products sold	$591	$569	$632	$701	$2,493
Earnings from continuing operations (1)(2)	$109	$136	$116	$156	$517
Earnings from discontinued operations,
net of tax	14	563	2	—	579
Net earnings (3)	$123	$699	$118	$156	$1,096

Per common share (4):
Net earnings
Basic
Continuing operations	$0.51	$0.73	$0.76	$1.02	$2.92
Discontinued operations	0.07	3.00	0.01	—	3.28
Net earnings	$0.58	$3.73	$0.77	$1.02	$6.20
Diluted
Continuing operations	$0.50	$0.72	$0.75	$1.00	$2.88
Discontinued operations	0.07	2.96	0.01	—	3.23
Net earnings	$0.57	$3.68	$0.76	$1.00	$6.11
Dividends paid	$0.27	$0.27	$0.28	$0.28	$1.10
Dividends per common share	—	—	—	0.28	0.28
Market price (NYSE)
High	$54.93	$59.45	$63.48	$66.04	$66.04
Low	48.90	53.20	56.80	55.15	48.90
Year-end					55.72

____________________

(1)

In the first quarter of fiscal year 2005, the Company recorded pretax asset impairment charges of $27 ($17 after tax) related to the supply chain restructuring initiative for the Glad® business, part of the Specialty Group operating segment.

(2)

The Company released approximately $23 in tax accruals in the third quarter as a result of reaching settlement on an income tax contingency, thereby reducing income tax expense on continuing operations.

(3)

Upon closing of the Henkel exchange transaction in the second quarter, the Company recognized a total gain of $570 and reversed a total of $8 of deferred income taxes. Of the total gain recognized, $550 relates to the Operating Businesses and is included in discontinued operations and $20 relates to Henkel Iberica and is included in continuing operations. Of the total deferred tax reversal, $6 relates to the Operating Businesses and is included in discontinued operations and $2 relates to Henkel Iberica and is included in continuing operations.

(4)	On November 22, 2004, the Company acquired 61.4 million shares of its common stock from Henkel as part of the share exchange.

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

The Company’s management is responsible for establishing and maintaining adequate internal control over financial reporting. The Company’s internal control over financial reporting is a process designed under the supervision of its Chief Executive Officer and Chief Financial Officer to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the Company’s financial statements for external reporting in accordance with accounting principles generally accepted in the United States of America. A company’s internal control over financial reporting includes those policies and procedures that pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

Management evaluated the effectiveness of the Company’s internal control over financial reporting using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control — Integrated Framework. Management, under the supervision and with the participation of the Company’s interim Chief Executive Officer and Chief Financial Officer, assessed the effectiveness of the Company’s internal control over financial reporting at June 30, 2006 and concluded that it is effective.

The Company’s independent registered public accounting firm, Ernst & Young, LLP has audited the effectiveness of the Company’s internal control over financial reporting and management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of June 30, 2006.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of The Clorox Company

We have audited the accompanying consolidated balance sheets of The Clorox Company as of June 30, 2006 and 2005, and the related consolidated statements of earnings, stockholders’ equity, and cash flows for each of the three years in the period ended June 30, 2006. Our audits also included the financial statement schedule in Exhibit 99.2. These financial statements and schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of The Clorox Company at June 30, 2006 and 2005, and the consolidated results of its operations and its cash flows for each of the three years in the period ended June 30, 2006, in conformity with U.S. generally accepted accounting principles. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of The Clorox Company’s internal control over financial reporting as of June 30, 2006, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated August 22, 2006 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

San Francisco, California
August 22, 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of The Clorox Company

We have audited management’s assessment, included in the accompanying Management’s Report on Internal Control Over Financial Reporting, that The Clorox Company maintained effective internal control over financial reporting as of June 30, 2006, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). The Clorox Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management’s assessment and an opinion on the effectiveness of the company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, management’s assessment that The Clorox Company maintained effective internal control over financial reporting as of June 30, 2006, is fairly stated, in all material respects, based on the COSO criteria. Also, in our opinion, The Clorox Company maintained, in all material respects, effective internal control over financial reporting as of June 30, 2006, based on the COSO criteria.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of The Clorox Company as of June 30, 2006 and 2005, and the related consolidated statements of earnings, stockholders’ equity, and cash flows for each of the three years in the period ended June 30, 2006, and our report dated August 22, 2006 expressed an unqualified opinion thereon.

/s/ Ernst & Young LLP

San Francisco, California
August 22, 2006

FIVE-YEAR FINANCIAL SUMMARY

The Clorox Company

Years ended June 30	2006(1)	2005(2)	2004	2003(2)	2002(3)
Dollars in millions, except share data and percentages
OPERATIONS
Net sales	$4,644	$4,388	$4,162	$3,986	$3,859
Cost of products sold	2,685	2,493	2,331	2,171	2,222
Gross profit	1,959	1,895	1,831	1,815	1,637
Selling and administrative expenses	631	551	543	523	516
Advertising costs	450	435	420	446	381
Research and development costs	99	88	84	75	64
Restructuring and asset impairment
costs	1	36	11	33	184
Interest expense	127	79	30	28	38
Other income, net	(2)	(23)	(9)	(8)	(23)
Earnings from continuing operations
before income taxes	653	729	752	718	477
Income taxes on continuing
operations	210	214	262	257	173
Reversal of deferred taxes from equity
investment in Henkel Iberica S.A.	—	(2)	—	—	—
Earnings from continuing operations	443	517	490	461	304
Earnings from discontinued operations,
net of tax	1	579	59	32	18
Net earnings	$444	$1,096	$549	$493	$322
Change in net sales	6%	5%	4%	3%
Change in net earnings	-59%	100%	11%	53%
COMMON STOCK
Weighted average shares outstanding (in
thousands)
Basic	150,545	176,586	211,683	218,174	231,849
Diluted	153,001	179,176	214,371	220,692	234,704
Earnings per common share
Basic
Continuing operations	$2.94	$2.92	$2.31	$2.11	$1.31
Discontinued operations	0.01	3.28	0.28	0.15	0.08
Basic net earnings per common
share	$2.95	$6.20	$2.59	$2.26	$1.39
Diluted
Continuing operations	$2.89	$2.88	$2.28	$2.08	$1.29
Discontinued operations	0.01	3.23	0.28	0.15	0.08
Diluted net earnings per common
share	$2.90	$6.11	$2.56	$2.23	$1.37
Dividends declared per common share	$1.15	$1.11	$1.35	$0.88	$0.84
Dividends paid per common share	1.14	1.10	1.08	0.88	0.84
OTHER DATA
Property, plant and equipment, net	$1,004	$999	$1,052	$1,072	$992
Capital expenditures	180	151	170	203	174
Long-term debt	1,966	2,122	475	495	678
Total assets	3,616	3,617	3,834	3,652	3,524
Stockholders’ (deficit) equity	(156)	(553)	1,540	1,215	1,366

____________________

(1)

In fiscal year 2006, the Company began recording compensation expense associated with stock options and other forms of equity compensation in accordance with Statement of Financial Accounting Standards No. 123-R, Share-Based Payment, as interpreted by Securities and Exchange Commission Staff Accounting Bulletin No. 107.

(2)

In fiscal year 2005, the Company completed the exchange of its ownership interest in a subsidiary for Henkel KGaA’s interest in Clorox common stock. In fiscal year 2003, the Company announced its intent to sell its business in Brazil.

(3)	In fiscal year 2002, the Company sold its Maxforce® insecticides business.

VALUATION AND QUALIFYING ACCOUNTS AND RESERVES ($MILLION)

Column A	Column B	Column C		Column D		Column E
		Additions		Deductions
	Balance at	Charged to	Charged	Credited to	Credited	Balance at
	beginning	costs and	to other	costs and	to other	end
Description	of period	expenses	accounts	expenses	accounts	of period
Allowance for doubtful accounts
Year ended June 30, 2006	$ (5)	—	—	—	—	$ (5)
Year ended June 30, 2005	(8)	—	—	$ 2	$ 1	(5)
Year ended June 30, 2004	(10)	—	—	1	1	(8)

Allowance for inventory obsolescence
Year ended June 30, 2006	(6)	$ (6)	—	—	8	(4)
Year ended June 30, 2005	(4)	(16)	—	—	14	(6)
Year ended June 30, 2004	(3)	(14)	—	—	13	(4)

Valuation allowance on deferred tax assets
Year ended June 30, 2006	(33)	—	—	4	3	(26)
Year ended June 30, 2005	(39)	—	$ (4)	10	—	(33)
Year ended June 30, 2004	(97)	—	—	58	—	(39)

LIFO allowance
Year ended June 30, 2006	(9)	(6)	—	—	1	(14)
Year ended June 30, 2005	(9)	—	—	—	—	(9)
Year ended June 30, 2004	(8)	(1)	—	—	—	(9)

THE CLOROX COMPANY
RETURN ON INVESTED CAPITAL

Dollars in millions	FY06	FY05	FY04	FY03	FY02
Gross profit	$ 1,959	$ 1,895	$ 1,831	$ 1,815	$1,637
Selling and administrative expenses	631	551	543	523	516
Advertising costs	450	435	420	446	381
Research and development costs	99	88	84	75	64
Adjusted operating profit	779	821	784	771	676
Restructuring and intangible amortization in
operating profit	9	15	8	4	(4)
Subtotal	788	836	792	775	672
After tax	529	543	516	508	480
Average invested capital (1)	3,965	3,898	3,819	3,658	3,841
Return on invested capital	13.3%	13.9%	13.5%	13.9%	12.5%
change versus prior year	-60 bps	+40 bps	-40 bps	+140bps
____________________

(1)

Average Invested Capital includes total assets less current liabilities (excluding short-term debt) adjusted to add back cumulative historical goodwill amortization, impairment and restructuring charges since fiscal year 1989.

APPENDIX B

AUDIT COMMITTEE CHARTER
PURPOSE AND AUTHORITY

The Audit Committee is established by the Board of Directors (“Board”) for the purposes of:

1.	Assisting the Board in overseeing:

  the integrity of the Company's financial statements;

  the independent registered public accounting firm's qualifications and independence;

  the performance of the Company's internal audit function and independent registered public accounting firm;

  the Company's systems of disclosure controls and procedures and internal control over financial reporting that management has established;

  the Company's compliance with legal and regulatory requirements relating to accounting and financial reporting matters; and

2.	Preparing the report required by the Securities and Exchange Commission (“SEC”) proxy rules to be included in the Company's annual proxy statement.

The Audit Committee will report regularly to the Board regarding the execution of its duties and responsibilities.

The Audit Committee shall have the authority to retain and terminate, and to approve the fees and other retention terms of, such outside legal, accounting or other advisors, and to fully investigate any matter brought to its attention, as deemed appropriate to perform its duties and responsibilities. The Company shall provide appropriate funding, as determined by the Audit Committee, for the Audit Committee's administrative expenses, and for compensation to the independent registered public accounting firm, and to any external advisors that the Audit Committee chooses to engage.

This Charter shall be reviewed and updated annually. Additionally, the Audit Committee will perform an annual assessment of its performance relative to the purpose, duties and responsibilities outlined herein.

COMPOSITION AND MEETINGS

The Audit Committee shall consist of at least three directors who are determined by the Board to be financially literate and independent under the New York Stock Exchange definition of independence for directors and audit committee members and the Company’s independence standards set forth in the Company’s Corporate Governance Guidelines. In addition, at least one member of the Audit Committee must qualify as an “audit committee financial expert,” as determined by the Board in accordance with criteria established by the SEC for purposes of making appropriate disclosures in periodic filings as required by the SEC.

The Audit Committee will meet at least four times annually. As part of such meetings, the Audit Committee will meet periodically with management, the Senior Vice President – Chief Financial Officer, the Vice President – Internal Audit, the Senior Vice President – General Counsel and the independent registered public accounting firm in private executive sessions. Additionally, the Audit Committee will meet quarterly with the independent registered public accounting firm and management to review and discuss the financial statements, including the Company’s specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” quality of earnings, reserves and accruals, suitability of and issues regarding accounting principles, areas that involve a high degree of judgment, audit adjustments, whether or not recorded, and such other areas of inquiry as may be appropriate, and annually will recommend to the Board whether the audited financial statements should be included in the Annual Report on Form 10-K.

DUTIES AND RESPONSIBILITIES

The Audit Committee’s primary duties and responsibilities include:

Information Released to the Public:

  Review earnings press releases and discuss with management and the independent registered public accounting firm the general nature of information to be disclosed and the type of presentations to be made in earnings press releases and in financial information and earnings outlooks provided to analysts and rating agencies.

  Review other relevant reports or financial information submitted by the Company to any governmental body or the public, including management certifications as required by the Sarbanes-Oxley Act of 2002.

Independent Registered Public Accounting Firm:

  Appoint (subject to ratification by the Company's stockholders), retain, compensate and oversee the work performed by the independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. The independent registered public accounting firm shall report directly to the Audit Committee, and the Audit Committee has the ultimate authority and responsibility to evaluate the performance of the independent registered public accounting firm and, where appropriate, terminate the independent registered public accounting firm. The Audit Committee has responsibility for resolution of disagreements between management and the independent registered public accounting firm in the event that they arise. The Audit Committee will consider and approve, in advance, any audit and permissible non-audit services to be performed by the independent registered public accounting firm that are not prohibited and will establish policies and procedures for the pre-approval of audit and permissible non-audit services to be performed by the independent registered public accounting firm.

  At least annually, obtain and review a report by the independent registered public accounting firm describing: the firm's internal quality control procedures; any material issues raised by the most recent internal quality control review, peer review, or any inquiry or investigation by the Public Company Accounting Oversight Board or any governmental or professional authorities within the last 5 years, and the firm's actions to address such issues; and all relationships between the independent registered public accounting firm and the Company, including the registered public accounting firm's written affirmation that the registered public accounting firm is in fact independent and an assurance that each member of the engagement team is in compliance regarding length of service.

  Hold timely discussions with the independent registered public accounting firm regarding:

o

any problems or difficulties encountered during the audit and management’s response, including any restrictions on the scope of the independent registered public accounting firm’s activities or on access to requested information and any significant disagreements with management;

o

critical accounting policies and practices, and alternative treatments within generally accepted accounting principles related to material items that have been discussed with management, ramifications of using such alternative treatments, the treatment preferred by the independent registered public accounting firm, and the independent registered public accounting firm’s conclusions about the treatment selected by the Company;

o	matters required under SAS 61;

o	any special audit steps adopted in light of significant deficiencies in internal control over financial reporting; and

o	other communications between the independent registered public accounting firm and management, including any management letters and schedules of unadjusted audit differences.

  Set hiring policies for employees or former employees of the independent registered public accounting firm.

Internal Audit: Oversee the internal audit function, including:

  Review and approve the appointment, replacement or dismissal of the Vice President – Internal Audit.

  Review internal audit activities, including budget, staffing, scope, plans and results of work performed, including progress against those plans/budgets and, as appropriate, confer with the internal auditors regarding the scope and results of their work.

  Review the effectiveness of the internal audit program and the independence, objectivity and performance of the internal audit function.

Financial Reporting Processes and Controls:

Oversee the following:

  The Company's financial reporting processes.

  The Company's disclosure controls and procedures, including internal control over financial reporting, and review any disclosure from the Chief Executive Officer or the Chief Financial Officer of: a) significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting and b) fraud that involves management or other employees involved in financial reporting.

  Major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company's selection or application of accounting principles.

  Analyses prepared by management regarding significant financial reporting issues, accounting principles, judgments and estimates, off-balance sheet structures and taxation matters.

  Significant related party transactions.

  The effect of pending and newly implemented regulatory and accounting initiatives related to the Company's financial statements.

  Management's establishment and maintenance of financial and accounting policies and processes to provide for compliance with such policies.

Accounting and Financial Reporting Compliance and Risk Management:

Oversee the Company’s compliance and risk management programs and practices related to accounting and financial reporting matters to identify, manage and monitor compliance with applicable government and regulatory requirements, including:

  Discussion with management regarding compliance with legal and regulatory requirements relating to accounting and financial reporting matters as may be appropriate.

  Discussion of policies with respect to risk assessment, risk management and anti-fraud controls and the Company's exposure to financial and other risks.

Complaints:

Establish and maintain procedures to receive, retain and address complaints regarding accounting, internal controls and auditing matters, including procedures for the confidential, anonymous submission by Company employees regarding questionable accounting or auditing matters.

Other Responsibilities:

Perform other activities consistent with this Charter, the Company’s by-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

Role of the Audit Committee:

Although the Audit Committee has the powers and responsibilities set forth in this Charter, the role of the Audit Committee is generally oversight. The members of the Audit Committee are not full-time employees of the Company and generally are not accountants or auditors by profession. Consequently, the Audit Committee does not conduct audits, independently verify management’s representations, or determine that the Company’s financial statements and disclosures are complete and accurate, prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), or fairly present the financial condition, results of operations and cash flows of the Company in accordance with GAAP. These are the responsibilities of management. The independent registered public accounting firm is responsible for expressing an opinion on the Company’s financial statements and internal control over financial reporting based upon its audit. The Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with GAAP or that the audit of the Company’s financial statements has been carried out in accordance with auditing standards generally accepted in the United States.

APPENDIX C

THE CLOROX COMPANY
CORPORATE GOVERNANCE GUIDELINES

General

The Board of Directors of The Clorox Company represents the interests of stockholders, as owners of the Company, in perpetuating a successful business, including optimizing long-term financial returns. The Board is responsible for determining that the Company is managed in such a way as to foster this result. This is an active, not a passive responsibility. The Board has the responsibility to see that in good times, as well as difficult times, management is capably executing its responsibilities. The Board’s responsibility is to oversee management’s operation of the Company’s business, to monitor the effectiveness of management policies and decisions, including the execution of its strategies, and to provide for management succession.

The Board of Directors has adopted these Corporate Governance Guidelines as a framework for the governance of the Company. The Nominating and Governance Committee reviews the Guidelines annually and recommends changes to the Board of Directors as appropriate.

Board Oversight

To optimize long-term financial returns, the Board must:

o	Oversee that the Company operates in a legal, ethical, and socially responsible manner and the Company maintains a Code of Conduct that complies with New York Stock Exchange requirements;

o	Select, evaluate, and offer advice and counsel to the Chief Executive Officer and work with the Chief Executive Officer to develop effective measurement systems that will evaluate and determine the Company’s degree of success in creating long-term economic value for its stockholders;

o	Review, approve and monitor fundamental financial and business strategies and major corporate actions;

o	Oversee the Company’s capital structure and financial policies and practices;

o	Assess major risks facing the Company and review options for their mitigation; and

o	Provide counsel and oversight on the selection, evaluation, development and compensation of executive officers.

Directors

1.

Board Membership Criteria. Membership on the Board should be confined to those individuals who can, on the basis of their knowledge and experience, make valuable contributions to the overall conduct of the business. The Nominating and Governance Committee is responsible for developing and recommending Board membership criteria to the Board for approval and periodically reviewing these criteria. In assessing potential new directors, the Committee will consider individuals from various disciplines and diverse backgrounds. Board candidates are considered based upon various criteria, including their broad-based business skills and experiences, prominence and reputation in their professions, global business and social perspective, concern for the long-term interests of the stockholders and personal integrity and judgment - all in the context of an assessment of the perceived needs of the Board at that point in time. The ability of incumbent directors to contribute to the Board is considered in connection with the re-nomination process. The Nominating and Governance Committee reviews the qualifications of Board candidates in light of the criteria approved by the Board and recommends candidates to the Board for election by the Company’s stockholders at the Annual Meeting of Stockholders. The Committee also recommends to the Board candidates to be elected by the Board as necessary to fill vacancies and newly created directorships.

2.

Size and Composition. The Nominating and Governance Committee makes recommendations to the Board regarding the size and composition of the Board. The size of the Board should be limited to a number that enables it to operate effectively in managing the activities of the Board and its Committees. Ideally, the Board should have 9 - 15 directors, unless in an unusual situation, the Board believes that the interests of the Company suggest temporary deviation from this range.

3.

Independence. The Board consists of a substantial majority of independent members. An independent director is a director who meets the New York Stock Exchange definition of independence, as determined by the Board. The Board has adopted the standards set forth in Appendix A to assist it in assessing the independence of directors. The Board makes an affirmative determination regarding the independence of each director annually, based upon the recommendation of the Nominating and Governance Committee.

4.

Board Leadership. The Board believes that it is in the best interests of the Company and its stockholders for the Board to make a determination on whether to separate or combine the roles of Chairman and Chief Executive Officer based upon the Company’s circumstances. Currently, the positions of Chairman and Chief Executive Officer are combined, and an independent director has been designated as the Presiding Director of the Company. The duties of the Presiding Director include coordinating the activities of the independent directors and serving as a liaison between the Chairman and the independent directors. In addition, the Presiding Director: (a) assists the Board of Directors and Company officers in promoting compliance with and implementation of the Corporate Governance Guidelines; (b) moderates the executive sessions of the independent directors and has the authority to call additional executive sessions as appropriate; (c) presides at Board meetings in the Chairman’s absence; (d) oversees information sent to the Board; (e) consults with the Chairman on meeting agendas and schedules for the Board; (f) is available for consultation and communication with major stockholders as appropriate; and (g) evaluates, along with the members of the Management Development and Compensation Committee, the performance of the Chief Executive Officer.

5.

Retirement; Change in Principal Occupation. A non-management director must retire at the Annual Meeting of Stockholders next following attainment of age 70. A management director must resign or retire concurrently with resignation or upon retirement from active management at that director’s normal or early retirement date under the Company’s retirement plan. Non-management directors must offer their resignation to the Chairman in the event of any significant change in their personal circumstances, including a change in their primary job responsibilities, so that the Board, through the Nominating and Governance Committee, can consider the action, if any, to be taken with respect to the offer of resignation.

6.

Outside Board and Audit Committee Service. A director should engage in discussion with the Chair of the Nominating and Governance Committee prior to accepting an invitation to serve on an additional public company board or on the audit committee of another public company. Directors generally should not serve on more than four other public company boards, and members of the Company’s Audit Committee generally should not serve on more than two other public company audit committees.

7.

Code of Conduct and Conflicts of Interest. The Board expects all directors to act ethically at all times and to adhere to the Company’s Code of Conduct. If an actual or potential conflict of interest arises for a director, the director shall promptly inform the Chair of the Nominating and Governance Committee. If a significant conflict exists and cannot be resolved, the director should offer to resign. All directors will recuse themselves from any discussion or decision affecting their business or personal interests.

8.

Stock Ownership and Retention Requirements. The Board believes that the linkage of directors’ interests to those of stockholders is strengthened when directors are also stockholders. The Board therefore requires that directors, within three years of being first elected to the Board, own Company stock with a market value of at least two times their annual retainer. In addition, a portion of director annual fees are paid into a deferred stock compensation plan to purchase deferred shares that cannot be disposed of until the director leaves the Board.

9.

Director Orientation and Continuing Education. New directors receive an orientation about the Company and director responsibilities. The Board also encourages Board members to receive continuing education with respect to their responsibilities that has been accredited by Institutional Shareholder Services. The Nominating and Governance Committee is responsible for oversight of the orientation and continuing education program.

10.

Director Compensation. Only non-management directors receive compensation for serving on the Board. Non-management directors receive an annual retainer. Committee Chairs receive an increased retainer. Directors receive a deferred stock unit grant annually, which stock units may not be sold until after a director leaves the Board. New directors also receive initial awards of options to purchase Company stock when they join the Board. Director compensation is reviewed at least annually by the Nominating and Governance Committee, with input from the Management Development and Compensation Committee. The Nominating and Governance Committee makes recommendations to the Board with respect to any changes. The Board believes that its total compensation should be set at approximately the median compensation for directors of comparable organizations.

11.

Meetings and Preparation. The Board holds a minimum of six regularly scheduled meetings per year. Directors are generally expected to attend Board and Committee meetings and are expected to participate actively in the work of the Board and Committees to which they are appointed and to prepare for Board and Committee meetings. All directors are expected to attend the Annual Meeting of Stockholders.

12.

Agendas and Information. Information relevant to the issues to be considered at Board and Committee meetings generally is distributed in writing to directors before meetings, unless timing or the sensitivity of information dictates that information be presented only at a meeting. The Chairman, in consultation with the Presiding Director, establishes the agenda for each Board meeting. Directors are encouraged to suggest the inclusion of items on the agenda. Directors are also free to raise subjects at a Board meeting that are not on the agenda for that meeting.

13.	Executive Sessions. The independent directors generally hold executive sessions at each regularly scheduled meeting. The Presiding Director chairs the executive sessions.

14.

Board Evaluations. The Board annually conducts a self-evaluation of its performance. The Audit, Nominating and Governance, Management Development and Compensation and Finance Committees conduct annual self-evaluations to assess their performance. The Nominating and Governance Committee is responsible for oversight of the self-evaluation process.

15.	Access to Employees. Directors have free and open access to management and other employees.

16.

Access to Outside Advisors. The Board has the authority to retain such outside counsel, experts and other advisors as it determines necessary to conduct its duties. Each of the Audit, Nominating and Governance, Management Development and Compensation and Finance Committees has similar authority to retain outside advisors as it determines necessary to conduct its duties.

17.

Director Communications. The Presiding Director of the Board and the Chief Executive Officer are responsible for establishing a process for the Board to receive communications from the Company’s stockholders, customers, employees, communities, suppliers, creditors and corporate partners. Directors are not precluded from meeting with such parties, but any such meetings generally should be held with management present. Stockholders, employees and other interested parties may direct communications to individual directors, to a Committee of the Board or to the Board of Directors as a whole, by addressing the communication to the named individual, the Committee or to the Board as a whole c/o The Clorox Company, attention Secretary, 1221 Broadway, Oakland, CA 94612-1888. The Secretary will review communications directed to the Board and will forward them to the addressee(s) as soon as practicable, unless the communication is unrelated to matters of stockholder interest.

Committees of the Board

1.

Role; Committee Assignments. The Board has established Committees of the Board and has delegated important responsibilities to them. Committees of the Board may also appoint subcommittees from time to time. All independent directors should take an active role in Committee activities with each serving on at least one and, in most cases, two or more Committees. The Nominating and Governance Committee makes recommendations to the Board regarding Committee appointments and Chairs based on the interest and expertise of each director. Committee members and Chairs are appointed by the full Board.

All Committee Chairs should be independent directors except for the Executive Committee, which will be chaired by the Chief Executive Officer. Except for the Chief Executive Officer, all members of the Executive Committee will be independent directors. Participation on the various Committees should be rotated from time to time. All directors are invited to attend all or part of any Committee meeting.

2.	Standing Committees. At present, the Board has the following Committees:

	a.	Executive Committee.

	b.	Audit Committee.

	c.	Finance Committee.

	d.	Management Development and Compensation Committee

	e.	Nominating and Governance Committee.

The Audit Committee, the Management Development and Compensation Committee, the Nominating and Governance Committee and the Finance Committee consist entirely of directors who meet the New York Stock Exchange definition of independence, as determined by the Board in accordance with the standards set forth in Appendix A. In addition, directors who serve on the Audit Committee must meet additional, heightened independence and qualification criteria applicable to audit committee members under the New York Stock Exchange listing standards.

3.	Responsibilities. The responsibility and authority of the Committees of the Board is set forth in their respective charters. In general, the areas of responsibility for each committee are as follows:

	a.	Executive Committee — Acts for the Board in certain matters when the full Board cannot be convened.

	b.	Audit Committee — Oversees the integrity of the financial statements, the Company’s accounting and financial controls, including the independent and internal auditors, and risk management activities.

	c.	Finance Committee — Oversees and makes recommendations to the Board with respect to the Company’s major financial policies and actions, including capital structure and borrowing.

d.

Management Development and Compensation Committee — Oversees the development of executive management and approves compensation for executive management and various benefit plans for the Company as a whole.

	e.	Nominating and Governance Committee — Oversees the Company’s corporate governance practices, director nominations and Board evaluation.

4.

Committee Charters. Each of the Audit, Management Development and Compensation, Nominating and Governance, and Finance Committees assesses the adequacy of its charter annually and recommends changes to the Board as appropriate. All Committees report regularly to the full Board with respect to their activities.

5.	Committee Agendas. The Chair of each Committee, in consultation with the Chairman of the Board, determines the schedules and agendas for the Committee’s meetings.

Evaluation of the Chief Executive Officer and Succession Planning

1.

Chief Executive Officer Evaluation. The Presiding Director is responsible, with the Management Development and Compensation Committee, for conducting an annual evaluation of the Chief Executive Officer’s performance. That evaluation considers the Chief Executive Officer’s achievement with respect to a number of financial and non-financial performance goals that are established at the beginning of each fiscal year.

2.

Ordinary-Course Succession Planning. The Board is responsible for planning for succession of the Chief Executive Officer and for overseeing succession planning for members of the Clorox Executive Committee. The Chief Executive Officer reports on succession planning annually to the Management Development and Compensation Committee.

3.

Emergency Succession Planning. The Presiding Director and the Chief Executive Officer make available to the Board on a continuing basis their recommendation as to a successor for the Chief Executive Officer in the event of an unexpected disability or inability to perform the duties of this position.

APPENDIX A

Independence

The Board reviews annually, or when called for under the circumstances, any relationships that directors or nominees have with the Company and makes an affirmative determination regarding the independence of each director. Only those directors whom the Board affirmatively determines have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) are considered independent.

The Board has established the following criteria to be used in determining whether a director has a material relationship with the Company:

1.

A director will not be deemed to be independent if the director is, or has been within the preceding three years, an employee of the Company, or an immediate family member is, or has been within the preceding three years, an executive officer of the Company, provided, however, that employment as an interim Chairman, interim CEO or other interim executive officer shall not disqualify a director from being considered independent following that employment.

2.

A director will not be deemed to be independent if, during any 12-month period within the preceding three years, the director or an immediate family member received more than $100,000 in direct compensation from the Company, other than director and committee fees, pension or other forms of deferred compensation for prior service (provided that such compensation is not contingent in any way on continued service), compensation for former service as an interim chairman or interim chief executive officer or other interim executive officer, compensation received by an immediate family member for service as an employee (other than an executive officer) of the Company, or dividends on Company stock beneficially owned by the director.

3.

A director will not be deemed to be independent if (i) the director, or an immediate family member is a current partner of the firm that is the Company’s independent registered public accounting firm; (ii) the director is a current employee of such firm; (iii) an immediate family member of the director is a current employee of such firm who participates in the firm’s audit, assurance or tax compliance (but not tax planning) practice; or (iv) the director or an immediate family member was within the preceding three years (but is no longer) a partner or employee of such firm and personally worked on the Company’s audit within that time.

4.

A director will not be deemed to be independent if, within the preceding three years: (i) the director or an immediate family member is or was employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee; or (ii) the director is a current employee, or an immediate family member is a current executive officer, of another company that has made payments to or received payments from the Company for property or services that, in any of the preceding three fiscal years, exceeded two percent or $1 million, whichever is greater, of such other company’s consolidated gross revenues.

5.

A director may be considered independent notwithstanding that the director owns, or is a partner, stockholder, officer, director or employee of, an entity that owns not more than 30% of the outstanding stock of the Company unless the director or the entity owning the Company’s stock has a relationship with the Company that, under paragraphs 1 through 4 above or otherwise, precludes a finding of independence.

6.

A director will not be deemed independent if the director serves, or an immediate family member serves, as an executive officer of a tax exempt organization that received contributions from the Company and its Foundation, in any single fiscal year within the preceding three years, more than the greater of $1 million or 2% of such organization’s consolidated gross revenues.

For purposes of these criteria, “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone, other than domestic employees, who shares such person’s home.

THE CLOROX COMPANY
1221 BROADWAY
OAKLAND, CA 94612

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern time on November 14, 2006, the day before the meeting date. Have your proxy card in hand when you access the Web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER
COMMUNICATIONS
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VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern time on November 14, 2006, the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to The Clorox Company, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CLROX1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
THE CLOROX COMPANY
THE DIRECTORS RECOMMEND A VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR AND "FOR" PROPOSAL 2.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted FOR the election of each of the nominees for Director and FOR Proposal 2. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

Vote On Directors
		For	Against	Abstain			For	Against	Abstain
1. To elect as Directors the nominees listed below
1a) Daniel Boggan, Jr.		☐	☐	☐	1f) Gary G. Michael		☐	☐	☐
1b) Tully M. Friedman		☐	☐	☐	1g) Jan L. Murley		☐	☐	☐
1c) George J. Harad		☐	☐	☐	1h) Michael E. Shannon		☐	☐	☐
1d) Donald R. Knauss		☐	☐	☐	1i) Pamela Thomas-Graham		☐	☐	☐
1e) Robert W. Matschullat		☐	☐	☐	1j) Carolyn M. Ticknor

For address changes and/or comments, please check this box and write them on the back where indicated				☐	Vote On Proposal
		Yes	No
Please indicate if you plan to attend this meeting HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household		☐ ☐	☐ ☐		2. Proposal to ratify the selection of Ernst & Young LLP, independent registered public accounting firm, for the fiscal year ending June 30, 2007.		☐	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date				Signature (Joint Owners)	Date

CLOROX OFFERS THE OPTIONS LISTED BELOW ON OUR SHAREHOLDER DIRECT LINE.

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THE CLOROX COMPANY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CLOROX COMPANY

ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 15, 2006

The stockholder(s) whose signature(s) appear(s) on the reverse side hereby appoint(s) Donald R. Knauss, Daniel J. Heinrich and Laura Stein, and each of them individually, as proxies, each with full power of substitution, to vote as designated on the reverse side of this ballot, all of the shares of Common Stock of The Clorox Company that the stockholder(s) whose signature(s) appear(s) on the reverse side would be entitled to vote, if personally present, at the Annual Meeting of Stockholders to be held at 9:00 a.m., Pacific time on Wednesday, November 15, 2006, at the offices of the Company at 1221 Broadway; Oakland, CA, and any adjournment or postponement thereof. A majority of said proxies including any substitutes, or if only one of them be present, then that one, may exercise all of the powers of said proxies hereunder.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR PROPOSAL 2.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

CONTINUED AND TO BE SIGNED ON REVERSE SIDE